As filed with the Securities and Exchange Commission on December 13, 2021

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

StrikeForce Technologies Inc.
(Exact name of Registrant as specified in its charter

Wyoming	7372	22-3827597
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
1090 King Georges Post Road, Suite 603 Edison, NJ 08837 (732) 661-9641 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Mark Kay

Chief Executive Officer
1090 King Georges Post Road, Suite 603

Edison, NJ 08837

(732) 661-9641

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Joseph I. Emas, P.A. Joseph I. Emas 525 93 Street Surfside, FL 33154 Telephone No.: (305) 531-1174 Facsimile No.: (305) 531-1274 Email: jiemas@josephiemaspa.com

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

We are a “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See the section of this prospectus entitled “Risk Factors” herein for a discussion of information that should be considered in connection with an investment in our securities.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Common Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common shares US$0.0001 par value per share underlying common stock purchase warrants to be offered for resale by the selling stockholder, The Special Equities Opportunity Fund, LLC (2)	30,000,000	$0.051	(4)	$1,530,000	$142.00
Common shares US$0.0001 par value per share underlying common stock purchase warrants to be offered for resale by the selling stockholder, Gregory Castaldo (3)	20,000,000	$0.051	(4)	$1,200,000	$111.00

Total	50,000,000			$2,730,000	$253.00

____________

1.

Represents shares to be registered on strictly behalf of Selling Stockholders, The Special Equities Opportunity Fund, LLC and Gregory Castaldo. Includes an indeterminable number of additional shares of Common Stock, pursuant to Rule 416 under the Securities Act that may be issued to prevent dilution from stock splits, stock dividends or similar transaction that could affect the shares to be offered by Selling Stockholders.

2.	Consists of an aggregate of 30,000,000 shares of Common Stock issuable on conversion of common stock purchase warrants held by The Special Equities Opportunity Fund, LLC.
3. 4.

Consists of an aggregate of 20,000,000 shares of Common Stock issuable on conversion of common stock purchase warrants held by Gregory Castaldo.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and is based upon the closing price of $(0.051) per share of the Registrant’s Common Stock on the OTCQB on December 7, 2021.

The information in this Prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED DECEMBER __, 2021

The Registrant hereby may amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed without notice. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and neither the Registrant nor the Selling Stockholders are soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

Subject to completion, dated December _, 2021

Preliminary Prospectus

StrikeForce Technologies Inc.

50,000,000 Common Shares

This prospectus relates to the resale of up to 50,000,000 shares of our common stock, par value $0.0001 per share (the “Common Stock”), which consists of: (a) 30,000,000 shares of Common Stock, which may be offered by Selling Stockholder The Special Equities Opportunity Fund, LLC; and (b) 20,000,000 shares of Common Stock, which may be offered by Gregory Castaldo. The shares of Common Stock being offered by The Special Equities Opportunity Fund, LLC are issuable upon conversion of a common stock purchase warrant, and are pursuant to the terms and conditions of the common stock purchase warrant with The Special Equities Opportunity Fund, LLC, dated September 21, 2021. The shares of Common Stock being offered by Gregory Castaldo are issuable upon conversion of a common stock purchase warrant, and are pursuant to the terms and conditions of the common stock purchase warrant with Gregory Castaldo, dated September 21, 2021.

The shares of common stock being offered by the Selling Stockholders are issuable upon each Selling Stockholder’s notices of conversion to us pursuant to the common stock purchase warrants that each of the Selling Stockholders have with us.

The aggregate of 50,000,000 Common Stock Shares being registered herein, which may be sold pursuant to this Prospectus, would constitute an aggregate of 5.25% of the Company’s issued and outstanding shares as of December 7, 2021, assuming that the Selling Stockholders convert all 50,000,000 shares of common stock. Each of the Selling Stockholders are deemed to be an “underwriter” within the meaning of Section 2(a) (11) of the Securities Act of 1933, as amended (the “Act”) and any broker-dealers or agents that are involved in selling the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents, if any, and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or equivalent expenses and expenses of legal counsel applicable to the sale of the shares.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the resale of shares of our common stock by the Selling Stockholders under this Prospectus, however, in conjunction with the common stock purchase warrants we have issued to each of the Selling Stockholders, we have already received $50,000 for the common stock purchase warrant and would receive an aggregate of $2,500,000 from The Special Equities Opportunity Fund, LLC and Gregory Castaldo, respectively of all common stock purchase warrants held by these Selling Stockholders were converted. Our Common Stock is quoted on the OTCQB Market under the symbol “SFOR.QB”. On December 7, 2021, the last reported sales price for our Common Stock was $0.051 per share. We urge prospective purchasers of our Common Stock to obtain current information about the market prices of our Common Stock. The Selling Stockholders may offer all or part of the shares of common stock for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. We provide more information about how the Selling Stockholders may sell their Common Stock Shares in the section titled “Plan of Distribution”. We will pay for all expenses of this Offering, with the exception of brokerage expenses, fees, discounts and commissions, which will be paid by the Selling Stockholders.

As of the date of this filing, to our knowledge, The Special Equities Opportunity Fund, LLC holds 3,000,000 shares of Common Stock, not included in this Prospectus, and Gregory Castaldo holds 4,000,000 shares of Common Stock, not included in this Prospectus.

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

We urge you to read carefully the “Risk Factors” section beginning on page 9 where we describe specific risks associated with an investment in these securities before you make your investment decision.

Prior to his Offering, there has been a limited market for our securities. While our common stock is quoted on OTC Markets, there has been negligible trading volume. There is no guarantee that an active trading market will develop in our securities.

This Offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless of when the time of delivery of this prospectus or the sale of any Common Stock occurs.

You should rely only on the information contained in this Prospectus. We have not authorized any dealer, salesperson or other person to provide you with information concerning us, except for the information contained in this Prospectus. The Selling Stockholder may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission is effective and only in compliance with Federal and State securities laws. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, the Common Stock in any jurisdiction in which the offer or sale is not permitted.

The date of this prospectus is December __, 2021

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You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares. Our business, financial condition, results of operations and prospects may have changed since that date.

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SUMMARY INFORMATION

The Offering	50,000,000 shares are being registered on behalf of The Special Equities Opportunity Fund, LLC and Gregory Castaldo pursuant to common stock purchase warrants.

Offering Period	Until all the shares are sold or 6 months from the date the registration statement becomes effective, whichever comes first.

Use of Proceeds	We will not receive any of the proceeds from the sale of common stock by The Special Equites Opportunity Fund, LLC and Gregory Castaldo.

Risk Factors	See “Risk Factors” and other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Dividend Policy	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends.

Trading Symbols	OTC: SFORQB

Summary of Our Business

StrikeForce Technologies, Inc. is a software development and services company that offers a suite of integrated computer network security products using proprietary technology. StrikeForce Technical Services Corporation was incorporated in August 2001 under the laws of the State of New Jersey. On September 3, 2004, the stockholders approved an amendment to the Certificate of Incorporation to change the name to StrikeForce Technologies, Inc. On November 15, 2010, we redomiciled under the laws of the State of Wyoming. We initially conducted operations as an integrator and reseller of computer hardware and telecommunications equipment and services until December 2002. In December 2002, and formally memorialized in September 2003, we acquired certain intellectual property rights and patent pending technology from NetLabs.com including the rights to further develop and sell their principal technology. In addition, certain officers of NetLabs.com joined our company as officers and directors of our company. We subsequently changed our name to StrikeForce Technologies, Inc., under which we have conducted our business since August 2003. Our ongoing strategy is developing and marketing our suite of network security products to the corporate, financial, healthcare, legal, government, technology, insurance, e-commerce and consumer sectors. We plan to continue to grow our business primarily through our expanding sales channel and internally generated sales, rather than by acquisitions. We hold a 49% interest in BlockSafe Technologies, Inc., and, as of the date of this prospectus we hold a 100% interest in Cybersecurity Risk Solutions, LLC. We conduct our operations from our corporate office in Edison, New Jersey.

Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Where You Can Find More Information”. Our principal executive offices are located at 1090 King Georges Post Road, Suite 603, Edison, NJ 08837. Our telephone number is (732) 661-9641. We maintain a website at http://www. strikeforcetech.com. Information contained on our website is not part of this prospectus.

Common Stock Purchase Warrants

On September 21, 2021, we entered into Warrant Purchase Agreements with The Special Equities Opportunity Fund, LLC and Gregory Castaldo respectively.

On September 21, 2021, in conjunction with the Warrant Purchase Agreements, in return for total consideration of $50,000, we issued five-year common stock purchase warrants to purchase up to 50,000,000 shares of restricted common stock to The Special Equities Opportunity Fund, LLC and Gregory Castaldo respectively. These common stock purchase warrants include a cashless exercise provision if the underlying shares are not timely registered with an exercise price of $0.05 per share. The conversions by the Selling Stockholders are contractually limited such that only 4.99% of the then issued and outstanding shares of our Common Stock may be held by each Selling Stockholder. A condition to nullify the cashless exercise is for the Company to file with the U.S. Securities and Exchange Commission (the "SEC") a registration statement on Form S-1, of which this prospectus is a part.

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Summary Financial Information

The summary financial information set forth below should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and notes thereto appearing elsewhere in this prospectus. Our financial statements have been prepared in accordance with United States generally accepted accounting principles and are expressed in United States dollars. The summary financial information as of December 31, 2010 and December 31, 2011 has been derived from our audited financial statements included elsewhere in this prospectus and the summary financial information as of September 30, 2021 has been derived from our audited financial statements included elsewhere in this prospectus.

Statement of Operations Data:
	For the Nine Months Ended
	September 30, 2021	For the Years Ended December 31,
	(Unaudited)	2020	2019

Revenues	$153,000	$207,000	$768,000
Cost of Revenue	(18,000)	(13,000)	(10,000)
Operating and Other Expenses	(15,977,000)	(10,282,000)	(4,508,000)

Net Loss	$(15,842,000)	$(10,088,000)	$(3,750,000)

Balance Sheet Data:
	September 30, 2021	December 31,
	(Unaudited)	2020	2019

Current Assets	$3,203,000	$203,000	$99,000
Total Assets	3,336,000	376,000	327,000
Current Liabilities	13,591,000	14,130,000	15,481,000
Non Current Liabilities	413,000	588,000	310,000
Total Liabilities	14,004,000	14,718,000	15,791,000
Working Capital (Deficit)	(10,388,000)	(13,927,000)	(15,382,000)
Stockholders' Deficit	$(10,668,000)	$(14,342,000)	$(15,464,000)

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Prospectus, before purchasing our Common Stock. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this Prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled "Cautionary Statement Regarding Forward-Looking Statements".

SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS OF OUR BUSINESS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

We have yet to establish any history of profitable operations. During the nine months ended September 30, 2021, the Company incurred a net loss of $15,842,000 and used cash in operating activities of $2,014,000, and at September 30, 2021, the Company had a stockholders’ deficit of $10,668,000. In addition, we are in default on notes payable and convertible notes payable in the aggregate amount of $3,417,000. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that these financial statements are issued. For the year ended December 31, 2020, we incurred a net loss of $10,088,000 and used cash in operating activities of $2,256,000, and at December 31, 2020, we had a stockholders’ deficit of $14,342,000. Also, at December 31, 2020, we are in default on notes payable and convertible notes payable in the aggregate amount of $3,604,000. As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements as of and for the year ended December 31, 2020 with respect to this uncertainty. This going concern opinion could materially limit our ability to raise additional funds through the issuance of new debt or equity securities and future reports on our financial statements may also include an explanatory paragraph with respect to our ability to continue as a going concern.

Our total current assets at September 30, 2021 were $3,203,000, which included cash of $3,180,000, as compared with $203,000 in total current assets at December 31, 2020, which included cash of $162,000. We financed our operations during the nine months ended September 30, 2021 primarily from the sale of common shares for cash for net proceeds of $5,368,000 under the offering pursuant to Regulation A, and we received the second draw SBA Paycheck Protection assistance loan for $177,000. As part of the offering, we also issued warrants to certain investors and placement agent to purchase 55 million shares of common stock. The warrants are fully vested, exercisable at $0.05 per share and will expire in five years. Management estimates that the current funds on hand will be sufficient to continue operations through the next eighteen months. Our ability to continue as a going concern is dependent upon our ability to continue to implement our business plan. Currently, management is attempting to increase revenues by selling through a channel of distributors, value added resellers, strategic partners and original equipment manufacturers. While we believe in the viability of our strategy to increase revenues, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to increase our customer base and realize increased revenues. No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, if needed, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case of equity financing.

We completed the development of our ProtectID® platform at the end of June 2006, we completed the core development of our keyboard encryption and anti-keylogger product, GuardedID®, in December 2006 and commenced deployment of our new mobile product, MobileTrust® into the mobile stores in 2015. We completed GuardedID® in 2016 and SafeVchat™ and PrivacyLok™ in 2020. Presently, (except for SafeVchat™ and PrivacyLok™ which are in beta testing although we have already earned revenues from SafeVchat™ and PrivacyLoK™ in 2021), all of the products are being sold and distributed. Our suite of products is targeted to the financial, e-commerce, corporate, government, healthcare, legal, insurance, technology and retail markets. We seek to locate customers in a variety of ways. These primarily include contracts with value added resellers and distributors (both inside the United States and internationally), direct sales calls initiated by our internal staff, exhibitions at security and technology trade shows, through the media, through consulting agreements, and through our agent relationships. Our sales generate revenue either as an Original Equipment Manufacturer (“OEM”) model, through a Hosting/License agreement, bundled with other company’s products or through direct purchase by distributors and resellers. We price our products for cloud consumer transactions based on the number of transactions in which our software products are utilized. We also price our products for business applications based on the number of users. These pricing models provide our company with one-time, monthly, quarterly and annual recurring revenues with volume discounts. We are also generating revenues from annual maintenance contracts, renewal fees and expect, but cannot guarantee, an increase in revenues based upon the execution of various agreements that we have recently concluded, primarily in the retail and insurance sectors.

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POTENTIAL IMPACT OF DEFAULTS ON NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE

At September 30, 2020, we were in default on notes payable and convertible notes payable in the aggregate amount of $3,417,000. If we were required to repay the secured and unsecured convertible debentures and promissory notes, we would be required to use our limited working capital and raise additional funds. The note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such actions would require us to severely limit operations or to file for protection under United States Bankruptcy laws.

THE PATENT APPLICATION MOBILETRUST® TECHNOLOGY IS PENDING AND THERE IS NO ASSURANCE THAT THIS APPLICATION WILL BE GRANTED. FAILURE TO OBTAIN THE PATENT FOR THE APPLICATION COULD PREVENT US FROM SECURING REVENUES IN THE FUTURE. THREE PATENT APPLICATIONS FOR THE PROTECTID® TECHNOLOGY AND THREE FOR GUARDEDID® HAVE BEEN GRANTED. TWO PATENT APPLICATIONS FOR THE PROTECTID® TECHNOLOGIES ARE PENDING.

In November 2010, we received notice that the United States Patent and Trademark Office (“USPTO”) had issued an official Notice of Allowance for the patent application for the technology relating to our ProtectID® product, titled "Multi-Channel Device Utilizing a Centralized Out-of-Band Authentication System". In January 2011, we received notice that the USPTO issued to us Patent No. 7,870,599. This “Out-of-Band” Patent went through a USPTO Re-Examination process starting on August 16, 2011 and concluded on December 27, 2011, with all of our patent claims remaining intact and eight additional patent claims being added. Since 2011, we submitted additional continuation patents on the “Out-of-Band” Patent. The keystroke encryption technology we developed and use in our GuardedID® product is protected by three patents and one continuation pending.

In January 2013, we were assigned the entire right, title and interest in the “Out-of-Band” Patent from NetLabs, with the agreement of the developer, and the assignment was recorded with the USPTO.

In February 2013, we executed a retainer agreement with our patent attorneys to aggressively enforce our patent rights as “Out-of-Band Authentication” was becoming the standard for authenticating consumers in the financial market and for many SaaS application users (e.g., SalesForce, Quickbooks, etc.). In February 2013, our patent attorneys submitted a new “Out-of-Band” Patent continuation, which was granted.

In March 2013, our patent attorneys submitted a new “Methods and Apparatus for securing user input in a mobile device” Patent, which is now patent pending. Our MobileTrust® product is the invention supporting the patent pending.

In July 2013, we received notice that the USPTO had added 54 additional patent claims for our Out-of-Band patent we received in January 2011, by issuing to us Patent No. 8,484,698 thereby strengthening our position with clients and our current and potential lawsuits.

In October 2013, we received notice that the USPTO issued to us Patent No. 8,566,608 “Methods and apparatus for securing keystrokes from being intercepted between the keyboard and a browser.” This protects our GuardedID® product and the keystroke encryption portion of our MobileTrust® products.

In February 2014, we received a Notice of Allowance from the USPTO for our third patent relating to our "Multi-Channel Device Utilizing a Centralized Out-of-Band Authentication System" Patent No. 7,870,599. Upon receipt of this Out-of-Band patent we filed another continuation patent.

In March 2014, we received Notice of Allowance from the USPTO for our second patent and first continuation of our Keystroke Encryption patent, which only furthers our protection for all mobile devices when utilizing any keyboard for data entry. Upon receipt of this Notice, we also filed another continuation patent for Patent No. 8,566,608.

In April 2014, we were granted our third patent relating to our “Multi-Channel Device Utilizing a Centralized Out-of-Band Authentication System” Patent No. 8,713,701.

In September 2014, we filed an International Patent for MobileTrust® (PCT/US20114/029905).

In March 2015, we received our third patent from the USPTO, Patent No. 8,973,107, of our Keystroke Encryption patent. This enhances our position for our Keystroke Encryption product, GuardedID®, and our MobileTrust® product.

On March 28, 2013, the Company initiated patent litigation against PhoneFactor, Inc., a subsidiary of Microsoft Corporation, for alleged infringement of United States Patent No. 7,870,599 (the "'599 Patent"). The Company filed a separate action against Microsoft Corporation based on its alleged infringement of the '599 Patent and two additional patents for out-of-band user authentication (U.S. Patent Nos.: 8,484,698 & 8,713,701). Both actions were filed in the U.S. District Court for the District of Delaware. On January 15, 2016, the litigation was settled and the parties executed a settlement agreement in the form of a Release and License Agreement. The terms and conditions of the Release and License Agreement are confidential except under limited conditions. As a consequence of the Release and License Agreement, the parties have moved to dismiss the action with prejudice, the Company has licensed the patents to Microsoft Corporation, and the Company will receive a non-disclosable one-time lump sum payment.

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In June 2020, we were awarded an International European Patent, Application #14763895.1, for MobileTrust®. While the MobileTrust® International Patent was granted in Europe, the patent application in the United States was rejected.

Our patent attorneys filed our fourth, fifth and sixth “Out of Band” continuation patents. We currently have three patents granted to us for Out-of-Band ProtectID® (Patent Nos.: 7,870,599, 8,484,698 and 8,713,701). MobileTrust® is also covered by our GuardedID® patents. We cannot provide assurances that the latter patents will be granted in fiscal 2021.

We plan to continue our strategy to aggressively enforce the patent rights relating to our granted Keystroke Encryption patents that help protect our GuardedID® and MobileTrust® products. We were granted three related keystroke encryption patents for which we received the most recent patent on March 3, 2015 (Patent Nos.: 8,566,608, 8,732,483 and 8,973,107). In June 2020, we also received an International Patent in Europe for MobileTrust® (Patent Approved: Application #14763895.1).

We have four trademarks that have been approved and registered: ProtectID®, GuardedID®, MobileTrust® and CryptoColor®. Also, BlockSafe Technologies, Inc. has one registered trademark: CyberDefender®. A portion of our software is licensed from third parties and the remainder is developed by our own team of developers while leveraging some external consultant expertise as necessitated. We rely upon confidentiality agreements signed by our employees, consultants, and third parties to protect the intellectual property rights.

On September 6, 2017, we entered into a Litigation Funding Agreement with two parties for the purpose of funding the enforcement of certain patents relating to the process of providing dual channel authentication against several infringers. These patent infringement cases are still in process. Our management believes, but cannot guarantee, that this Litigation Funding Agreement will allow us to pursue litigation against any infringement on our patents.

We completed the development of our ProtectID® platform at the end of June 2006, we completed the core development of our keyboard encryption and anti-keylogger product, GuardedID®, in December 2006 and commenced deployment of our new mobile product, MobileTrust® into the mobile stores in 2015. In the fourth quarter of 2020, we deployed our SafeVchat™ and PrivacyLoK™ secure video conferencing software. All are currently being sold and distributed. ProtectID® patent titled "Multi-Channel Device Utilizing a Centralized Out-of-Band Authentication System" is protected by three patents. The keystroke encryption technology we developed and use in our GuardedID® product is protected by three patents. MobileTrust® has a patent throughout Europe, as of June 2020.

Failure to be granted patent protection for the technology could result in greater competition or in limited payments. This could result in inadequate revenue and cause us to cease operations.

WE WILL FACE INTENSE COMPETITION FROM COMPETITORS THAT HAVE GREATER FINANCIAL, TECHNICAL AND MARKETING RESOURCES. THESE COMPETITIVE FORCES MAY IMPACT OUR PROJECTED GROWTH AND ABILITY TO GENERATE REVENUES AND PROFITS, WHICH WOULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS AND THE VALUE OF YOUR INVESTMENT.

We likely will face competition from alternate security software programs and services. As is typical of a new industry, demand and market acceptance for recently introduced services are subject to a high level of uncertainty and risk. In addition, the software industry is characterized by frequent innovation. As the market for computer security products evolves, it will be necessary for us to continually modify and enhance our existing products and develop new products. We believe that our competitors will enhance existing product lines and introduce new products. If we are unable to update our software to compete or to meet announced schedules for improvements and enhancements, it is likely that our sales will suffer and that potential customers will be lost to a competing company’s product.

Because the market for our services is new and evolving, it is difficult to predict the future growth rate, if any, and the size of this market. Substantial marketing activities have been implemented and will continue to be required to meet our revenue and profit goals. There can be no assurance we will be successful in such marketing efforts. There can be no assurance either that the market for our services will develop or become sustainable. Further, other companies may decide to provide services similar to ours. These companies may be better capitalized than us and we could face significant competition in pricing and services offered.

IF WE DO NOT ADEQUATELY PROTECT THE INTELLECTUAL PROPERTY RIGHTS, WE MAY EXPERIENCE A LOSS OF REVENUE AND OUR OPERATIONS MAY BE MATERIALLY IMPAIRED.

We rely upon confidentiality agreements signed by our employees, consultants and third parties to protect the intellectual property. These agreements generally provide that the individual must keep confidential and not disclose to other parties any confidential information developed or learned by the individual during the course of the individual’s relationship with us except in limited circumstances. These agreements generally also provide that we shall own all inventions conceived by the individual in the course of rendering services to us. These agreements may not effectively prevent disclosure of confidential information or result in the effective assignment to us of intellectual property and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information or other breaches of the agreements. In addition, others may independently discover trade secrets and proprietary information that have been licensed to us or that we own, and in such case we could not assert any trade secret rights against such party.

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We cannot assure that we can adequately protect the intellectual property or successfully prosecute potential infringement of the intellectual property rights. Also, we cannot assure that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. Failure to protect the intellectual property rights would result in a loss of revenue and could adversely affect our operations and financial condition.

OUR INABILITY TO RETAIN OUR KEY EXECUTIVE OFFICERS WOULD IMPEDE OUR BUSINESS PLAN AND GROWTH STRATEGIES, WHICH COULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS AND THE VALUE OF YOUR INVESTMENT.

Our success depends, to a critical extent, on the continued efforts and services of our Chief Executive Officer, Mark L. Kay, our Chief Technical Officer and Inventor, Ramarao Pemmaraju, our Chief Technical Officer, and our Executive Vice President and Head of Marketing, George Waller. Were we to lose two or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We can give you no assurance that we can find satisfactory replacements for these key executive officers at all, or on terms that are not unduly expensive or burdensome to our Company. We do not currently carry key-man life insurance policies on any of our employees, which would assist us in recouping our costs in the event of the loss of those officers.

BECAUSE OUR MANAGEMENT CONTROLS A MAJORITY OF OUR OUTSTANDING VOTING STOCK (SPECIFICALLY THE SUPER MAJORITY VOTING RIGHTS OF THE SERIES A PREFERRED STOCK, INVESTORS MAY FIND THAT CORPORATE DECISIONS CONTROLLED BY OUR MANAGEMENT ARE INCONSISTENT WITH THE INTERESTS OF OTHER STOCKHOLDERS.

Our directors and officers, directly or indirectly, control (through ownership of common stock and voting through preferred stock) of the majority (Mark L. Kay, along with Ramarao Pemmaraju and George Waller each hold one share of Series A Preferred Shares which, collectively, allow the holders to vote up to eighty percent (80%) of the issued and outstanding shares of common stock) of voting stock. Accordingly, in accordance with our Articles of Incorporation and Bylaws, our management has control on who is elected to our Board of Directors and thus could act, or could have the power to act, as our management. Since our management are not passive investors but are also our active executives and directors, their interests as executives and directors may, at times, be adverse to those of passive investors. Where those conflicts exist, our Stockholders will be dependent upon our management exercising, in a manner fair to all of our Stockholders, their fiduciary duties as an officer or as a member of our Board of Directors. Also, due to their stock ownership and voting position, our management will have: (i) the ability to control the outcome of most corporate actions requiring stockholder approval, including amendments to our Articles of Incorporation; (ii) the ability to control corporate combinations or similar transactions that might benefit minority stockholders which may be rejected by our management to their detriment, and (iii) control over transactions between them and our Company.

THE INABILITY TO MANAGE OUR GROWTH COULD IMPEDE OUR ABILITY TO GENERATE REVENUES AND PROFITS AND TO OTHERWISE IMPLEMENT OUR BUSINESS PLAN AND GROWTH STRATEGIES, WHICH WOULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS AND THE VALUE OF YOUR INVESTMENT.

We plan to grow rapidly, which will place strains on our management team and other Company resources to both implement more sophisticated managerial, operational and financial systems, procedures and controls and to hire, train and manage the personnel necessary to implement those functions. Our staff is currently comprised of seven people and we believe that in order for us to achieve our goals, it will be necessary to further expand our personnel, particularly in the area of sales, support services, technology development and client support. As we grow, we also expect to increase detailed and pertinent internal and administrative controls and procedures, require further product enhancements and customization of our existing products for specific clients, as well as enter new geographic markets. We do not presently have in place the corporate infrastructure common to larger organizations. We do not, for example, have a separate human resources department or purchasing department designed for a larger organization. Some of our key personnel do not have experience managing large numbers of personnel. Substantial expansion of our organization will require the acquisition of additional information systems and equipment, a larger physical space and formal management of human resources. It will require that we expand the number of people within our organization providing additional administrative support (or consider outsourcing) and to develop and implement additional internal controls appropriate for a larger organization. Our experience to date in managing the minimal growth of our Company has been positive, without product failures or breakdowns of internal controls.

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The time and costs to effectuate our business development process may place a significant strain on our management personnel, systems and resources, particularly given the limited amount of financial resources and skilled employees that may be available at the time. There can be no assurance that we will integrate and manage successfully new systems, controls and procedures for our business, or that our systems, controls, procedures, facilities and personnel, even if successfully integrated, will be adequate to support our projected future operations. There can be no assurance that any expenditure incurred during this expansion will ever be recouped. Any failure to implement and maintain such changes could have a material adverse effect on our business, financial condition and results of operations.

THE REGULATION OF PENNY STOCKS BY SEC AND FINRA (FINANCIAL INDUSTRY REGULATORY AUTHORITY, INC.) MAY DISCOURAGE THE TRADABILITY OF OUR SECURITIES AND THEREBY MAKE IT HARD FOR INVESTORS TO SELL THEIR SHARES AT THE TIME AND PRICES THEY MIGHT OTHERWISE EXPECT.

We are a "penny stock" company. We are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination of the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop, because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks". Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute "“penny stocks"” within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell their securities in a market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Stockholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "“boiler room"” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, leaving investors with losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON OUR STOCK PRICE AS AN INCREASE IN SUPPLY OF SHARES FOR SALE, WITH NO CORRESPONDING INCREASE IN DEMAND WILL CAUSE PRICES TO FALL.

All of the outstanding shares of common stock held by the present officers, directors, and affiliate stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months if the company is a current reporting company under the 1934 Act. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

FINRA SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (FINRA) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

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BECAUSE WE ARE QUOTED ON THE OTCMARKETS.COM INSTEAD OF AN EXCHANGE OR NATIONAL QUOTATION SYSTEM, OUR INVESTORS MAY HAVE A MORE DIFFICULT TIME SELLING THEIR STOCK OR EXPERIENCE NEGATIVE VOLATILITY ON THE MARKET PRICE OF OUR STOCK.

Our common stock is traded on the OTCMarkets.com. The OTCMarkets.com is often highly illiquid. There is a greater chance of volatility for securities that trade on the OTCMarkets.com as compared to a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available price quotations, the absence of consistent administrative supervision of bid and ask quotations, lower trading volume, and market conditions. Investors in our common stock may experience high fluctuations in the market price and volume of the trading market for our securities. These fluctuations, when they occur, have a negative effect on the market price for our securities. Accordingly, for the reasons above, our stockholders may not be able to realize a fair price from their shares when they determine to sell them or may have to hold them for a substantial period of time until the market for our common stock improves.

WE HAVE IDENTIFIED MATERIAL WEAKNESSES IN OUR DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

Maintaining effective internal control over financial reporting and effective disclosure controls and procedures are necessary for us to produce reliable financial statements. We have evaluated our internal control over financial reporting and our disclosure controls and procedures and concluded that they were not effective as of September 30, 2020.

A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses we identified are (1) We do not have written documentation of our internal control policies and procedures. Written documentation of key internal controls over financial reporting is a requirement of Section 404 of the Sarbanes-Oxley Act which is applicable to us as of and for the year ended December 31, 2020. Management evaluated the impact of our failure to have written documentation of our internal controls and procedures on our assessment of our disclosure controls and procedures and has concluded that the control deficiency that resulted represented a material weakness; (2) Our board of directors has no independent director or member with financial expertise which causes ineffective oversight of our external financial reporting and internal control over financial reporting; (3) We do not have sufficient segregation of duties within accounting functions, which is a basic internal control. Due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. However, to the extent possible, the initiation of transactions, the custody of assets and the recording of transactions should be performed by separate individuals. Management evaluated the impact of our failure to have segregation of duties on our assessment of our disclosure controls and procedures and has concluded that the control deficiency that resulted represented a material weakness.

The Company is committed to remediating its material weaknesses as promptly as possible. Implementation of the Company’s remediation plans has commenced and is being overseen by the board. However, there can be no assurance as to when these material weaknesses will be remediated or that additional material weaknesses will not arise in the future. Even effective internal control can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. Any failure to remediate the material weaknesses, or the development of new material weaknesses in our internal control over financial reporting, could result in material misstatements in our financial statements, which in turn could have a material adverse effect on our financial condition and the trading price of our common stock and we could fail to meet our financial reporting obligations. We have identified weaknesses in our internal controls, and we cannot provide assurances that these weaknesses will be effectively remediated or that additional material weaknesses will not occur in the future.

If not remediated, our failure to establish and maintain effective disclosure controls and procedures and internal control over financial reporting could result in material misstatements in our financial statements and a failure to meet our reporting and financial obligations, each of which could have a material adverse effect on our financial condition and the trading price of our common stock.

VOLATILITY IN OUR COMMON SHARE PRICE MAY SUBJECT US TO SECURITIES LITIGATION, THEREBY DIVERTING OUR RESOURCES THAT MAY HAVE A MATERIAL EFFECT ON OUR PROFITABILITY AND RESULTS OF OPERATIONS.

As discussed in the preceding risk factors, the market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

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COMPLIANCE WITH CHANGING REGULATION OF CORPORATE GOVERNANCE AND PUBLIC DISCLOSURE WILL RESULT IN ADDITIONAL EXPENSES AND POSE CHALLENGES FOR OUR MANAGEMENT TEAM.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated thereunder, the Sarbanes-Oxley Act and SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the U.S. public markets. In addition, the current federal administration has indicated significant regulatory modifications and we cannot foresee the impact of any revised regulations. Our management team will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, including the policies of the recently appointed Chairman of the SEC, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

SHARES ELIGIBLE FOR FUTURE SALE MAY HAVE ADVERSE EFFECTS ON OUR SHARE PRICE.

The Selling Shareholder may sell up to 50,000,000 shares of our Common Stock, as described in this Prospectus. We cannot predict the effect, if any, of future sales of our shares, or the availability of shares for future sales, on the market price of our shares. In addition, the market price of our shares may decline significantly when the restrictions on resale by certain of our stockholder’s lapse. Sales of substantial amounts of shares or the perception that such sales could occur may adversely affect the prevailing market price for our shares. We may issue additional shares in subsequent public Offerings or private placements to make new investments or for other purposes. We are not required to offer any such shares to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in such future share issuances, which may dilute the existing stockholders’ interests in us.

COVID-19.

We cannot, at this point, determine the extent to which COVID-19 outbreak will impact business or the economy as both are highly uncertain and cannot be predicted.

THE OUTBREAK OF THE CORONAVIRUS MAY NEGATIVELY IMPACT SOURCING AND MANUFACTURING OF THE PRODUCTS THAT WE SELL AS WELL AS CONSUMER SPENDING, WHICH COULD ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic”. The significant outbreak of COVID-19 has resulted in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and could adversely affect our business, results of operations and financial condition.

PROLONGED ECONOMIC UNCERTAINTIES OR DOWNTURNS COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS.

Our business depends on our current and prospective customers’ ability and willingness to invest in IT services, including cybersecurity projects, which in turn is dependent upon their overall economic health. Negative conditions in the general economy both in the United States and abroad, including conditions resulting from COVID-19, supply chain disruptions, may result in a negative impact on our results of operations similar to the results we experienced at the early stages of the pandemic. Other factors beyond our control, such as changes in gross domestic product growth, potential future government shutdowns or mandates, the federal government's failure to raise the debt ceiling, financial and credit market fluctuations, the rise of inflation rates, the imposition of trade barriers and restrictions such as tariffs, political deadlock, restrictions on travel, natural catastrophes, warfare and terrorist attacks, could cause a decrease in business investments, including corporate spending on enterprise software in general, all may negatively affect the rate of growth of our business.

Uncertainty in the global economy makes it extremely difficult for our customers and us to forecast and plan future business activities accurately. This could cause our customers to re-evaluate decisions to purchase our product or to delay their purchasing decisions, which could lengthen our sales cycles.

We have a significant number of customers across a variety of verticals, some of which are impacted significantly by the economic turmoil caused by the COVID-19 pandemic. A downturn in any of our leading industries, or a reduction in any revenue-generating vertical, may cause enterprises to react to worsening conditions by reducing their spending on IT. Customers may delay or cancel IT projects, choose to focus on in-house development efforts or seek to lower their costs by renegotiating maintenance and support agreements. To the extent purchases of licenses for our software are perceived by customers and potential customers to be discretionary, our revenues may be disproportionately affected by delays or reductions in general IT spending. In addition, the increased pace of consolidation in certain industries may result in reduced overall spending on our software. If the economic conditions of the general economy or industries in which we operate worsen from present levels, our business, results of operations and financial condition could be adversely affected.

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THE OUTBREAK OF THE COVID-19 MAY ADVERSELY AFFECT OUR CUSTOMERS.

Further, such risks, as described above, including the new emerging issue of supply chain requirements, could also adversely affect our customers’ financial condition, resulting in reduced spending for the merchandise we sell. Risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could also lead to the complete or partial closure of one or more of our facilities or operations of our sourcing partners. The ultimate extent of the impact of any epidemic, pandemic or other health crisis on our business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of such epidemic, pandemic or other health crisis and actions taken to contain or prevent their further spread, among others. These and other potential impacts of an epidemic, pandemic or other health crisis, such as COVID-19, could therefore materially and adversely affect our business, financial condition and results of operations.

The economic conditions arising from the pandemic have resulted in an economy that is volatile and unpredictable. Some companies are experiencing reduced revenues and issues with supply chains, and in turn, as a consequence of limited cash flow, are not prepared to purchase our products. COVID-19 has led to some of our customers and potential customers being stricken with the virus causing them to not be able to work for many weeks and therefore causing delays for us in our marketing decisions. This outbreak could decrease spending, adversely affect demand for our products, and harm our business and results of operations. It is not possible for us to predict the duration or magnitude of the adverse results of the outbreak or the timing and the degree to which economic recovery will be realized post-pandemic and, consequently, its effects on our business or results of operations, financial condition, or liquidity, at this time. We cannot anticipate the effect that the impairments caused by the COVID-19 pandemic or the degree to which the economy rebounds or the consequential inflation and supply chain shortages will have post-pandemic will have on the last quarter of 2021 and 2022 results, or the effectiveness and distributions of recently announced vaccines, changes to mask mandate policies, and impact of the Delta variant and other possible future variants. We will continue to evaluate the nature and extent of COVID-19’s impact to our business, consolidated results of operations, financial condition and liquidity, and our results presented herein are not necessarily indicative of the results to be expected for future years.

THE OUTBREAK OF COVID-19 HAS RESULTED IN A WIDESPREAD HEALTH CRISIS THAT COULD ADVERSELY AFFECT THE ECONOMIES AND FINANCIAL MARKETS WORLDWIDE AND COULD EXPONENTIALLY INCREASE THE RISK FACTORS DESCRIBED IN OUR PRIOR FILINGS.

SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form S-1, Prospectus, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form S-1, Prospectus, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as '‘anticipate,'’ '‘estimate,'’ '‘expect,'’ '‘project,'’ '‘plan,'’ '‘intend,'’ '‘believe,'’ '‘may,'’ '‘should,'’ '‘can have,'’ 'likely'’ and other words and terms of similar, meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form S-1, Prospectus, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form S-1, Prospectus, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form S-1, Prospectus or any documents incorporated by reference herein speaks only as of the date of this Form S-1, Prospectus or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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Although the forward-looking statements in this Prospectus are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Prospectus or otherwise make public statements updating our forward-looking statements.

In March 2020, the World Health Organization declared coronavirus COVID-19 a global pandemic. This contagious disease outbreak, which has continued to spread, has adversely affected workforces, customers, economies, and financial markets globally. It has also disrupted the normal operations of many businesses. This outbreak could decrease spending, adversely affect demand for our products, and harm our business and results of operations.

During the nine months ended September 30, 2021 and the year ended December 31, 2020, we believe the COVID-19 pandemic did impact our operating results. For the year ended December 31, 2020, sales to customers decreased by 73% as compared to the prior year. However, we have not observed any impairments of our assets or a significant change in the fair value of our assets due to the COVID-19 pandemic. At this time, it is not possible for us to predict the duration or magnitude of the adverse results of the outbreak and its effects on our business or results of operations, financial condition, or liquidity.

We have been following the recommendations of health authorities to minimize exposure risk for our team members during the pandemic, including the temporary closure of our corporate office and having team members work remotely. During the second quarter of 2021, we reopened our corporate office while continuing to adhere to the guidelines issued by health authorities. Many customers and vendors have transitioned to electronic submission of invoices and payments.

Because the risk factors referred to above, as well as other risks not mentioned above, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which ones will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

You should carefully consider the following risk factors together with the other information contained in this prospectus. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In such cases, the trading price of our common shares could decline.

USE OF PROCEEDS

The Selling Stockholders are offering all of the shares of common stock covered by this prospectus. We will not receive any of the proceeds from the sale of the common stock by the Selling Stockholders although we did receive $50,000 for the issuance of the common stock purchase warrants. However, we will receive proceeds upon conversion of their common stock purchase warrants, up to the maximum amount of $2,500,000. We will use such proceeds for working capital and general corporate purposes, or for other purposes that our Board of Directors, in good faith, deem to be in our best interests.

DETERMINATION OF OFFERING PRICE

The Selling Stockholder may sell its shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any proceeds from the sale of the shares.

DILUTION

Not applicable. The shares of Common Stock registered under this registration statement are not being offered for purchase. The shares are being registered on behalf of the Selling Stockholders pursuant to Notices of Conversion of their common stock purchase warrants they provide to us at their discretion.

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SELLING STOCKHOLDER

Common Stock Purchase Warrants

Selling Shareholders The Special Equities Opportunity Fund, LLC and Gregory Castaldo respectively may offer and sell the following shares of Common Stock, registered for resale herein: (a) 30,000,000 shares of Common Stock upon the full conversion of a common stock purchase warrant held by The Special Equities Opportunity Fund, LLC, and registered for resale herein, and would represent less than 4% of our issued and outstanding shares as of December 3, 2021; and (b) 20,000,000 shares of Common Stock upon the full conversion of a common stock purchase warrant held by Gregory Castaldo and registered for resale herein, and would represent less than 3% of our issued and outstanding shares as of December 7, 2021.

If all the registered shares are issued pursuant to the conversion notices, the aggregate total would represent 5.25% of our issued and outstanding shares as of December 7,2 2021, based on 952,920,792 currently issued and outstanding shares. The conversions by the Selling Stockholders are contractually limited such that only 4.99% of the then issued and outstanding shares of our Common Stock may be held by each Selling Stockholder.

The Selling Stockholders identified in the table below may from time to time offer and sell under this Prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

Selling Stockholders, The Special Equities Opportunity Fund, LLC and Gregory Castaldo respectively, will each be deemed to be an underwriter within the meaning of the Securities Act. Any profits realized by the Selling Stockholders may be deemed to be underwriting commissions.

We cannot give an estimate as to the number of shares of common stock that will actually be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders, which is subject to numerical limitations that control the number of shares to be issued pursuant to Conversion Notices they issue to us, have the right to not provide a Notice of Conversion, request a partial Notice of Conversion, or request (subject to the above mentioned limitation, specifically 4.99% of our issued and outstanding shares of common stock) conversion of the entire outstanding amount of the common stock purchase warrants. The Selling Stockholders are separate entities and are not acting, to our knowledge, in concert. The Selling Stockholders may offer some or all of the shares of Common Stock being registered on their individual behalf under the Offering contemplated by this Prospectus or acquire additional shares of common stock. The total number of shares that may be sold hereunder will not exceed the number of shares registered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The manner in which the Selling Stockholders will acquire shares of our Common Stock pursuant to the Selling Stockholders issued Conversion Notices as is discussed below under “The Offering.”

The following table sets forth the name of the two Selling Stockholders, the number of shares of our Common Stock beneficially owned by such Selling Stockholder before this offering, the number of shares that may be offered for such Selling Stockholder for their account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such Selling Stockholders after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the Securities and Exchange Commission, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of the date as of which the information is provided, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 952,920,792 shares of our common stock outstanding as of December 7, 2021.

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Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, and (b) no Selling Stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

Name (2)	Shares of Common Stock Owned Prior to the Offering (1)		Percentage of Ownership Before the Offering (1)	Number of Shares Being Offered	Shares of Common Stock Owned After the Offering (6)	Percentage of Ownership After the Offering (1)

The Special Equities Opportunity Fund, LLC (3)	33,000,000	(4)	0.34%	30,000,000	3,000,000	Less than 1%
Gregory Castaldo	24,000,000	(5)	0.25%	20,000,000	4,000,000	Less than 1%

Notes:

__________

1

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.

2

Because Selling Stockholder, The Special Equities Opportunity Fund and Gregory Castaldo may offer and sell all or only some portion of the shares of our Common Stock being offered pursuant to this Prospectus and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our Common Stock that the Selling Stockholder will hold upon termination of the Offering. The column titled “Number of Shares Owned After Offering” assumes that the Selling Stockholders will sell all of their respective Shares being registered herein.

3

Jonathan Schecter, Member of The Special Equities Opportunity Fund, LLC, exercises voting and dispositive power with respect to the shares of our common stock that are being registered for The Special Equities Opportunity Fund, LLC.

4	Consists of 3,000,000 shares of common stock and 30,000,000 shares of common stock underlying common stock purchase warrants.

5	Consists of 4,000,000 shares of common stock and 20,000,000 shares of common stock underlying common stock purchase warrants.

6	Presumes the exercise and sale of all shares of common stock underlying common stock purchase warrants.

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THE OFFERING

Summary of the Offering

Shares currently outstanding:

Shares being offered:

30,000,000 shares of common stock that we are obligated to issue to The Special Equities Opportunity Fund, LLC upon receipt of Notices of Conversion and 20,000,000 shares of common stock that we are obligated to issue to Gregory Castaldo upon receipt of Notices of Conversion:

Offering Price per share:

The Selling Stockholders may sell all or a portion of the shares of Common Stock being offered pursuant to this Prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

Use of Proceeds:

We will not receive any proceeds from the sale of the shares of our common stock by the Selling Stockholders; however, we will receive proceeds from the conversion of common stock purchase warrants in the aggregate of $2,500,000 if all common stock purchase warrants are exercised.

OTC Markets Symbol:	OTC: SFORQB

Risk Factors:	See “Risk Factors” beginning on page 5 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

(1) Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if he or she has or shares the power to vote or direct the voting of the security, has or shares the power to dispose of or direct the disposition of the security, or has the right to acquire the security within 60 days.

(2) The Special Equities Opportunity Fund, LLC is a limited liability company organized and exiting under the laws of the state of Delaware. Jonathan Schecter, Member of The Special Equities Opportunity Fund, LLC, exercises voting and dispositive power with respect to the shares of our common stock that are being registered for The Special Equities Opportunity Fund, LLC. Gregory Castaldo is a natural person a who exercises the sole voting and dispositive powers with respect to the shares to be resold by Gregory Castaldo. The Special Equities Opportunity Fund, LLC and Gregory Castaldo have had no other material relationship with the Company.

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PLAN OF DISTRIBUTION

The Selling Stockholder and any of its pledgees, donees, assignees and other successors-in-interest may, from time to time ("selling stockholder") sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately-negotiated transactions;

•	broker-dealers may agree with Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•	through the writing of options on the shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholder or their pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that Selling Stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Stockholder. In addition, any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the Selling Stockholder, but excluding brokerage commissions or underwriter discounts.

Selling Stockholder alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The Equities Opportunity Fund, LLC and Gregory Castaldo has not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

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The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our common stock and activities of the Selling Stockholder. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The Special Equities Opportunity Fund, LLC and Gregory Castaldo respectively, may offer for sale up to an aggregate of 50,000,000 shares of our common stock which it will originally acquire pursuant to the terms of the common stock purchase warrants. Each of The Special Equities Opportunity Fund, LLC and Gregory Castaldo respectively will be offering such shares for their own account. We do not know for certain how or when The Special Equities Opportunity Fund, LLC or Gregory Castaldo respectively intend to convert some or all of their common stock purchase warrants or will choose to sell their shares of common stock derived from such conversion. However, they can sell such shares at any time or through any manner set forth in this plan of distribution at such time as they have received shares of our Common Stock through the conversion of this common stock purchase warrants. We will bear all costs relating to the registration of the common stock offered by this prospectus.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Capital Stock

Our authorized capital stock consists of 4,000,000,000 common shares, par value $0.0001 per share. In addition, we have 10,000,000 shares of preferred stock authorized but not assigned at $0.10 per share par value, 100 shares of preferred stock were designated as Series A Preferred Stock, no par value, and 100,000,000 shares were designated as Series B Preferred Stock, 0.10 par value. Our common shares presently outstanding, and any common shares issued upon exercise of stock options and/or warrants, will be fully paid and non-assessable. Each holder of common shares is entitled to one vote per share held for each matter submitted to a vote of Stockholders, and a majority vote is required for all actions to be taken by Stockholders. In the event we liquidate, dissolve or wind-up our operations, the holders of common shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding. Our common shares have no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion provisions. Holders of common shares are entitled to receive dividends, if and when declared by our board of directors, out of funds legally available for such purpose, subject to the preferences that may be applicable to any then-outstanding securities with greater rights, if any, and any other restrictions. Our company and its predecessors have not declared any dividends in the past. Further, our company does not presently contemplate that there will be any future payment of any dividends on common shares.

INTERESTS OF NAMED EXPERTS AND COUNSEL

LEGAL MATTERS

Certain legal matters in connection with the offering and the validity of the common shares offered by this prospectus was passed upon for us by Joseph I. Emas, P.A.. Joseph I. Emas currently beneficially holds 44 shares of our common stock.

EXPERTS

The financial statements as of December 31, 2020 and December 31, 2019 contained herein have been included in reliance on the report of Weinberg & Company, PA, our independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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DESCRIPTION OF BUSINESS

Background

We are a software development and services company that offers a suite of integrated computer network security products using proprietary technology. Our ongoing strategy is developing and marketing our suite of network security products to the corporate, financial, healthcare, legal, government, technology, insurance, e-commerce and consumer sectors. We plan to continue to grow our business primarily through our expanding sales channel and internally generated sales, rather than by acquisitions. Apart from our 49% holding in BlockSafe Technologies, Inc., we have one other subsidiary, Cybersecurity Risk LLC, for which StrikeForce owns 100%, as of the date of this prospectus. At the date of prospectus, Cybersecurity Risk Solutions, LLC had nominal assets and liabilities, no revenues and limited operating history

In March 2020, the World Health Organization declared coronavirus COVID-19 a global pandemic. This contagious disease outbreak, which has continued to spread, has adversely affected workforces, customers, economies, and financial markets globally. It has also disrupted the normal operations of many businesses. This outbreak could decrease spending, adversely affect demand for our products, and harm our business and results of operations. We cannot anticipate the effect that the impairments caused by the COVID-19 pandemic or the degree to which the economy rebounds post-pandemic will have on our fiscal 2021 and 2022 results, or the effectiveness and distributions of vaccines and boosters. We also are aware of the adverse effects supply chain disruptions may have on our clients and, consequently, on our business. As of, and subsequent to, December 31, 2020, we have been following the recommendations of the CDC and state/local health authorities to minimize exposure risk for our team members for the past several months, including the temporary closure of our corporate office and having our team members work remotely. Most customers and vendors have transitioned to electronic submission of invoices and payments. The COVID-19 pandemic has resulted in longer response times from potential new customers and certain existing customers. We will continue to evaluate the nature and extent of COVID-19’s impact to our business, consolidated results of operations, financial condition and liquidity, and our results presented herein are not necessarily indicative of the results to be expected for future years.

Our executive office is located at 1090 King Georges Post Road, Suite 603, Edison, NJ 08837. Our telephone number is (732) 661-9641. We have 9 employees. Our Company’s website is www.strikeforcetech.com (we are not including the information contained in our website as part of, nor should the information be relied upon or incorporated by reference into, this Offering Circular).

Reverse Stock Split and Changes in Authorized Shares

In April 2020, our Board of Directors approved a 1:500 reverse stock split that was approved by stockholders controlling 80% of our common stock. The reverse stock split was effectuated on June 25, 2020 and all share and per share amounts on the accompanying financial statements are presented in post-split amounts as if the split occurred at the beginning of the earliest period presented.

In April 2020, an increase of our common stock from 12,000,000,000 to 17,000,000,000 shares was authorized.

In April 2020, a decrease of our common stock from 17,000,000,000 to 14,000,000,000 shares was authorized.

In December 2020, a decrease of the authorized shares of the Company’s common stock from fourteen billion (14,000,000,000) to four billion (4,000,000,000), $0.0001 par value, was ratified, effective upon the filing of an amendment to our Certificate of Incorporation with the Wyoming Secretary of State. The amendment was adopted in December 2020.

On June 25, 2020, we completed a 1:500 reverse stock split of our issued and outstanding shares of common stock and all fractional shares were rounded up. All share and per share amounts have been adjusted retroactively to reflect the reverse stock split as if it had occurred at the beginning of the earliest period presented.

Business

We are a software development and services company that offers a suite of integrated computer network security products using proprietary technology. StrikeForce Technical Services Corporation was incorporated in August 2001 under the laws of the State of New Jersey. On September 3, 2004, we changed our name to StrikeForce Technologies, Inc. On November 15, 2010, we redomiciled under the laws of the State of Wyoming. We initially conducted operations as an integrator and reseller of computer hardware and telecommunications equipment and services until December 2002. In December 2002, and formally memorialized in September 2003, we acquired certain intellectual property rights and patent pending technology from NetLabs.com, Inc. (“NetLabs”) including the rights to further develop and sell their principal technology. In addition, certain officers of NetLabs joined our company as officers and directors of our company. Our ongoing strategy is developing and marketing our suite of network security products to the corporate, financial, healthcare, legal, government, technology, insurance, e-commerce and consumer sectors. We plan to continue to grow our business primarily through our globally expanding sales channel and internally generated sales, rather than by acquisitions. Apart from holding 49% of the issued and outstanding shares of BlockSafe Technologies, Inc., we have no other subsidiaries and we conduct our operations from our corporate office in Edison, New Jersey.

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We began our operations in 2001 as a reseller and integrator of computer hardware and iris biometric technology. From the time we started our operations through the first half of 2003, we derived the majority of our revenues as an integrator. In December 2002, upon the acquisition of the licensing rights to certain intellectual property and patent pending technology from NetLabs, we shifted the focus of our business to developing and marketing our own suite of security products. Based upon our acquired licensing rights and additional research and development, we have developed various identification protection software products to protect computer networks from unauthorized access and to protect users from identity theft.

We completed the development of our ProtectID® platform at the end of June 2006, we completed the core development of our keyboard encryption and anti-keylogger product, GuardedID®, in December 2006 and commenced deployment of our new mobile product, MobileTrust® into the mobile stores in 2015. In the fourth quarter of 2020, we deployed our SafeVchat™ and PrivacyLoK™ secure video conferencing software. All are currently being sold and distributed. ProtectID® patent titled “Multi-Channel Device Utilizing a Centralized Out-of-Band Authentication System” is protected by three patents. The keystroke encryption technology we developed and use in our GuardedID® product is protected by three patents. MobileTrust® has a patent throughout Europe, as of June 2020.

Our suite of products is targeted to the financial, e-commerce, corporate, government, healthcare, legal, insurance, technology and retail markets. We seek to locate customers in a variety of ways. These primarily include contracts with value added resellers and distributors (both inside the United States and internationally), direct sales calls initiated by our internal staff, exhibitions at security and technology trade shows, through the media, through consulting agreements, and through our agent relationships. Our sales generate revenue either as an Original Equipment Manufacturer (“OEM”) model, through a Hosting/License agreement, bundled with other company’s products or through direct purchase by distributors and resellers. We price our products for cloud consumer transactions based on the number of transactions in which our software products are utilized. We also price our products for business applications based on the number of users. These pricing models provide our company with one-time, monthly, quarterly and annual recurring revenues with volume discounts. We are also generating revenues from a licensing agreement we executed with Cyber Safety, Inc. in 2015, which was modified in 2019.

We generated all of our revenues of $207,000 for the year ended December 31, 2020 (compared to $768,000 for the year ended December 31, 2019), from the sales of our security products. The decrease in revenues was primarily due to a reduction in the sales of our products with impairments caused by the adverse economic conditions resulting from the COVID-19 pandemic. Revenues for the nine months ended September 30, 2021 were $153,000 compared to $162,000 for the nine months ended September 30, 2020, a decrease of $9,000 or 5.6%. The decrease in revenues was primarily due to a decrease in revenues relating to our ProtectID®, GuardedID® and MobileTrust® products, offset by an increase in revenues relating to our SafeVchat™ product, despite the impairments related to the economic consequences of the COVID-19 pandemic. Revenues are derived from software, key fobs and services.

We market our products globally to financial service firms, healthcare related companies, legal services companies, e-commerce companies, automotive, government agencies, multi-level marketing groups, the enterprise market in general, and with virtual private network companies, as well as technology service companies and retail distributors that service all the above markets. We seek such sales through our own direct efforts, with emphasis on retail, through distributors, resellers and third-party agents internationally. We are also seeking to license the technology as original equipment with computer hardware and software manufacturers. We are engaged in multiple production installations and pilot projects with various distributors, resellers and direct customers primarily in the United States. Our GuardedID® product is also being sold directly to consumers, primarily through the Internet as well as distributors, resellers, third party agents, affiliates and potential OEM agreements by bundling GuardedID® with their products (providing a value-add and competitive advantage to their own products and offerings). Currently this is the most active market for us with multiple programs in production. We anticipate, but cannot guarantee, increases in revenues in fiscal 2021 and/or 2022 (subject to the impairments to the economy caused by the COVID-19 pandemic and the degree to which the economy rebounds post-pandemic), from these programs. In addition, we have completed the development and testing of our new mobile products, MobileTrust® and GuardedID® Mobile Software Development Kit (SDK), which is now available in the Apple Store and the Android Play Store. The mobile products play a major role in our anticipated, but not guaranteed (due to the impairments caused by the COVID-19 pandemic and the degree to which the economy rebounds post-pandemic), fiscal 2021 and/or 2022 revenue projections.

We finished development of our SafeVchat™ Secure Video Conferencing and PrivacyLoK™ products at the end of 2020 and deployed SafeVchat™ beta testing by some by our clients and individuals through our resellers. SafeVchat™, in management’s estimation, is one of the most secure video conferencing products on the market. PrivacyLoK™ adds security to all video conferencing tools and runs in conjunction with other applications on the same computer. We have already earned revenues from SafeVchat™ and PrivacyLoK™ in 2021 and anticipate, but cannot guarantee, increased revenues from SafeVchat™ and PrivacyLoK™ in the latter quarter of 2021, in fiscal 2022, and beyond

We have incurred substantial losses since our inception. Our management believes that our products provide a cost-effective and technologically competitive solution to address the problems of network security and identity theft in general. Guidance for the Federal Financial Institutions Examination Council (“FFIEC”) regulations include the requirement for solutions that have Two-Factor Out-of-Band Authentication and products that stop keylogging malware, real time, which our management believes our proprietary products uniquely and directly address. This guidance went into effect as of January 1, 2012. Based on this requirement in the FFIEC update (published in June 2011 with enforcement commencing in January 2012), we have experienced a growing increase in sales orders and inquiries every year. However, there can be no assurance that our products will continue to gain acceptance and continue to grow in the commercial marketplace or that one of our competitors will not introduce technically superior products.

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Because we are now experiencing a continual growing market demand (with the growth temporarily, in our opinion, curtailed by the economic consequences of the COVID-19 pandemic), we are developing a reseller and distribution channel as a strategy to generate, manage and fulfill demand for our products across market segments, minimizing the requirement for an increase in our staff as we grow our distributor market. We have minimized the concentration on our initial direct sales efforts as our distribution and reseller channels continue to grow internationally and will require appropriate levels of support.

On August 24, 2015, we entered into an agreement with Cyber Safety, Inc., a New York corporation (“Cyber Safety”) for Cyber Safety to license, and retain an option to purchase, the patents and intellectual property related to the GuardedID® and MobileTrust® software. Cyber Safety has the option to buy our GuardedID® patent for $11,000,000 up to September 30, 2022. We believe, but cannot guarantee, Cyber Safety will exercise its option to purchase GuardedID® based on ongoing constructive discussions with Cyber Safety. There have been no new negotiations with them in regard to the exercise of the option, but there are continuing discussions with them regarding some of their large contracts. The option remains open until September 30, 2022 (as discussed above) and Cyber Safety, to our knowledge, is still contemplating the exercise of the option. Cyber Safety also licensed the Malware Suite until September 30, 2020 and agreed to compensate us 15% to 20% of the net revenue amount Cyber Safety receives from this product. During the years ended December 31, 2020 and 2019, we recorded revenue of $380 and $441,000, respectively, from Cyber Safety. During the nine months ended September 30, 2021 and 2020, we recorded revenue of $647 and $380, respectively, from Cyber Safety.

In March 2020, the World Health Organization declared the spread of COVID-19 a pandemic. This outbreak continues to spread throughout the U.S. and around the world. As a result, authorities continue to implement numerous measures to try to contain the virus, including restrictions on travel, quarantines, shelter-in-place orders, business restrictions and complete shutdowns. We are not considered an “essential business” due to the industries and customers we serve. As of, and subsequent to, December 31, 2020, we have been following the recommendations of the CDC and state/local health authorities to minimize exposure risk for our team members for the past several months, including the temporary closure of our corporate office and having our team members work remotely. Most customers and vendors have transitioned to electronic submission of invoices and payments. The COVID-19 pandemic has resulted in longer response times from potential new customers and certain existing customers. We cannot anticipate the effect that the impairments caused by the COVID-19 pandemic will have on our fiscal 2021 results, or the effectiveness and distributions of recently announced vaccines and boosters. The pandemic has significantly impacted the economic conditions both in the United States and worldwide, with accelerated effects through the date of this prospectus, as federal, state and local governments react to the public health crisis, creating significant uncertainties in both the worldwide and the United States economies. The situation is rapidly changing and additional impacts to our business may arise that we are not aware of currently. We cannot predict whether, when or the manner in which the conditions surrounding COVID-19 will change including the timing of lifting any restrictions or office closure requirements. We will continue to evaluate the nature and extent of COVID-19’s impact to our business, consolidated results of operations, financial condition and liquidity, and our results presented herein are not necessarily indicative of the results to be expected for future periods in 2021 and beyond.

Management believes that cyber security is a growing requirement as the pandemic continues and more people are working remotely as well as using digital forms on a regular basis. Consequently, the market demand, in our estimation, is increasing. However, our Company is also experiencing the impact of the pandemic. Currently our management is not working from our office location and impedes our ability to take full advantage of the increasing market demand. Many of our current clients have experienced a dramatic slowdown in their business, limiting their ability to have the resources to pay for our services. We still produce revenues and we anticipate, but cannot guarantee, our video conferencing tool, SafeVchat™, which provides authentication and security (using our existing products), will have gained acceptance in the market. Currently, we have companies doing beta testing which is continuing into 2021. We have already earned revenues from SafeVchat™ and PrivacyLoK™ in 2021.

On November 13, 2020, our filing of an Offering Circular on Form 1-A, pursuant to Regulation A (File Number: 024-11267) was qualified by the Securities and Exchange Commission. We registered 668,449,198 shares of common stock maximum proceeds of $2,315,000 (after deducting the maximum broker discount and costs of the offering). As of December 31, 2020, we sold subscriptions for $976,000 and issued 436,337,203 shares of our common stock relating to Offering Circular. Subsequent to December 31, 2020, the offering was fully subscribed as we accepted the subscriptions for an aggregate of 465,000,000 shares of common stock for full satisfaction of the entire offering of $2,500,000 (of which we received $2,315,000). We announced the closing of the offering on our Current Report on Form 8-K as filed on February 8, 2021.

Effective June 25, 2020, we completed a 1:500 reverse stock split of our issued and outstanding shares of common stock and all fractional shares were rounded up. All share and per share amounts in this prospectus have been adjusted retroactively to reflect the reverse stock split as if it had occurred at the beginning of the earliest period presented.

Our executive office is located at 1090 King Georges Post Road, Suite 603, Edison, NJ 08837. Our telephone number is (732) 661-9641. Our Company’s website is www.strikeforcetech.com (we are not including the information contained in our website as part of, nor should the information be relied upon or incorporated by reference into, this report on Form 10-K).

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Our Products

StrikeForce is a software development and services company. We own and are seeking to commercially market various identification protection software products that we developed to protect computer networks from unauthorized access, real time, and to protect network owners and users from cyber security attacks and data breaches. Our principal products ProtectID®, GuardedID®, inclusive of our unique CryptoColor® technology and MobileTrust®, are proprietary authentication and keystroke encryption technologies that are intended to eliminate unauthorized access to computer networks and all mobile devices, and to prevent unauthorized individuals from copying (logging) keystrokes. Our newest products, SafeVchat™ Secure Video Conferencing and PrivacyLoK™, are in beta testing and management intends to market them after the beta testing is complete. We have already earned revenues from SafeVchat™ and PrivacyLoK™ in 2021. We are increasing our market for our suite of products in the financial services, e-commerce, corporate, healthcare, government and consumer sectors. Our cyber security products are as follows:

o

ProtectID® is our multi-patented authentication platform that uses “Out-of-Band” multi-factor in-house installation, cloud service technology, a hybrid to authenticate computer network users by a variety of methods including traditional passwords combined with a telephone, iPhone, Droid, Blackberry, PDA, multiple computer secure sessions, or a Push Authentication method which was implemented in the fourth quarter of 2017, biometric identification and encrypted devices such as tokens or smartcards as examples. The authentication procedure separates authentication information such as usernames from the pin/passwords or biometric information, which are then provided to or from the network’s host server across separate communication channels. The platform allows for corporate control and client choices, per their company’s security policies, which evolves over time with newly available and customer requested technologies. (Patent Nos:7,870,599, 8,484,698, and 8,713,701 and one patent pending for Out-of-Band Authentication)

o

GuardedID® creates a 256-bit AES encrypted real time separate pathway for information delivery from a keyboard to a targeted application on a local computer, preventing the use of spyware/malware to collect user information. This product provides keyboard encryption and helps prevent keylogging from occurring in real time, which helps prevent the number one threat to consumers and businesses in today’s market: keylogging software, which is stealth software embedded in web sites, emails, pictures, MP3 files, videos, USB’s or other software and hardware that, once unknowingly launched, secretly monitors and records all of a user’s keystrokes on the computer and sends the data to the cyber thief without the user’s awareness. Keylogging has been reported as the one of the major causes of major data breaches that occurred from 2010 to 2016, as reported in the 2010-2016 Verizon Data Breach Reports. (Patent No: 8,566,608, 8,732,483 and 8,973,107).

o

MobileTrust® is an advanced iPhone/iPad and Android device password vault that includes a strong password generator. MobileTrust® also provides for Mobile Multi-Factor One Time Password authentication, a secured browser and keystroke encryption between its virtual keyboard and secured browser, which is critical to all confidential online transactions and other features, which is now in production. This new feature for mobile devices, which helps prevent data breaches and stolen credentials is a critical and vital addition to all enterprise mobile users, as enterprises transition to “Bring Your Own Devices” (BYOD). (International European Patent No: Application #14763895.1)

o

GuardedID® Mobile SDK is a software development kit that provides developers our patent protected keystroke encryption protection for all Apple and Android mobile device’s secure keyboards, allowing our keystroke encryption software to be embedded in any mobile applications, utilizing DES 256 Encryption.

o

SafeVchat™ is, in our estimation, one of the best and most secure video conferencing products in the marketplace and we believe will be ready for deployment at a time when it is most needed due to the remote workplace environment brought on by the work conditions arising from the consequences of the COVID-19 pandemic. The product is a two-factor authentication application, with out-of-band authentication capability, including push transactions to cell phones or a one-time passcode, and only invitees to the conference will gain access. The application also runs on any Apple or Android device. and operates on any browser because it does not require an application. SafeVchat™ also has a premium version available which utilizes PrivacyLok™ for added security.

o

PrivacyLok™ offers protective mechanisms that are far more encompassing than what other video conferencing platforms currently provide, such as camera locking, keyboard protection, clipboard protection, microphone protection and audio input/output locking. The application also runs on the user’s computer and protects all applications, not just video conferencing. The application is offered a part of the of SafeVchat™ Premium, or as a separate standalone application.

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Our products sometimes include software and hardware that we contractually license from other vendors. These products include tokens, as well as additional authentication and telecommunication software devices.

The ProtectID® Cloud Service can be hosted by our service provider (we have a strategic arrangement with a third party SaaS70 hosting service) as well as the ProtectID® Out-of-Band and Multi-Factor Platform, which can be installed internally in a customer’s infrastructure or as a hybrid implementation. With the exception of our free redistributable Microsoft software components and our reseller agreements with VASCO and HyperSecurity Solutions, none of our contracts for hardware or software are with a sole supplier of that feature or product.

Factors that are considered important to our success include, but are not limited to, the following:

o

Our products address the needs of a broad variety of customers for authentication and cyber security overall. One of the biggest problems facing the world is Cyber Theft, the effects of which, our management contends, total an estimated $221 billion per year in business losses and more recently, based on anecdotal evidence provided to management, stated to be in the trillions going forward (with the full effect of the increased use in remote access due to COVID-19 still undeterminable).

o

For illustration (while historic), in 2011, it was reported that RSA Security’s data was breached from which Lockheed Martin and others were affected and lost millions of dollars. This event caused many companies to look to other means of two-factor authentication, such as Out-of-Band. The RSA Data Breach started with a keylogging virus which our GuardedID® product, management believes, would most likely have prevented.

o	The 2017 Verizon Data Breach report, published in April 2018, stated that 80% of all the data breaches they reported would not have occurred if the corporations used two factor authentication.

o

In February 2015, the New York Times reported that a Global Bank heist occurred in banks around the globe from a keylogger. This was the first known time that a large hack was reported that included a keylogger, which our management believes GuardedID® would have prevented. The article was noted as caused by keystroke encryption in a picture on the front page of the New York Times.

o

The Effectiveness of Our Products: Our products have been designed to provide, we believe, a high available level of security for computer networks and individual users. In particular, we believe that the now Patented “Out-of-Band” authentication process is an innovative technology that will greatly prevent unauthorized access to computer networks and will provide effective security products to drastically reduce the incidence of identity fraud for our customers. We have contractually commenced implementation of our products on a large global scale, yet there can be no assurance that they will function in all aspects as intended. Likewise, a high level of innovation characterizes the software industry and there can be no assurance that our competitors will not develop and introduce a superior product. The effective functioning of our products once deployed is an important factor in our future success. To date and our knowledge, all of our clients have reported, per an internal report by Research 2.0, that our products work as described.

o

Ability to Integrate our Software with Customer Environments: There are numerous operating systems that are used by computer networks. The ability of a software product to integrate with multiple operating systems is likely to be a significant factor in customer acceptance of particular products. Our ProtectID® operates on an independent Cloud Service platform and is also able to integrate with multiple operating systems and user interfaces for an in-house implementation. ProtectID® has been designed to use multiple authentication devices that are currently on the market (including, but not limited to, biometrics, key-fob tokens, iPhones, iPads, Androids, PDA’s, smart cards and other mobile devices). Our ability to integrate our products with multiple existing and future technologies is currently a key factor in the growth of our product’s acceptance and is demonstrated by our success with recent clients and installations. Our GuardedID® product currently operates with Windows Internet Explorer (IE), Firefox, Chrome and Safari browsers and our upgraded Premium version works with almost all applications running on a Windows desktop platform, inclusive of Microsoft Office and the MAC. New features and functions for both products continue to be developed via our research and development. We continue to be live with our MobileTrust® and GuardedID® Mobile SDK products, which work on all Apple and Android devices.

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Relative Cost: We have attempted to design our products to provide a cost-effective suite of products for financial services, e-commerce, commercial, healthcare, government and direct-consumer customers. Our ability to offer our products at a competitive price and to add to existing installations is likely in our opinion, to be a key factor in the acceptance of our product as we have seen with many of our clients.

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SafeVchat

Our company has expanded our product line recently with the addition of SafeVchat. Video conferencing has become the “new normal” way for businesses and consumers to meet. However, the current video conferencing solutions in the marketplace, in our opinion, were not designed to protect people, data, or, confidential information. They were designed with one single task, allow people to see & hear each other. Since, to our knowledge, none of the existing solutions were designed by a cyber security company they are, we believe, suffering from high churn rates and bad publicity due to the lack of security and numerous breaches. We believe that we are building the Industry’s most secure video conferencing solution which will include authenticated access, encrypted video, encrypted audio, encrypted keystrokes, and protection for your camera, microphone & speakers from hackers. StrikeForce is leveraging its existing patented cyber security solutions to create, in our estimation, the world’s most secure video conferencing solution, SafeVchat. There can be no assurances as to the success or profitability of this product.

Business Model

We are focusing primarily on developing sales through “channel” relationships in which our products are offered by other manufacturers, distributors, value-added resellers and agents, internationally. In 2016, we added and publicly announced additions to our global distribution sales channel, which provides additional presence for us in the United States, Canada, Europe and Africa. We continue to add additional channel partners, especially on the consumer side and developed a new retail business. We also sell our suite of security products directly from our Edison, New Jersey office, which also augments our channel partner relationships. It is our strategy that these “channel” relationships will provide the greater percentage of our revenues ongoing, as was the case in the past two years. Examples of the channel relationships that we are seeking include already established original equipment manufacturer (“OEM”) and bundled relationships with other security technology and software providers that would integrate or bundle the enhanced security capabilities of ProtectID®, GuardedID® and/or MobileTrust® into their own product lines, including our MobileTrust® SDK, thereby providing greater value to their clients. These would include providers of networking software and manufacturers of computer and telecommunications hardware and software that provide managed services, and multi-level marketing groups, as well as all markets interested in increasing the value of their products and packages, such as financial services software, anti-virus, government integrators and identity theft product companies. We signed various new distributors during 2019 and 2020, and we anticipate, but cannot guarantee, an increase in revenues in 2021 and/or 2022 (subject to the impairments caused by the COVID-19 pandemic and the degree to which the economy rebounds post-pandemic).

We believe, but cannot guarantee, the revenues of SafeVchat™, our forthcoming secure Video Conferencing Tool, and PrivacyLok™, which adds five levels of security for SafeVchat™, will, once fully marketed, be profitable during 2021 and beyond. While the full effect of the increased use in remote access in employment due to COVID-19 is still undeterminable, it has become evident, in managements estimation, clear that people will be working remotely for a long time, perhaps with some hybrid level of permanence. In a February 2021 New York Times article, Google announced that they will no longer require that their employees to come into the attainment office, as stated in the New York Times, Video conference sales are projected to be over $100 billion, more than double of what was originally projected. We believe that SafeVchat™ and PrivacyLok™ are perfectly timed for introduction into the market and we anticipate, but cannot guarantee, our market share will grow over the next several years.

From our MobileTrust® security application, built with our sCloud registration process, we created and announced two additional products in 2020: our ProtectID® Mobile OTP (One Time Password) to be used with ProtectID®; and our GuardedID® Mobile keystroke encryption software development kit (SDK). Both products are now in production. With the creation of GuardedID® Mobile SDK, we now focus the sales of this software product to the development groups of our target markets for it to be added to their mobile applications. We are in discussions with many large-scale parties that are interested in this software, although no assurances can be provided as to acceptance and profitability. Management has already received requests for this software, as keystroke encryption malware grows and remains a major problem for the mobile-cyber security market, particularly with anti-virus products being viewed as non-effective against malware threats.

Our primary target markets include financial services such as banks and insurance companies, healthcare providers, legal services, government agencies through integrators, technology platforms, e-commerce-based services companies, telecommunications and cellular carriers, technology software companies, government agencies and consumers, especially for our mobile and keystroke encryption products. We are focusing our concentration on cyber security and data breach strategic problem areas, such as where compliance with financial, healthcare, legal and government regulations are key and stolen passwords are used to acquire private information illegally. In 2019 and 2020, several of our channel partners had pilots and client implementations in place that are expected, although no assurances can be provided, to increase our revenues in 2021 and/or 2022 (subject to the impairments caused by the COVID-19 pandemic and the degree to which the economy rebounds post-pandemic). There is no guarantee as to the timing and continued success of these efforts.

Because we are now expecting a continual, recurring growing market demand, especially in the mobility and encryption retail markets, we continue to develop a reseller and distribution channel as a strategy to generate, manage and fulfill demand for our products across market segments, minimizing the requirement for an increase in our staff as we grow our distributor market. We continue to minimize the concentration on our initial direct sales efforts as our distribution and reseller channels continue to grow internationally and provide appropriate levels of sales and support to the growing Cyber Security market.

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We seek to generate revenues through recurring fees for SafeVchat™, PrivacyLok™, GuardedID® and ProtectID® based on client consumer usage in the financial, healthcare services and legal services markets, as well as enterprises in general. We provide our clients a choice of operating our ProtectID® software internally by licensing it or through our hosted Cloud Service or a hybrid that some clients have implemented and none of our competitors presently offer. GuardedID® requires a download on each and every computer it protects, whether for employees or consumers. We have four GuardedID® products, (i) a standard version which protects browser data entry only, (ii) a premium version which protects almost all the applications running under Microsoft Windows on the desktop, including Microsoft Office Suite and almost all applications running on the desktop, (iii) an Enterprise version which, in addition, provides the Enterprise administrative rights and the use of Microsoft’s Enterprise tools for the product’s deployment, and (iv) an Apple version for all the latest MAC operating systems and for the browsers and entire desktop. Our MobileTrust® mobile product and GuardedID® Mobile SDK (software development kit) are priced for the consumer through the appropriate mobile phone stores, as well as direct, distribution and OEM sales for higher volume enterprises, including volume discounts to the degree allowed by the telecommunications providers. We anticipate, but cannot guarantee, steadily increasing revenues from these product offerings.

Our management believes that our products provide a cost-effective and technologically competitive solution to address the increasing problems of network security and cyber security in general.

Marketing

Our multi-channel marketing strategy includes:

1. The addition of resellers, agents & distributors (our strategic sales channel) who distribute and resell our products and services to enterprise and commercial customers globally (technology and software product distributors, systems integrators, managed service companies, other security technology and software vendors, telecom companies, cyber security related product companies, etc.).

2. Application Service Provider (ASP) Partners: Our third-party service provides a hosting platform that facilitates faster implementations at competitive prices for our Cloud Service option.

3. Original Equipment Manufacturers (OEM): SFT products are sold to other security technology vendors that integrate ProtectID®, GuardedID® and, now, GuardedID® Mobile SDK into their products (bundling) and services providing for monthly/annual increasing recurring revenues. They are also now able to sell and bundle SafeVchat™ and PrivacyLoK™.

4. Internet sites and retail stores, such as Target, Office Depot and Amazon, that sell GuardedID® and MobileTrust®, to consumers and small enterprises online and in the stores.

5. Technology and other providers and resellers, agents and distributors are interested in purchasing and or selling our new SafeVchat™ and PrivacyLok™ products as secure video conferencing products.

6. Outside Independent consultants selling our products for commission only, focusing on the video conferencing, healthcare, legal, travel and consumer markets.

Intellectual Property

In November 2010, we received notice that the United States Patent and Trademark Office (“USPTO”) had issued an official Notice of Allowance for the patent application for the technology relating to our ProtectID® product, titled “Multi-Channel Device Utilizing a Centralized Out-of-Band Authentication System”. In January 2011, we received notice that the USPTO issued to us Patent No. 7,870,599. This “Out-of-Band” Patent went through a USPTO Re-Examination process starting on August 16, 2011 and concluded on December 27, 2011, with all of our patent claims remaining intact and eight additional patent claims being added. Since 2011, we submitted additional continuation patents on the “Out-of-Band” Patent. The keystroke encryption technology we developed and use in our GuardedID® product is protected by three patents and one continuation pending.

In January 2013, we were assigned the entire right, title and interest in the “Out-of-Band” Patent from NetLabs, with the agreement of the developer, and the assignment was recorded with the USPTO.

In February 2013, we executed a retainer agreement with our patent attorneys to aggressively enforce our patent rights as “Out-of-Band Authentication” was becoming the standard for authenticating consumers in the financial market and for many SaaS application users (e.g., SalesForce, Quickbooks, etc.). In February 2013, our patent attorneys submitted a new “Out-of-Band” Patent continuation, which was granted.

In March 2013, our patent attorneys submitted a new “Methods and Apparatus for securing user input in a mobile device” Patent, which is now patent pending. Our MobileTrust® product is the invention supporting the patent pending.

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In July 2013, we received notice that the USPTO had added 54 additional patent claims for our Out-of-Band patent we received in January 2011, by issuing to us Patent No. 8,484,698 thereby strengthening our position with clients and our current and potential lawsuits.

In October 2013, we received notice that the USPTO issued to us Patent No. 8,566,608 “Methods and apparatus for securing keystrokes from being intercepted between the keyboard and a browser.” This protects our GuardedID® product and the keystroke encryption portion of our MobileTrust® products.

In February 2014, we received a Notice of Allowance from the USPTO for our third patent relating to our “Multi-Channel Device Utilizing a Centralized Out-of-Band Authentication System” Patent No. 7,870,599. Upon receipt of this Out-of-Band patent we filed another continuation patent.

In March 2014, we received Notice of Allowance from the USPTO for our second patent and first continuation of our Keystroke Encryption patent, which only furthers our protection for all mobile devices when utilizing any keyboard for data entry. Upon receipt of this Notice, we also filed another continuation patent for Patent No. 8,566,608.

In April 2014, we were granted our third patent relating to our “Multi-Channel Device Utilizing a Centralized Out-of-Band Authentication System” Patent No. 8,713,701.

In September 2014, we filed an International Patent for MobileTrust® (PCT/US20114/029905).

In March 2015, we received our third patent from the USPTO, Patent No. 8,973,107, of our Keystroke Encryption patent. This enhances our position for our Keystroke Encryption product, GuardedID®, and our MobileTrust® product.

On March 28, 2013, the Company initiated patent litigation against PhoneFactor, Inc., a subsidiary of Microsoft Corporation, for alleged infringement of United States Patent No. 7,870,599 (the “‘599 Patent”). The Company filed a separate action against Microsoft Corporation based on its alleged infringement of the ‘599 Patent and two additional patents for out-of-band user authentication (U.S. Patent Nos.: 8,484,698 & 8,713,701). Both actions were filed in the U.S. District Court for the District of Delaware. On January 15, 2016, the litigation was settled and the parties executed a settlement agreement in the form of a Release and License Agreement. The terms and conditions of the Release and License Agreement are confidential except under limited conditions. As a consequence of the Release and License Agreement, the parties have moved to dismiss the action with prejudice, the Company has licensed the patents to Microsoft Corporation, and the Company will receive a non-disclosable one-time lump sum payment.

In June 2020, we were awarded an International European Patent, Application #14763895.1, for MobileTrust®. While the MobileTrust® International Patent was granted in Europe, the patent application in the United States was rejected.

Our patent attorneys filed our fourth, fifth and sixth “Out of Band” continuation patents. We currently have three patents granted to us for Out-of-Band ProtectID® (Patent Nos.: 7,870,599, 8,484,698 and 8,713,701). MobileTrust® is also covered by our GuardedID® patents. We cannot provide assurances that the latter patents will be granted in fiscal 2021.

We plan to continue our strategy to aggressively enforce the patent rights relating to our granted Keystroke Encryption patents that help protect our GuardedID® and MobileTrust® products. We were granted three related keystroke encryption patents for which we received the most recent patent on March 3, 2015 (Patent Nos.: 8,566,608, 8,732,483 and 8,973,107). In June 2020, we also received an International Patent in Europe for MobileTrust® (Patent Approved: Application #14763895.1).

We have four trademarks that have been approved and registered: ProtectID®, GuardedID®, MobileTrust® and CryptoColor®. Also, BlockSafe Technologies, Inc. has one registered trademark: CyberDefender®. A portion of our software is licensed from third parties and the remainder is developed by our own team of developers while leveraging some external consultant expertise as necessitated. We rely upon confidentiality agreements signed by our employees, consultants, and third parties to protect the intellectual property rights.

On September 6, 2017, we entered into a Litigation Funding Agreement with two parties for the purpose of funding the enforcement of certain patents relating to the process of providing dual channel authentication against several infringers. These patent infringement cases are still in process. Our management believes, but cannot guarantee, that this Litigation Funding Agreement will allow us to pursue litigation against any infringement on our patents.

On October 12th, 2021, we received our patent relating to “Systems and Methods for Controlling Access to a Blockchain”. This encompasses a Blockchain Security Agent, an Authenticator, a Rules Engine, Policy Engine, Enterprise Interface, Conte

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Business Strategy

Our primary strategy for the rest of 2021 and into 2022 is to focus on the growth and support of our channel partners, including distributors, resellers and original equipment manufacturers (OEMs) (subject to the impairments caused by COVID-19). Our internal sales team targets potential direct sales in industries that management believes provides the greatest potential for short term sales and we are looking to hire more sales staff. These companies include small to medium sized financial institutions, government agencies, e-commerce, healthcare, legal and enterprise businesses, which can sell off of our website. We are also executing agreements with strategic resellers and distributors for marketing, selling and supporting our products internationally. We primarily work with distributors, resellers and agents to generate the bulk of our sales internationally, realizing that this strategy takes longer to nurture, however it is progressing well. We are starting to realize positive results, however slowly, with our sales channel and anticipate, but cannot guarantee, a successful fiscal 2022, through the sales channel and from our new mobile and GuardedID® MAC, SafeVchat™ and PrivacyLoK™ products with a concentration of sales already contracted. There can be no assurances, however, that we will succeed in implementing our sales strategy. Although management believes that there is an increasingly strong market for our products as the need for cyber security solutions increases globally, we have not generated substantial revenue from the sale of our products and there is no assurance we can secure a market sufficient to permit us to achieve profitability in fiscal 2021 (subject to the impairments caused by the COVID-19 pandemic and the degree to which the economy rebounds post-pandemic).

Most of the costs that we incur are related to salaries, professional fees, marketing, sales and research & design. Our operations presently require funding of approximately $150,000 per month. We expect that our monthly cash usage for operations will increase slightly due to contracted and anticipated increased volumes and adding some targeted channel marketing programs. We anticipate that the areas in which we will experience the greatest increase in operating expenses is in marketing, selling, product support, product research and new technology development in the growing cyber security market. We are committed to maintaining our current level of operating costs until we reach the level of revenues needed to absorb any potential increase in costs.

Competition

The software development and services market are characterized by innovation and competition. There are several well-established companies within the authentication market that offer network security systems in our product market and newer companies with emerging technologies. We believe that our multi-patented “Out-of-Band” multi-factor identity authentication platform is an innovative, secure, adaptable, competitively priced, integrated network authentication platform. The main features of ProtectID® include: an open architecture “Out-of-Band” platform for user authentication; operating system independence; biometric layering; soft mobile tokens; mobile authentication; secure website logon; Virtual Private Network (“VPN”) access; domain authentication; newly added Office 365 authentication and multi-level authentication. Unlike other techniques for increased network security, ProtectID® does not rely on a specific authentication device or method (e.g., phone, tokens, smart cards, digital certificates, soft mobile tokens, or biometrics, such as a retinal or fingerprint scan). Rather ProtectID® has been developed as an “open platform” that incorporates an unlimited number of authentication devices and methods. For example, once a user has been identified to a computer network, a system deploying our ProtectID® authentication system permits the “Out-of-Band” authentication of that user by a telephone, iPhone, iPad, PDA, email, hard token, SSL client software, a biometric device such as a voice biometric, or others, before that user is permitted to access the network. By using “Out-of-Band” authentication methods, management believes that ProtectID®, now patented and protected through our ongoing litigation, with plans for additional litigation, provides a competitive product for customers with security requirements greater than typical name and password schemes for virtual private networks and computer systems with multiple users at remote locations, as examples. We also believe that our multi-patented keystroke encryption product, GuardedID®, offers an additional competitive edge for network security and e-commerce applications that should provide greater levels of security and the ability to evolve over time based on newer technologies when made available. There is less competition for the keystroke encryption product and there are no well-established companies in this space, which explains our current growth in pilots and sales for GuardedID®, especially relating to bundled channel partner programs. GuardedID® is critical to help prevent key logging viruses, one of the largest sources of cyberattacks and data breaches. GuardedID® also is protected with three patents.

Our product, MobileTrust®, is ideal for bringing the functionality of our other two products, especially including keystroke encryption, to all mobile devices, with initial focus on all Apple and Android devices. This product is also protected with our GuardedID® patents and some of its features and functions are covered by the Out-of-Band Authentication patent. Our other mobile product is GuardedID® Mobile SDK, which allows our secured keyboard function as a software development kit for developers to purchase and integrate as part of their secured applications. Considering the features and functions, all our cyber solutions have limited competition based on our products’ ability to protect individual identities and computers/devices against some of the most dangerous and increasing threats. We also have great demand for the mobile products, which are being marketed to all potential new clients.

Our patented technologies are used in SafeVchat™, our secure Video Conferencing Tool and PrivacyLok™, which adds five levels of security for SafeVchat™ Premium, which we believe is more secure than Zoom, Teams and other competitors’ products available in the growing marketplace and without security.

Although we believe that our suite of products offers competitive advantages, there is no assurance that any of these products will continue to increase its market share in the marketplace. Our competitors include established software and hardware companies that are likely to be better financed and to have established sales channels. Due to the high level of innovation in the software development industry, it is also possible that a competitor will introduce a product that provides a higher level of security than our products or which can be offered at prices that are more advantageous to the customer.

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BlockSafe Technologies, Inc.

BlockSafe Technologies, Inc. (“BlockSafe”) was formed on December 1, 2017 in the State of Wyoming. BlockSafe is in the business of providing total cyber security solutions and is the licensee from our company of our desktop anti-malware product called “GuardedID®” and a one-of-a-kind mobile application called “MobileTrust®”. BlockSafe is intended to be developed as an enterprise focusing on using our licensed technology in the field of cryptocurrency and its use of blockchains. BlockSafe has generated insignificant revenues and is still in the developmental stage. There can be no assurances on the success of this project or any profitability arising from BlockSafe.

BlockSafe’s business plan includes developing Coins or Tokens, which are an envisioned virtual currency. As of December 31, 2020, no tokens have been developed or issued. There is no assurance as to whether, or at what amount, or on what terms, tokens will be available. Moreover, there can be no assurance how such technology will function, which could expose us to legal and regulatory issues. Cryptocurrency and its use of blockchains is still in the development stage and receiving mixed results. The Securities and Exchange Commission has, in its dissemination of information to the public, expressed that tokens in the United States would be treated as securities pursuant to the Howey Test. This standard has been adopted, in various forms, in numerous other jurisdictions. The European Union and China are contemplating their own form of cryptocurrency and Facebook Libra cryptocurrency recently lost the support of PayPal (see https://www.independent.co.uk/topic/cryptocurrency, which article is not incorporated by reference to this filing). In addition, legal and regulatory developments could render the technology impermissible, which could have a material adverse effect on BlockSafe and us.

At present, we hold 49% of the issued and outstanding BlockSafe common stock, with Mark L. Kay, Ramarao Pemmaraju, and, George Waller our Directors, each a member of the BlockSafe Board of Directors and individually holding 10.3% of the issued and outstanding common stock of BlockSafe, each, for a combined total of 31%. BlockSafe meets the definition of a variable interest entity and based on the determination that the Company is the primary beneficiary of BlockSafe, BlockSafe’s operating results, assets and liabilities are consolidated by the Company.

In June 2018, two members of our management team, George Waller, our Executive Vice President and Ramarao Pemmaraju, our Chief Technical Officer, were appointed to BlockSafe to serve as the Chief Executive Officer and Chief Technical Officer, respectively. Additionally, our Chief Executive Officer of StrikeForce, Mark L. Kay, also an appointee to the Board of Directors of BlockSafe, was appointed as Chairman and President of BlockSafe.

In 2018, the Company’s consolidated subsidiary BlockSafe issued promissory notes to investors in the aggregate of $775,500. As part of each promissory note agreement BlockSafe agreed to pay a financing obligation to the note holders equal to the note principal in tokens, as defined, to be issued by BlockSafe. In December 2018, BlockSafe agreed to issue 200,000 cryptocurrency tokens to an unrelated party for receipt of $50,000. In February 2019, the agreement was amended and the unrelated party is to receive an additional 100,000 tokens. No such tokens have been developed or issued as of December 31, 2020.

From February 2019 to March 2019, BlockSafe agreed to issue 450,000 cryptocurrency tokens and 56,250 restricted shares of BlockSafe common stock to four unrelated parties for receipt of $122,500. The tokens or restricted stock of BlockSafe have not been issued as of December 31, 2020.

From March to April 2019, five of the BlockSafe noteholders agreed to convert $295,500 of principal and $19,700 of accrued interest into 1,845,041 cryptocurrency tokens to be issued by BlockSafe. The tokens have not been issued as of December 31, 2020.

We have used the funds received from investors pursuant to the promissory notes for the efforts mentioned below to develop the Tokens and to develop an additional product and prepare it for sale. We currently don’t require additional funds for the development efforts.

The steps we have taken to date in our efforts to develop tokens include completing a formal plan for the Tokens, obtaining professional advice regarding the legal implications of developing tokens, and we have a blockchain for our Tokens (BSAFE®). We have not yet finalized a budget for the development of Tokens, we have not yet hired a full development team, we have not yet completed the development of Tokens, and we have not yet developed any payment, trading, or custody platform or infrastructure related to the Tokens. The failure to develop or issue these Tokens as of December 31, 2020 does not constitute an event of default under the promissory notes. It should be noted however that the promissory notes were not repaid pursuant to their terms, and are currently in default.

At December 31, 2020, the Company’s consolidated subsidiary, BlockSafe Technologies, Inc. had recorded a financing obligation of $1,263,000 to be paid in tokens, as defined. At December 31, 2020 and through the date of this filing, BlockSafe Technologies, Inc. has not completed the development or issued any tokens. At December 31, 2020, as the development of the tokens has not been completed and tokens do not exist, and any amounts received for tokens are not considered equity or revenue, management determined that 100% of the obligation of $1,263,000 is a liability to be settled by BlockSafe Technologies, Inc., through the issuance of tokens, or through other means if tokens are never issued.

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We have stated to the note holders that once StrikeForce has the funds or BlockSafe sells the Tokens, the intent is to satisfy the outstanding balances as soon as possible. In the event that we are unable to satisfy the outstanding balances of the Notes, it could have a material adverse effect on our business, financial condition and results of operations.

In March 2019, an increase of the authorized shares of BlockSafe’s common stock from one thousand (1,000) to one hundred million (100,000,000), $0.0001 par value, was ratified, effective upon the filing of an amendment to BlockSafe’s Certificate of Incorporation with the Wyoming Secretary of State. The amendment was adopted in March 2019.

In March 2019, a 1:15,000 forward stock split of BlockSafe’s issued and outstanding shares of common stock was ratified, effective upon the filing of an amendment to BlockSafe’s Certificate of Incorporation with the Wyoming Secretary of State. The amendment was adopted in March 2019.

Cybersecurity Risk Solutions

On April 15, 2021, we formally closed a Member Interest Purchase Agreement in which we acquired the entire member Interests of Cybersecurity Risk Solutions, LLC, a New Jersey limited liability company. We received 100% of the Member Interests held by one member, Will Lynch, for 500,000 shares of our common stock, with a set value at $30,000 for this transaction, to be issued. While the assets, historical revenue and historical operating expenses of Cybersecurity Risk Solutions, LLC are de minimis and have no material impact on the financial statements of our company at present, management believes this acquisition strengthens our channel distribution strategy and further enables us to provide new cyber solutions for mitigating security risks. Cybersecurity Risk Solutions, LLC has been a reseller of our products for many years.

Cybersecurity Risk Solutions, LLC is a cybersecurity firm offering cyber, privacy & data protection services. Includes a personal cyber risk assessment, industry’s first cyber health score, report and custom action plan, as well as ongoing vulnerability scanning, hack monitoring and dark web intelligence monitoring. For more information, go to https://SecureCyberID.com (which website is expressly not included in this filing). Will Lynch, the prior sole member of Cybersecurity Risk Solutions, LLC was hired as the Director of Channel Distribution and not as a Named Executive Officer. A Director of Channel Distribution develops, services, and grows relationships with clients. Mr. Lynch will have an annual salary of $100,000 and will also receive 2% net of all Channel sales. Mr. Lynch reports to our Executive Vice President and Marketing Director.

Employees

As of the date of this prospectus, we had 11 employees and our relations with employees are good.

Concentrations

For the year ended December 31, 2020, sales to two customers comprised 72% and 15% of revenues, respectively. For the year ended December 31, 2019, sales to three customers comprised 58%, 21% and 14% of revenues, respectively. At December 31, 2020, three customers comprised 50%, 24% and 10% of accounts receivable, respectively. At December 31, 2019, three customers comprised 43%, 29% and 12% of accounts receivable, respectively. For the nine months ended September 30, 2021, sales to three customers comprised 35%, 35% and 17% of revenues, respectively. For the nine months ended September 30, 2020, sales to two customers comprised 72% and 14% of revenues, respectively. At September 30, 2021, two customers comprised 63% and 12% of accounts receivable, respectively.

The Company maintains the majority of its cash balances with one financial institution, in the form of demand deposits. At September 30, 2021, the Company had cash deposits that exceeded the federally insured limit of $250,000 per account. The Company believes that no significant concentration of credit risk exists with respect to its cash balances because of its assessment of the creditworthiness and financial viability of the financial institution.

Our primary customer is Intersections, Inc., a provider of consumer and corporate identity risk management services, under which we operate pursuant to a Software License and Development Agreement. Intersections, based on a worldwide license granted pursuant to the Software License and Development Agreement, bundles our keyboard encryption and antikey-logging software, as a value-add component into its premium identity theft protection service, IDENTITY GUARD® Total Protection for which we are compensated. The license is perpetual and becomes royalty free upon certain events (such as our filing for bankruptcy or similar protection or our failure to provide support). Our second largest customer is Digital River. Digital River is a reseller of certain software products (ProtectID®, GuardedID® and MobileTrust®) provided by the Company pursuant to a Reseller Agreement that has been in place since September 26, 2006. ProtectID® is an Out-of-Band Authentication product that provides application security. GuardedID® is a keystroke encryption product that stops keylogging in real time and MobileTrust® is an Android and Apple phone application, with its own keyboard to stop keylogging. The Reseller Agreement is perpetually renewed on a year-by-year basis unless terminated in writing sixty (60) days prior to each annual renewal date or, in general, for a breach of the Reseller Agreement. Upon termination, any outstanding obligation will be accelerated to thirty days from the termination date.

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DESCRIPTION OF PROPERTY

We operate from leased offices located at 1090 King Georges Post Road, Suite #603, Edison, New Jersey 08837. We do not hold any material investments in other real or personal property other than office equipment. We paid a monthly base rent of $4,409 from February 2019 thru January 2020, $4,542 from February 2020 through January 2021 and $4,678 from February 2021 through September 2021. We will pay a monthly base rent of $4,678 from October 2021 through January 2022, $4,818 from February 2022 thru January 2023 and $4,963 from February 2023 thru January 2024. The landlord holds $8,684 as our security deposit. The lease requires us to pay costs such as maintenance and insurance.

Operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Generally, the implicit rate of interest in arrangements is not readily determinable and we utilize our incremental borrowing rate in determining the present value of lease payments. The operating lease ROU asset includes any lease payments made and excludes lease incentives.

LEGAL PROCEEDINGS

We are currently not involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common shares, any of our subsidiaries or of our company’s or our company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(A) MARKET INFORMATION

The Company’s Small Business registration statement on Form SB-2 was declared effective by the SEC in August 2005 and the Company’s shares were approved for listing on the OTC Bulletin Board by the National Association of Securities Dealers, Inc. (“NASD” now referred to as the Financial Industry Regulatory Authority (FINRA)) in December 2005. Prior to December 2005, there was no public market for the common stock. The Company’s common stock is quoted on the OTC Markets under the symbol “SFOR.QB”. It has been traded in the over-the-counter market on a limited basis. The following sets forth high and low bid price quotations for each calendar quarter during the last fiscal years that trading occurred or quotations were available. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Quarter Ended:	Low:	High:
March 31, 2020	$0.0008	$0.0033
June 30, 2020	$0.0003	$1.7500
September 30, 2020	$0.0040	$0.1200
December 31, 2020	$0.0023	$0.1499
March 31, 2021	$0.0970	$0.1068
June 30, 2021	$0.0472	$0.0510
September 30, 2021	$0.0635	$0.0860

The closing price for our shares of common stock on December 7, 2021 was $0.051.

Our common stock is considered a low-priced security under the “Penny Stock” rules promulgated by the Securities and Exchange Commission. Under these rules, broker-dealers participating in transactions in these securities must first deliver a risk disclosure document which describes risks associated with these stocks, broker-dealers’ duties, customers’ rights and remedies, market and other information, and make suitability determinations approving the customers for these stock transactions based on financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing, provide monthly account statements to customers, and obtain specific written consent of each customer. With these restrictions, the likely effect of designation as a low-priced stock is to decrease the willingness of broker-dealers to make a market for the stock, to decrease the liquidity of the stock and increase the transaction cost of sales and purchases of these stocks compared to other securities.

(B) HOLDERS

As of December 7, 2021, there were approximately 527 holders of the common stock on record (several holders of record are brokerage firms, which handle accounts for individual investors).

(C) DIVIDENDS

We have not previously paid any cash dividends on common stock and do not anticipate or contemplate paying dividends on common stock in the foreseeable future. Our present intention is to utilize all available funds to develop and expand our business. The only restrictions that limit the ability to pay dividends on common equity, or that are likely to do so in the future, are those restrictions imposed by law and those restrictions imposed under contractual obligation. Under Wyoming corporate law, no dividends or other distributions may be made which would render a company insolvent or reduce assets to less than the sum of liabilities plus the amount needed to satisfy outstanding liquidation preferences.

Any future determination to pay cash dividends will be at the discretion of our board of directors, and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our board may deem relevant at that time.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

Management’s Discussion and Analysis of Results of Financial Condition and Results of Operations (“MD&A”) should be read in conjunction with the financial statements included herein. Further, this MD&A should be read in conjunction with the Company’s Audited Financial Statements and Notes to Financial Statements included in this Prospectus for the years ended December 31, 2021 and December 31, 2020 and Unaudited Financial Statements and Notes to Financial Statements included in this Prospectus for the nine months ended September 20, 2021 and 2020.

The Company's financial statements have been prepared in accordance with United States generally accepted accounting principles. We urge you to carefully consider the information set forth in this Prospectus under the heading “Special Note Regarding Forward-Looking Statements” and “Risk Factors”.

Forward-Looking Statements

Included in this interim report are "forward-looking" statements, within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") as well as historical information. Some of our statements under "Business”, "Properties”, "Legal Proceedings”, "Management's Discussion and Analysis of Financial Condition and Results of Operations”," the Notes to Condensed Consolidated Financial Statements” and elsewhere in this report constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including matters described in the section titled "Risk Factors." Forward-looking statements include those that use forward-looking terminology, such as the words "anticipate," "believe," "estimate," "expect," "intend," "may," "project," "plan," "will," "shall," "should," and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and we cannot assure you that actual results will be consistent with these forward-looking statements. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

Such risks include, among others, the following: international, national and local general economic and market conditions: our ability to sustain, manage or forecast our growth; material costs and availability; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the current inflation rate and supply chain disruptions; the implications and consequences of the COVID-19 pandemic on our business and on our clients’ business and on the effectiveness and distributions of vaccines and boosters, domestically and internationally, to limit the impact of COVID-19, and changes to mask mandate policies; the ability to attract and retain qualified personnel; the ability to protect technology; and other factors referenced in this filing.

Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements and there can be no assurance that the actual results anticipated by management will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business operations. We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise.

Unless otherwise noted, references in this prospectus to “StrikeForce”, “we”, “us”, “our”, “SFT”, “our company”, and the “Company” means StrikeForce Technologies, Inc., a Wyoming corporation.

Background

We are a software development and services company that offers a suite of integrated computer network security products using proprietary technology. Our ongoing strategy is developing and marketing our suite of network security products to the corporate, financial, healthcare, legal, government, technology, insurance, e-commerce and consumer sectors. We plan to continue to grow our business primarily through our expanding sales channel and internally generated sales, rather than by acquisitions. We hold a 49% interest in BlockSafe Technologies, Inc., and, as of April 2021, we hold a 100% interest in Cybersecurity Risk Solutions, LLC.

In March 2020, the World Health Organization declared the spread of COVID-19 a pandemic. This outbreak continues to spread throughout the U.S. and around the world. As a result, authorities continue to implement numerous measures to try to contain the virus, including restrictions on travel, quarantines, shelter-in-place orders, business restrictions and complete shutdowns. We are not considered an “essential business” due to the industries and customers we serve. As of, and subsequent to, September 30, 2021, we have been following the recommendations of the CDC and state/local health authorities to minimize exposure risk for our team members during the pandemic, including the temporary closure of our corporate office and having our team members work remotely. During the second quarter of 2021, we reopened our corporate office while continuing to adhere to the guidelines issued by health authorities. Many customers and vendors have transitioned to electronic submission of invoices and payments. The COVID-19 pandemic has resulted in longer response times from potential new customers and certain existing customers. We cannot anticipate the effect that the impairments caused by the COVID-19 pandemic will have on our year end fiscal 2021 results or 2022 results, or the effectiveness and distributions of vaccines, boosters, and their distribution in 2021 and 2022 and changes to mask mandate policies. The pandemic has significantly impacted the economic conditions both in the United States and worldwide, with accelerated effects through the date of this Quarterly Report, as federal, state and local governments react to the public health crisis, creating significant uncertainties in both the worldwide and the United States economies. The situation is rapidly changing, including the onset of the ongoing fourth wave of the virus caused by the Delta variant and the possibility of other variants over time, and additional impacts to our business may arise that we are not aware of currently. We cannot predict whether, when or the manner in which, the conditions surrounding COVID-19 will change including the timing of lifting any restrictions or office closure requirements. We will continue to evaluate the nature and extent of COVID-19’s impact to our business, consolidated results of operations, financial condition and liquidity, and our results presented herein are not necessarily indicative of the results to be expected for future periods in 2021, 2022, or beyond.

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Management believes that cyber security is a growing requirement as the pandemic continues and more people are working remotely as well as using digital forms on a regular basis. Consequently, the market demand, in our estimation, is increasing. However, our Company is also experiencing the impact of the pandemic. Currently our management has limited business operating from our office location and this impedes our ability to take full advantage of the increasing market demand. Many of our current clients have experienced a dramatic slowdown in their business, limiting their ability to have the resources to pay for our services. We still produce revenues and we anticipate, but cannot guarantee, our video conferencing tool, SafeVchat™, which provides authentication and security (using our existing products), will have gained acceptance in the market. Currently, we have companies doing beta testing. During the nine months ended September 30, 2021, we earned revenues of $54,000 from SafeVchat™ and PrivacyLoK™ and overall revenues of $153,000. We believe, but cannot guarantee, that our sales, partly as a consequence of the new work environment created by the pandemic and the need for our products, will significantly increase in the remainder of 2021 and continue that substantial growth into 2022. We also are encouraged by the $65 billion dollars provided for broadband access to improve internet services that is in the recently enacted Infrastructure Bill of 2021, but cannot provide assurance as to how, or if, that will impact our products and services.

On November 13, 2020, our filing of an Offering Circular on Form 1-A, pursuant to Regulation A (File Number: 024-11267) was qualified by the Securities and Exchange Commission. We registered 668,449,198 shares of common stock for maximum proceeds of $2,315,000 (after deducting the maximum broker discount and costs of the offering). As of September 30, 2021, the offering was fully subscribed as we accepted the subscriptions for an aggregate of 474,453,653 shares of common stock for full satisfaction of the entire offering of $2,500,000 (of which we received $2,315,000). We announced the closing of the offering on our Current Report on Form 8-K as filed on February 8, 2021.

On May 11, 2021, our filing of an Offering Circular on Form 1-A, pursuant to Regulation A (File Number: 024-11512) was qualified by the Securities and Exchange Commission. We registered 150,000,000 shares of common stock for maximum proceeds of $7,065,000 (after deducting the maximum broker discount and costs of the offering). During the nine months ended September 30, 2021, we issued 81,550,000 shares of common stock to investors for cash proceeds of $3,869,000, net of fees and commission, pursuant to the May 2021 Offering Circular. In September 2021, we sold 50,000,000 warrant shares for $50,000 to two investors who purchased subscriptions through the Offering Circular. We also awarded 5,000,000 warrant shares to the broker who facilitated the Offering Circular. The warrants vest immediately and have a 5-year term with an exercise price of $0.05 per share.

We finished development of our SafeVchat™ Secure Video Conferencing and PrivacyLoK™ products at the end of 2020 and deployed SafeVchat™ beta testing by some by our clients and individuals through our resellers. SafeVchat™, in management’s estimation, is one of the most secure video conferencing products on the market. PrivacyLoK™ adds security to all video conferencing tools and runs in conjunction with other applications on the same computer. We anticipate, but cannot guarantee, increased revenues from SafeVchat™ and PrivacyLoK™ in 2021, 2022, and beyond.

Our executive office is located at 1090 King Georges Post Road, Suite 603, Edison, NJ 08837. Our telephone number is (732) 661-9641. We have 11 employees. Our Company’s website is www.strikeforcetech.com (we are not including the information contained in our website as part of, nor should the information be relied upon or incorporated by reference into, this prospectus).

The following is management’s discussion and analysis (|MD&A”) of certain significant factors that have affected our financial position and operating results during the periods included in the accompanying financial statements, as well as information relating to the plans of our current management. This report includes forward-looking statements. Generally, the words “believes,” “anticipates,” “may,” “will,” “should,” “expect,” “intend,” “estimate,” “continue,” and similar expressions or the negative thereof or comparable terminology are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, including the matters set forth in this report or other reports or documents we file with the Securities and Exchange Commission from time to time, which could cause actual results or outcomes to differ materially from those projected. Undue reliance should not be placed on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update these forward-looking statements.

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Our MD&A is comprised of significant accounting estimates made in the normal course of its operations, overview of our business conditions, results of operations, liquidity and capital resources and contractual obligations. We did not have any off balance sheet arrangements as of December 31, 2019 or 2020 or the quarters ended September 30, 2021 and 2020.

The discussion and analysis of our financial condition and results of operations is based upon its financial statements, which have been prepared in accordance with generally accepted accounting principles generally accepted in the United States (or “GAAP”). The preparation of those financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities at the date of its financial statements. Actual results may differ from these estimates under different assumptions or conditions.

Background

We are a software development and services company that offers a suite of integrated computer network security products using proprietary technology. Our ongoing strategy is developing and marketing our suite of network security products to the corporate, financial, healthcare, legal, government, technology, insurance, e-commerce and consumer sectors. We plan to continue to grow our business primarily through our expanding sales channel and internally generated sales, rather than by acquisitions. Apart from our 49% holding in BlockSafe Technologies, Inc., we have no other subsidiaries.

In March 2020, the World Health Organization declared coronavirus COVID-19 a global pandemic. This contagious disease outbreak, which has continued to spread, has adversely affected workforces, customers, economies, and financial markets globally. It has also disrupted the normal operations of many businesses. This outbreak could decrease spending, adversely affect demand for our products, and harm our business and results of operations. We cannot anticipate the effect that the impairments caused by the COVID-19 pandemic or the degree to which the economy rebounds post-pandemic will have on our fiscal 2021 results, or the effectiveness and distributions of recently announced vaccines. We will continue to evaluate the nature and extent of COVID-19’s impact to our business, consolidated results of operations, financial condition and liquidity, and our results presented herein are not necessarily indicative of the results to be expected for future years.

During the year ended December 31, 2020, we believe the COVID-19 pandemic did impact its operating results as sales to customers were down 73% as compared from the year ended December 31, 2019. During the nine months ended September 30, 2021, we believe the COVID-19 pandemic did impact its operating results as sales to customers were down 5.55% as compared to the nine months ended September 30, 2021. However, we have not observed any impairments of our assets or a significant change in the fair value of our assets due to the COVID-19 pandemic. At this time, it is not possible for us to predict the duration or magnitude of the adverse results of the outbreak and its effects on our business or results of operations, financial condition, or liquidity.

We have been following the recommendations of health authorities to minimize exposure risk for our team members, including the temporary closure of our corporate office and having team members work remotely. Most customers and vendors have transitioned to electronic submission of invoices and payments.

Management believes that cyber security is a growing requirement as the pandemic continues, more people are working remotely as well as using digital forms on a regular basis. Consequently, the market demand, in our estimation, is increasing. However, our company is also experiencing the impact of the pandemic. Currently our management is not working from our office location and impedes our ability to take full advantage of the increasing market demand. Many of our current clients have experienced a dramatic slowdown in their business, limiting their ability to have the resources to pay for our services. We still generate revenues and we anticipate, but cannot guarantee, we will have the resources to advance our video conferencing tool, SafeVchat™ and PrivacyLoK™, that provides authentication and encryption (using our existing products), for which we believe will have a great interest in the market. Currently, we have already earned revenues from SafeVchat™ and PrivacyLoK™ in 2021.

Our executive office is located at 1090 King Georges Post Road, Suite 603, Edison, NJ 08837. Our telephone number is (732) 661-9641. We have 9 employees. Our Company’s website is www.strikeforcetech.com (we are not including the information contained in our website as part of, nor should the information be relied upon or incorporated by reference into, this report on Form 10-K).

Results of Operations

FOR THE YEAR ENDED DECEMBER 31, 2020 COMPARED TO THE YEAR ENDED DECEMBER 31, 2019

Revenues for the year ended December 31, 2020 were $207,000 compared to $768,000 for the year ended December 31, 2019, a decrease of $561,000 or 73.1%. The decrease in revenues was primarily due to a reduction in the sales of our products with impairments related to the economic consequences of the COVID-19 pandemic. Revenues are derived from software, key fobs and services.

Cost of revenues for the year ended December 31, 2020 was $13,000 compared to $10,000 for the year ended December 31, 2019, an increase of $3,000, or 30.0%. The increase resulted from the increased fees related to certain revenues. Cost of revenues are fees and key fobs related to our revenues, and as a percentage of total revenues for the year ended December 31, 2020 was 6.2% compared to 1.3% for the year ended December 31, 2019.

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Research and development expenses for the year ended December 31, 2020 were $520,000 compared to $520,000 for the year ended December 31, 2019. The salaries, benefits and overhead costs of personnel conducting research and development of our software products primarily comprises our research and development expenses.

Compensation, professional fees, and selling, general and administrative (collectively, “SGA”) expenses for the year ended December 31, 2020 were $2,350,000 compared to $1,839,000 for the year ended December 31, 2019, an increase of $511,000 or 27.8%. The increase was due primarily to an increase in employee stock-based compensation and professional fees. SG&A expenses consist primarily of salaries, benefits and overhead costs for executive and administrative personnel, insurance, fees for professional services, including consulting, legal, and accounting fees, plus travel costs and non-cash stock compensation expense for the issuance of stock options to employees and other general corporate expenses.

For the year ended December 31, 2020, other expense was $7,412,000 as compared to other expense of $2,147,000 for the year ended December 31, 2019, representing an increase in other expense of $5,265,000, or 245.2%. The increase was primarily due to increases in the loss on extinguishment of debt and in the change in the fair value of derivative liabilities, offset by decreases in private placement costs and in debt discount amortization.

Our net loss for the year ended December 31, 2020 was $10,088,000 compared to $3,750,000 for the year ended December 31, 2019, an increase of $6,338,000, or 169.0%. The increase was primarily due to increases in the loss on extinguishment of debt, in the change in the fair value of derivative liabilities, in employee stock-based compensation, in professional fees, and the decrease in revenues, offset by decreases in private placement costs and in debt discount amortization.

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2021 COMPARED TO THE THREE MONTHS ENDED SEPTEMBER 30, 2020

Revenues for the three months ended September 30, 2021 were $40,000 compared to $51,000 for the three months ended September 30, 2020, a decrease of $11,000 or 21.6%. The decrease in revenues was primarily due to a decrease in revenues relating to our ProtectID®, GuardedID® and MobileTrust® products, offset by an increase in revenues relating to our SafeVchat™ product, despite the impairments related to the economic consequences of the COVID-19 pandemic. Revenues are derived from software, key fobs and services.

Cost of revenues for the three months ended September 30, 2021 was $7,000 compared to $2,000 for the three months ended September 30, 2020, an increase of $5,000 or 250%. The increase in cost of revenues was primarily due to an increase in the fees related to our product offerings. Cost of revenues are fees and key fobs related to our revenues, and as a percentage of total revenues for the three months ended September 30, 2021 was 17.5% compared to 3.9% for the three months ended September 30, 2020.

Research and development expenses for the three months ended September 30, 2021 were $112,000 compared to $126,000 for the three months ended September 30, 2020, a decrease of $14,000 or 11.1%. The decrease was primarily due to the overall decrease in salaries and benefits of the personnel conducting research and development. The salaries, benefits and overhead costs of personnel conducting research and development of our software products primarily comprises our research and development expenses.

Compensation, professional fees, and selling, general and administrative (collectively, “SGA”) expenses for the three months ended September 30, 2021 were $672,000 compared to $430,000 for the three months ended September 30, 2020, an increase of $242,000 or 56.3%. The increase was due primarily to an increase in employee stock-based compensation and professional fees. SG&A expenses consist primarily of salaries, benefits and overhead costs for executive and administrative personnel, insurance, fees for professional services, including consulting, legal, and accounting fees, plus travel costs and non-cash stock compensation expense for the issuance of stock options to employees and other general corporate expenses.

For the three months ended September 30, 2021, other expense was $102,000 as compared to other expense of $365,000 for the three months ended September 30, 2020, a decrease in other expense of $263,000, or 7.21%. The decrease was primarily due to decreases in interest expense, debt discount amortization, and the change in the fair value of derivative liabilities.

Our net loss for the three months ended September 30, 2021 was $853,000 compared to $872,000 for the three months ended September 30, 2020, a decrease of $19,000, or 2.2%. The decrease was primarily due to decreases in interest expense, debt discount amortization, and the change in the fair value of derivative liabilities, offset by the decrease in revenues and increases in employee stock-based compensation and professional fees.

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FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2020

Revenues for the nine months ended September 30, 2021 were $153,000 compared to $162,000 for the nine months ended September 30, 2020, a decrease of $9,000 or 5.6%. The decrease in revenues was primarily due to a decrease in revenues relating to our ProtectID®, GuardedID® and MobileTrust® products, offset by an increase in revenues relating to our SafeVchat™ product, despite the impairments related to the economic consequences of the COVID-19 pandemic. Revenues are derived from software, key fobs and services.

Cost of revenues for the nine months ended September 30, 2021 was $18,000 compared to $11,000 for the nine months ended September 30, 2020, an increase of $7,000 or 63.7%. The increase in cost of revenues was primarily due to an increase in the fees related to our product offerings. Cost of revenues are fees and key fobs related to our revenues, and as a percentage of total revenues for the nine months ended September 30, 2021 was 9.7% compared to 8.1% for the nine months ended September 30, 2020.

Research and development expenses for the nine months ended September 30, 2021 were $386,000 compared to $373,000 for the nine months ended September 30, 2020, an increase of $13,000 or 3.5%. The increase was primarily due to the increase in salaries and benefits of the personnel conducting research and development. The salaries, benefits and overhead costs of personnel conducting research and development of our software products primarily comprises our research and development expenses.

Compensation, professional fees, and selling, general and administrative (collectively, “SGA”) expenses for the nine months ended September 30, 2021 were $8,120,000 compared to $1,477,000 for the nine months ended September 30, 2020, an increase of $6,643,000 or 450%. The increase was due primarily to an increase in employee stock-based compensation and professional fees. SG&A expenses consist primarily of salaries, benefits and overhead costs for executive and administrative personnel, insurance, fees for professional services, including consulting, legal, and accounting fees, plus travel costs and non-cash stock compensation expense for the issuance of stock options to employees and other general corporate expenses.

For the nine months ended September 30, 2021, other expense was $7,471,000 as compared to other expense of $1,243,000 for the nine months ended September 30, 2020, an increase in other expense of $6,228,000, or 501%. The increase was primarily due to increases in financing costs and the change in the fair value of derivative liabilities, offset by decreases in interest expense, debt discount amortization and private placement costs.

Our net loss for the nine months ended September 30, 2021 was $15,842,000 compared to $2,942,000 for the nine months ended September 30, 2020, an increase of $12,900,000, or 439%. The increase was primarily due to the decrease in revenues, increases in employee stock-based compensation, professional fees, financing costs and the change in the fair value of derivative liabilities, offset by decreases in interest expense, debt discount amortization and private placement costs.

Liquidity and Capital Resources

Our total current assets at September 30, 2021 were $3,203,000, which included cash of $3,180,000, as compared with $203,000 in total current assets at December 31, 2020, which included cash of $162,000. Additionally, we had a stockholders’ deficit in the amount of $10,668,000 at September 30, 2021 compared to a stockholders’ deficit of $14,342,000 at December 31, 2020. We have historically incurred recurring losses and have financed our operations through loans, principally from affiliated parties such as our directors, and from the proceeds of debt and equity financing. We financed our operations during the nine months ended September 30, 2021 primarily from the sale of common shares for cash for net proceeds of $5,368,000 under the offering pursuant to Regulation A, and we received the second draw SBA Paycheck Protection assistance loan for $177,000.

Concentrations

For the nine months ended September 30, 2021, sales to three customers comprised 35%, 35% and 17% of revenues, respectively. For the nine months ended September 30, 2020, sales to two customers comprised 72% and 14% of revenues, respectively. At September 30, 2021, two customers comprised 63% and 12% of accounts receivable, respectively.

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Going Concern

We have yet to establish any history of profitable operations. During the nine months ended September 30, 2021, the Company incurred a net loss of $15,842,000 and used cash in operating activities of $2,014,000, and at September 30, 2021, the Company had a stockholders’ deficit of $10,668,000. In addition, we are in default on notes payable and convertible notes payable in the aggregate amount of $3,417,000. These factors raise substantial doubt about our ability to continue as a going concern within one year after the date the financial statements are issued. In addition, the Company’s independent registered public accounting firm, in its report published on our December 31, 2020 year-end financial statements, and Note 1 in our unaudited financial statements, raised substantial doubt about the Company’s ability to continue as a going concern. The Company’s financial statements do not include any adjustments that might result from the outcome of this uncertainty should we be unable to continue as a going concern.

Management estimates that the current funds on hand will be sufficient to continue operations through the next eighteen months. Our ability to continue as a going concern is dependent upon our ability to continue to implement our business plan. Currently, management is attempting to increase revenues by selling through a channel of distributors, value added resellers, strategic partners and original equipment manufacturers. While we believe in the viability of its strategy to increase revenues, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to increase our customer base and realize increased revenues. No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, if needed, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case of equity financing.

Changes in Authorized Shares and Forward Split

In June 2015, an increase of the authorized shares of the Company’s common stock from three billion (3,000,000,000) to five billion (5,000,000,000), $0.0001 par value, was ratified, effective upon the filing of an amendment to our Certificate of Incorporation with the Wyoming Secretary of State. The amendment was adopted in July 2015.

In June 2019, an increase of the authorized shares of the Company’s common stock from five billion (5,000,000,000) to seven billion five hundred million (7,500,000,000), $0.0001 par value, was ratified, effective upon the filing of an amendment to our Certificate of Incorporation with the Wyoming Secretary of State. The amendment was adopted in July 2019.

In October 2019, an increase of the authorized shares of the Company’s common stock from seven billion five hundred million (7,500,000,000) to twelve billion (12,000,000,000), $0.0001 par value, was ratified, effective upon the filing of an amendment to our Certificate of Incorporation with the Wyoming Secretary of State. The amendment was adopted in November 2019.

In April 2020, an increase of the authorized shares of the Company’s common stock from twelve billion (12,000,000,000) to seventeen billion (17,000,000,000), $0.0001 par value, was ratified, effective upon the filing of an amendment to our Certificate of Incorporation with the Wyoming Secretary of State. The amendment was adopted in April 2020.

In April 2020, our Board of Directors and the holders of a majority of the voting power approved a resolution to effectuate a 500:1 Reverse Stock Split resolution for a reduction in the authorized common stock from seventeen billion (17,000,000,000) to fourteen billion (14,000,000,000), $0.0001 par value, of the Company. The amendment was adopted in June 2020.

In December 2020, a decrease of the authorized shares of the Company’s common stock from fourteen billion (14,000,000,000) to four billion (4,000,000,000), $0.0001 par value, was ratified, effective upon the filing of an amendment to our Certificate of Incorporation with the Wyoming Secretary of State. The amendment was adopted in December 2020.

On June 25, 2020, we completed a 1:500 reverse stock split of our issued and outstanding shares of common stock and all fractional shares were rounded up. All share and per share amounts have been adjusted retroactively to reflect the reverse stock split as if it had occurred at the beginning of the earliest period presented.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, result of operations, liquidity or capital expenditures.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include those related to accounting for financing obligations, assumptions used in valuing stock instruments issued for services, assumptions used in valuing derivative liabilities, the valuation allowance for deferred tax assets, and the accrual of potential liabilities. Actual results could differ from those estimates.

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Revenue Recognition

The Company follows the guidance of Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

The Company’s revenue consists of revenue from sales and support of our software products. Revenue primarily consists of sales of software licenses of our ProtectID®, GuardedID® and MobileTrust® products. We recognize revenue from these arrangements ratably over the contractual service period. For service contracts, the Company’s performance obligations are satisfied, and the related revenue is recognized, as services are rendered.

The Company offers no discounts, rebates, rights of return, or other allowances to clients which would result in the establishment of reserves against service revenue. Additionally, to date, the Company has not incurred incremental costs in obtaining a client contract.

Cost of revenue includes direct costs and fees related to the sale of our products.

Share-Based Payments

The Company periodically issues stock options, warrants, and shares of common stock as share-based compensation to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for such grants issued and vesting based on FASB ASC 718, Compensation – Stock Compensation (Topic 718) whereby the value of the award is measured on the date of grant and recognized as compensation expense on the straight-line basis over the vesting period. The Company recognizes the fair value of stock-based compensation within its Statements of Operations with classification depending on the nature of the services rendered.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The Company evaluates embedded conversion features within its convertible debt to determine whether the embedded conversion features should be bifurcated from the host instrument and accounted for as a derivative. The fair value of the embedded derivatives are determined using Monte Carlo simulation method at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period.

Recently Issued Accounting Pronouncements

Refer to Note 1 in the accompanying consolidated financial statements.

Additional Information

You are advised to read this Form S-1 in conjunction with other reports and documents that we file from time to time with the SEC. In particular, please read our Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the Securities and Exchange Commission on April 13, 2021, and Current Reports on Form 8-K that we file from time to time. You may obtain copies of these reports directly from us or from the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E. Washington, D.C. 20549, and you may obtain information about obtaining access to the Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains information for electronic filers at its website http://www.sec.gov.

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DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS AND EXECUTIVE OFFICERS.

The following sets forth our executive officers and/or Directors, their ages, and all offices and positions held with us.

Name	Age	Position
Mark L. Kay	72	Chief Executive Officer and Chairman of the Board of Directors
Philip E. Blocker	64	Chief Financial Officer
Ramarao Pemmaraju	60	Chief Technical Officer and Director
George Waller	63	Executive Vice President and Marketing Director

Our Directors hold their offices until the next annual meeting of the shareholders and until their successors have been duly elected and qualified or until their earlier resignation, removal of office or death. Our executive officers are elected by the Board of Directors to serve until their successors are elected and qualified.

The following is a brief description of the business experience of our executive officers who are also the Directors and significant employees:

Mark L. Kay, Chief Executive Officer and Chairman of the Board of Directors

Mr. Kay joined StrikeForce as our CEO in May 2003 following his retirement at JPMorganChase & Co. In December 2008, a majority of the Board of Directors, by written consent, eliminated the position of our President, with those responsibilities being assumed by Mr. Kay. A majority of the Board of Directors also appointed Mr. Kay as the Chairman of the Board in December 2008. Prior to joining StrikeForce Mr. Kay was employed by JPMorganChase & Co. from August of 1977 until his retirement in December 2002, at which time he was a Managing Director of the firm. During his tenure with JPMorganChase & Co. Mr. Kay led strategic and corporate business groups with global teams up to approximately 1,000 people. His responsibilities also included Chief Operations Officer, Chief Information Officer, and Global Technology Auditor. Mr. Kay’s business concentrations were in securities (fixed income and equities), proprietary trading and treasury, global custody services, audit, cash management, corporate business services and web services. Prior to his employment with JPMorganChase & Co., Mr. Kay was a systems engineer at Electronic Data Services (EDS) for approximately five years from September 1972 through to August 1977. He holds a B.A. in Mathematics from CUNY.

Philip E. Blocker, Chief Financial Officer

Mr. Blocker was CFO of MediaServ, a NYC based Internet software development company, in 2001. Prior to MediaServ, Mr. Blocker was a partner in POLARIS, a $25 million technology reseller, specializing in storage and high availability solutions. He is a Certified Public Accountant and has practical experience with taking private companies public.

Ramarao Pemmaraju, Chief Technology Officer

Mr. Pemmaraju Joined StrikeForce in July 2002 as our Chief Technology Officer (CTO) and the inventor of the ProtectID® product. In May 1999 Mr. Pemmaraju co-founded NetLabs, which developed security software products. Mr. Pemmaraju concentrated his time on NetLabs from July 2001 through to July 2002. From June 2000 to July 2001 Mr. Pemmaraju was a systems architect and project leader for Coreon, an operations service provider in telecommunications. From October 1998 through May 2000, Mr. Pemmaraju was a systems engineer with Nexgen systems, an engineering consulting firm. Mr. Pemmaraju has over eighteen years’ experience in systems engineering and telecommunications. His specific expertise is in systems architecture, design and product development. Mr. Pemmaraju holds a M.S.E.E. from Rutgers University and a B.E. from Stevens Tech.

George Waller, Executive Vice President and Head of Marketing

Mr. Waller joined StrikeForce in June 2002 as a Vice President in charge of sales and marketing. In July 2002, Mr. Waller became the CEO of StrikeForce, a position he held until Mr. Kay joined us in May 2003. Since May 2003, Mr. Waller has been the Executive Vice President overseeing Sales, Marketing, Business Development and product development. From 2000 through June 2002, Mr. Waller was Vice President of business development for Infopro, an outsourcing software development firm. From 1999 to 2001, Mr. Waller was Vice President of sales and Marketing for Teachmeit.com-Incubation systems, Inc., a multifaceted computer company and sister company to Infopro. From 1997 through 1999, Mr. Waller was the Vice President of Internet Marketing for RX Remedy, an aggregator of medical content for online services. Previously, Mr. Waller was a Vice President of Connexus Corporation, a software integrator.

Family Relationships

There are no family relationships between any two or more of our directors or executive officers. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

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Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of our Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Board of Directors

Our By-laws provide that there must be no less than one and no more than seven directors, as determined by the Board of Directors. Our Board of Directors currently consists of three directors.

Directors need not be our stockholders or residents of the State of Wyoming. Directors are elected for an annual term and generally hold office until the next Directors have been duly elected and qualified. A vacancy on the Board may be filled by the remaining Directors even though less than a quorum remains. A Director appointed to fill a vacancy remains a Director until his successor is elected by the Stockholders at the next annual meeting of Shareholder or until a special meeting is called to elect Directors.

Our executive officers are appointed by the Board of Directors.

During fiscal 2020, our Board of Directors met twelve times. The Board of Directors also uses written resolutions to deal with certain matters and, during fiscal 2020, thirty-six written resolutions were signed by a majority of the Directors.

Compensation of Directors

Our bylaws provide that, unless otherwise restricted by our certificate of incorporation, our Board of Directors has the authority to fix the compensation of directors. The directors may be paid their expenses, if any, related to attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as our director. Our bylaws further provide that no such payment will preclude any director from serving our company in any other capacity and receiving compensation therefore. Further, members of special or standing committees may be given compensation for attending committee meetings.

Committees

We have two committees: the Audit Committee and the Compensation Committee. At this time, there are no members of either Committee and the Board of Directors performs the acts of the Committees. None of our current directors are deemed “independent” directors as that term is used by the national stock exchanges or have the requisite public company accounting background or expertise to be considered an “audit committee financial expert” as that term is defined under Regulation S-K promulgated under the Securities Act of 1933, as amended.

It is anticipated that the principal functions of the Audit Committee will be to recommend the annual appointment of our auditors, the scope of the audit and the results of their examination, to review and approve any material accounting policy changes affecting our operating results and to review our internal control procedures.

It is anticipated that the Compensation Committee will develop a Company-wide program covering all employees and that the goals of such program will be to attract, maintain, and motivate our employees. It is further anticipated that one of the aspects of the program will be to link an employee’s compensation to his or her performance, and that the grant of stock options or other awards related to the price of the common shares will be used in order to make an employee’s compensation consistent with shareholders’ gains. It is expected that salaries will be set competitively relative to the technology development industry and that individual experience and performance will be considered in setting salaries.

At present, executive and director compensation matters are determined by a majority vote of the board of directors.

We do not have a nominating committee. Historically our entire Board has selected nominees for election as directors. The Board believes this process has worked well thus far particularly since it has been the Board’s practice to require unanimity of Board members with respect to the selection of director nominees. In determining whether to elect a director or to nominate any person for election by our stockholders, the Board assesses the appropriate size of the Board of Directors, consistent with our bylaws, and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Board will consider various potential candidates to fill each vacancy. Candidates may come to the attention of the Board through a variety of sources, including from current members of the Board, stockholders, or other persons. The Board of Directors has not yet had the occasion to, but will, consider properly submitted proposed nominations by stockholders who are not our directors, officers, or employees on the same basis as candidates proposed by any other person.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent (10%) of our outstanding Common Stock, or the Reporting Persons, to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership of Common Stock on Forms 4 or 5. Such persons are required by SEC regulation to furnish us with copies of all such reports they file. Based solely on a review of Forms 3 and 4 furnished to us by the Reporting Persons or prepared on behalf of the Reporting Persons by the Company, the Company believes that the Reporting Persons have complied with reporting requirements applicable to them.

Involvement in Certain Legal Proceedings

None of the following events have occurred during the past ten years and are material to an evaluation of the ability or integrity of any director or officer of the Company:

1.

A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.

Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

a.

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

	b.	Engaging in any type of business practice; or
	c.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;
4.

Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

5.

Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	a.	Any Federal or State securities or commodities law or regulation; or
b.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

	c.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.

Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Code of Ethics

We have adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of ethics contains standards that are reasonably designed to deter wrongdoing and to promote:

o	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

o	Full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submits to, the Commission and in other public communications made by us;

o	Compliance with applicable governmental laws, rules and regulations;

o	The prompt internal reporting of violations of the code to the board of directors or another appropriate person or persons; and

o	Accountability for adherence to the code.

Indemnification of Officers and Directors

As permitted by Wyoming law, our Articles of Incorporation provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been our directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable

44

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information is related to the compensation paid, distributed, or accrued by us for the fiscal years ended December 31, 2020 and 2019 to our Chief Executive Officer (principal executive officer) during the last fiscal year and the two other most highly compensated executive officers serving as of the end of the last fiscal year whose compensation exceeded $100,000 (the “Named Executive Officers”). The foregoing persons are collectively referred to in this Form 10-K as the “Named Executive Officers.” Compensation information is shown for the years ended December 31, 2020 and 2019:

Name/ Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Incentive Plan Option Awards (Vested) ($)	Securities Underlying Options/SARs ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mark L. Kay	2020	158,000	6,000	-	51,000	-	-	-	215,000
Chief Executive Officer	2019	150,000	6,000	-	3,000	-	-	-	159,000

George Waller	2020	160,000	6,000	-	51,000	-	-	-	217,000
Executive Vice President	2019	150,000	6,000	-	3,000	-	-	-	159,000

Ramarao Pemmaraju	2020	161,000	6,000	-	51,000	-	-	-	218,000
Chief Technology Officer	2019	150,000	6,000	-	3,000	-	-	-	159,000

On July 31, 2010, Philip E. Blocker was appointed our Chief Financial Officer. Mr. Blocker is not our employee. He received fee payments of $2,000 in 2020 and $1,000 in 2019. Mr. Blocker received no option awards in 2020 or 2019.

Outstanding Option Awards at Year End

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested, and equity-incentive plan awards outstanding at December 31, 2020 for each Named Executive Officer and/or Director:

Outstanding Equity Awards At Fiscal Year-End Table
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark L. Kay	1	-	-	$1,121,250,000	01/03/23	-	-	-	-
	72,000	-	-	$3.125	09/28/26	-	-	-	-
	20,000	-	-	$2.85	12/21/27
	20,000	-	-	$2.05	12/17/29
	765,027	9,234,973	-	$0.005	12/18/30

George Waller	1	-	-	$1,121,250,000	01/03/23	-	-	-	-
	72,000	-	-	$3.125	09/28/26	-	-	-	-
	20,000	-	-	$2.85	12/21/27
	20,000	-	-	$2.05	12/17/29
	765,027	9,234,973	-	$0.005	12/18/30

Ramarao Pemmaraju	1	-	-	$1,121,250,000	01/03/23	-	-	-	-
	72,000	-	-	$3.125	09/28/26	-	-	-	-
	20,000	-	-	$2.85	12/21/27
	20,000	-	-	$2.05	12/17/29
	765,027	9,234,973	-	$0.005	12/18/30

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Option Exercises and Stock Vested Table

None.

Pension Benefits Table

None.

Non-Qualified Deferred Compensation Table

None.

All Other Compensation Table

None.

Perquisites Table

None.

Director Compensation

All three of our directors were also our executive officers through December 31, 2020. Our directors did not receive any separate compensation for serving as such during fiscal 2020.

Non-Director Compensation

Will Lynch was hired after December 31, 2020 as the Director of Channel Distribution and not as a Named Executive Officer. A Director of Channel Distribution develops, services, and grows relationships with clients. Mr. Lynch will have an annual salary of $100,000 and will also receive 2% net of all Channel sales. Mr. Lynch reports to our Executive Vice President and Marketing Director.

Changes in Control

We are not aware of any arrangements that may result in a change in control of the Company.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Share Ownership of Certain Beneficial Owners

The following table sets forth certain information as of December 7, 2021, with respect to the shares of common stock beneficially owned by: (i) each director; (ii) each executive officer; (iii) all current executive officers (regardless of salary and bonus level) and directors as a group; and (iv) each person or entity known by us to beneficially own more than 5% of our outstanding common stock. The address for each director and executive officer is 1090 King Georges Post Road, Suite 603, Edison, New Jersey 08837. Unless otherwise indicated, the shareholders listed in the table below have sole voting and investment powers with respect to the shares indicated:

This table is based upon information obtained from our stock records.

NAME OF BENEFICIAL OWNER	AMOUNT OF OWNERSHIP(1)		PERCENTAGE OF CLASS(2) (excluding Preferred Stock (11)
Mark L. Kay	10,112,002	(3),(11)	0.9717%
Ramarao Pemmaraju	19,471,457	(4),(5),(11)	1.8711%
George Waller	11,574,354	(6),(7),(11)	1.1122%
All directors and executive officers as a group (3 persons)	41,157,813	(8)	3.9550%
NetLabs.com, Inc.	2	(9),(10)	0.00000019%

(1)	A person is deemed to be the beneficial owner of securities that can be acquired by such person within 90 days from the date hereof.

(2)

Based on 952,920,792 shares of common stock outstanding as of December 7, 2021; also including 21 shares of common stock available upon the conversion of certain convertible loans, 608,886 shares of common stock available upon the conversion of Series B Preferred stock, 18,133,001 shares of common stock underlying common stock purchase options and 68,981,234 shares of common stock underlying warrants.

(3)

Includes 1 share of common stock available upon the conversion of certain convertible loans valued at $4,875,000,000,000 per share for $240,000 of convertibles and $3,656,250,000,000 per share for $28,000 of convertibles, 1 share of common stock underlying vested ten-year options valued at $1,121,250,000 per share, 72,000 shares of common stock underlying vested ten-year options valued at $3.125 per share, 20,000 shares of common stock underlying vested ten-year options valued at $2.85 per share, 20,000 shares of common stock underlying vested ten-year options valued at $2.05 per share and 10,000,000 shares of common stock underlying vested ten-year options valued at $0.005 per share. Mark L. Kay, along with Ramarao Pemmaraju and George Waller each hold one share of Series A Preferred Shares which, collectively, allow the holders to vote up to 80% of the issued and outstanding shares of common and preferred stock; Mark Kay, along with Ramarao Pemmaraju and George Waller have irrevocably waived any conversion rights.

(4)

Includes 1 share of common stock available upon the conversion of certain convertible loans valued at $4,875,000,000,000 per share for $25,000 of convertibles and $3,656,250,000,000 per share for $5,000 of convertibles, 2 shares of common stock underlying vested ten-year options valued at $1,121,250,000 per share, 116,000 shares of common stock underlying vested ten-year options valued at $3.125 per share, 30,000 shares of common stock underlying vested ten-year options valued at $2.85 per share and 30,000 shares of common stock underlying vested ten-year options valued at $2.05 per share. Of the total shares, 64,002 shares, consisting of 1 share of common stock available upon the conversion of certain convertible loans valued at $4,875,000,000,000 per share for $25,000 of convertibles and $3,656,250,000,000 per share for $5,000 of convertibles, 1 share of common stock underlying vested ten-year options valued at $1,121,250,000 per share, 44,000 shares of common stock underlying vested ten-year options valued at $3.125 per share, 10,000 shares of common stock underlying vested ten-year options valued at $2.85 per share and 10,000 shares of common stock underlying vested ten-year options valued at $2.05 per share are in the name of Sunita Pemmaraju who is a family member of Ramarao Pemmaraju. Mark L. Kay, along with Ramarao Pemmaraju and George Waller each hold one share of Series A Preferred Shares which, collectively, allow the holders to vote up to 80% of the issued and outstanding shares of common stock; Mark Kay, along with Ramarao Pemmaraju and George Waller have irrevocably waived any conversion rights.

47

(5)	Excludes shares owned by NetLabs.com, Inc. which is controlled by Ramarao Pemmaraju and another individual.

(6)	Includes 1 share listed in the name of Katherine LaRosa who is a family member of George Waller.

(7)

Includes 1 share of common stock underlying vested ten-year options valued at $1,121,250,000 per share, 72,000 shares of common stock underlying vested ten-year options valued at $3.125 per share, 20,000 shares of common stock underlying vested ten-year options valued at $2.85 per share and 20,000 shares of common stock underlying vested ten-year options valued at $2.05 per share. Mark Kay, along with Ramarao Pemmaraju and George Waller each hold one share of Series A Preferred Shares which, collectively, allow the holders to vote up to 80% of the issued and outstanding shares of common stock; Mark Kay, along with Ramarao Pemmaraju and George Waller have irrevocably waived any conversion rights.

(8)

Includes 2 shares of common stock available upon the conversion of certain convertible loans valued at $4,875,000,000,000 per share for $265,000 of convertibles and $3,656,250,000,000 per share for $33,000 of convertibles, 4 shares of common stock underlying vested ten-year options valued at $1,121,250,000 per share, 260,000 shares of common stock underlying vested ten-year options valued at $3.125 per share, 70,000 shares of common stock underlying vested ten-year options valued at $2.85 per share, 70,000 shares of common stock underlying vested ten-year options valued at $2.05 per share and 10,000,000 shares of common stock underlying vested ten-year options valued at $0.005 per share. Excludes the Series A Preferred Shares: Mark L. Kay, along with Ramarao Pemmaraju and George Waller, each hold one share of Series A Preferred Shares which, collectively, allow the holders to vote up to 80% of the issued and outstanding shares of common stock; Mark Kay, along with Ramarao Pemmaraju and George Waller, have irrevocably waived any conversion rights.

(9)	Ramarao Pemmaraju controls NetLabs.com, Inc. along with another individual.

(10)	Includes 1 share of common stock underlying vested ten-year options valued at $975,000,000 per share.

(11)

Mark Kay, along with Ramarao Pemmaraju and George Waller hold 3 shares of preferred stock. The Series A Preferred Stock collectively has voting rights equal to eighty percent of the total current issued and outstanding shares of common stock.

DESCRIPTION OF SECURITIES

Equity Incentive Plan Information

The following table sets forth as of December 31, 2020, the total number of shares of our common stock which may be issued upon the exercise of outstanding stock options and other rights under compensation plans approved by the shareholders, and under compensation plans not approved by the shareholders. The table also sets forth the weighted average purchase price per share of the shares subject to those options, and the number of shares available for future issuance under those plans.

2012 Stock Option Plan

In November 2012, the stockholders approved the 2012 Stock Option Plan for our employees, effective January 3, 2013. The number of shares authorized for issuance under the plan is 100,000,000.

The number of shares authorized for issuance under the Incentive Plan was increased to 200,000,000 in September 2016 by unanimous consent of the Board of Directors.

The number of shares authorized for issuance under the Incentive Plan was increased to 400,000,000 in November 2017 by unanimous consent of the Board of Directors.

In August 2015, we awarded options to purchase 2,000 shares of our common stock to an unrelated consultant, exercisable at $0.25 per share, expiring two years from the date of grant, and vesting over a four-month period. In December 2016, the consultant processed an exercise of 2,000 stock option shares into 2,000 shares of our common stock, valued at $4,000, for a $500 payment, received in January 2017.

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In September 2016, we awarded options to purchase 392,000 shares of our common stock to our management team and employees, exercisable at $3.125 per share, expiring ten (10) years from the date of grant and vesting over a six-month period.

In December 2017, we awarded options to purchase 126,000 shares of our common stock to our management team and employees, exercisable at $2.85 per share, expiring ten (10) years from the date of grant and vesting over a six-month period.

In July 2018, we awarded options to purchase 1,000 shares of our common stock to an unrelated consultant, exercisable at $8.00 per share, expiring one year from the date of grant, and vesting over a one-year period. The option shares expired in July 2019.

In December 2019, we awarded options to purchase 115,000 shares of our common stock to our management team and employees, exercisable at $2.05 per share, expiring ten (10) years from the date of grant and vesting over a six-month period.

In December 2020, we awarded options to purchase 57,500,000 shares of our common stock to our management team and employees, exercisable at $0.005 per share, expiring ten (10) years from the date of grant and vesting over a six-month period.

Subsequent to September 30, 2021, the Company granted options to purchase an aggregate of 2,500,000 shares of its common stock to an employee. The options have an exercise price of $0.005 per share, vest over six months, and expire in 10 years.

SECURITIES BEING OFFERED

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to this Prospectus.

General

Common Stock

The shares of our common stock presently outstanding, and any shares of our common stock issues upon exercise of stock options and/or common stock purchase warrants, will be fully paid and non-assessable. Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders. In the event we liquidate, dissolve or wind-up our operations, the holders of the common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding. The common stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion provisions. Since the holders of common stock do not have cumulative voting rights, holders of more than 50% of the outstanding shares can elect all of our Directors, and the holders of the remaining shares by themselves cannot elect any Directors. Holders of common stock are entitled to receive dividends, if and when declared by the Board of Directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding.

On March 18, 2014, we effected a 1:1,500 reverse stock split of our issued and outstanding shares of common stock. On February 13, 2015, we effected a 1:650 reverse stock split of our issued and outstanding shares of common stock. On August 4, 2015, we effected a 1:1,000 reverse stock split of our issued and outstanding shares of common stock.

All shares and per share amounts in the financial statements have been adjusted to give retroactive effect to the reverse stock splits adopted by us as if the reverse had occurred at the beginning of the earliest period presented.

In June 2015, an increase of the authorized shares of our common stock from three billion (3,000,000,000) to five billion (5,000,000,000), $0.0001 par value, was ratified, effective upon the filing of an amendment to our Certificate of Incorporation with the Wyoming Secretary of State. The amendment was adopted in July 2015.

In March 2019, an increase of the authorized shares of BlockSafe’s common stock from one thousand (1,000) to one hundred million (100,000,000), $0.0001 par value, was ratified, effective upon the filing of an amendment to BlockSafe’s Certificate of Incorporation with the Wyoming Secretary of State. The amendment was adopted in March 2019.

In March 2019, a 1:15,000 forward stock split of BlockSafe’s issued and outstanding shares of common stock was ratified, effective upon the filing of an amendment to BlockSafe’s Certificate of Incorporation with the Wyoming Secretary of State. The amendment was adopted in March 2019.

In June 2019, an increase of the authorized shares of the Company’s common stock from five billion (5,000,000,000) to seven billion five hundred million (7,500,000,000), $0.0001 par value, was ratified, effective upon the filing of an amendment to our Certificate of Incorporation with the Wyoming Secretary of State. The amendment was adopted in July 2019.

49

In October 2019, an increase of the authorized shares of the Company’s common stock from seven billion five hundred million (7,500,000,000) to twelve billion (12,000,000,000), $0.0001 par value, was ratified, effective upon the filing of an amendment to our Certificate of Incorporation with the Wyoming Secretary of State. The amendment was adopted in November 2019.

In April 2020, an increase of the authorized shares of the Company’s common stock from twelve billion (12,000,000,000) to seventeen billion (17,000,000,000), $0.0001 par value, was ratified, effective upon the filing of an amendment to our Certificate of Incorporation with the Wyoming Secretary of State. The amendment was adopted in April 2020.

On April 13, 2020, our Board of Directors and the holders of a majority of the voting power approved a resolution to effectuate a 500:1 Reverse Stock Split a resolution for a Reduction in Authorized from seventeen billion (17,000,000,000) Common Stock down to fourteen billion (14,000.000.000) Common Stock, $0.0001 par value, of the Company. The amendment was adopted in June 2020.

On November 13, 2020, the Company’s filing of an Offering Circular on Form 1-A, pursuant to Regulation A (File Number: 024-11267) was qualified by the Securities and Exchange Commission. The Company registered 668,449,198 shares of common stock maximum proceeds of $2,315,000 (after deducting the maximum broker discount and costs of the offering).

In December 2020, a decrease of the authorized shares of the Company’s common stock from fourteen billion (14,000,000,000) to four billion (4,000,000,000), $0.0001 par value, was ratified, effective upon the filing of an amendment to our Certificate of Incorporation with the Wyoming Secretary of State. The amendment was adopted in December 2020.

On June 25, 2020, we completed a 1:500 reverse stock split of our issued and outstanding shares of common stock and all fractional shares were rounded up. All share and per share amounts have been adjusted retroactively to reflect the reverse stock split as if it had occurred at the beginning of the earliest period presented.

Preferred Stock

On October 21, 2010, the Company amended its Articles of Incorporation in New Jersey to authorize 10,000,000 shares of preferred stock, par value $0.10. The designations, rights, and preferences of such preferred stock are to be determined by the Board of Directors. On November 15, 2010, the Company changed its domicile from the State of New Jersey to the State of Wyoming.

In addition to the 10,000,000 shares of preferred stock authorized on October 21, 2010, on January 10, 2011, 100 shares of preferred stock were further authorized and designated as Series A Preferred Stock and 100,000,000 shares of preferred stock were further authorized and were designated as Series B Preferred Stock. The bylaws under the Wyoming Incorporation were amended to reflect the rights and preferences of each additional new designation.

The Series A Preferred Stock collectively has voting rights equal to eighty percent of the total current issued and outstanding shares of common stock. If at least one share of Series A Preferred Stock is outstanding, the aggregate shares of Series A Preferred Stock shall have voting rights equal to the number of shares of common stock equal to four times the sum of the total number of shares of common stock issued and outstanding, plus the number of shares of Series B Preferred Stock (or other designated preferred stock) which are issued and outstanding.

The Series B Preferred Stock has preferential liquidation rights in the event of any liquidation, dissolution or winding up of the Company, such liquidation rights to be paid from the assets of the Company not delegated to parties with greater priority at $1.00 per share or, in the event an aggregate subscription by a single subscriber of the Series B Preferred Stock is greater than $100,000,000, $0.997 per share. The Series B Preferred Stock shall be convertible to a number of shares of common stock equal to the price of the Series B Preferred Stock divided by the par value of the Series B Preferred Stock. The option to convert the shares of Series B Preferred Stock may not be exercised until three months following the issuance of the Series B Preferred Stock to the recipient shareholder. The Series B Preferred Stock shall have ten votes on matters presented to the shareholders of the Company for one share of Series B Preferred Stock held. The initial price of the Series B Preferred Stock shall be $2.50, (subject to adjustment by the Company’s Board of Directors) until such time, if ever, the Series B Preferred Stock are listed on a secondary and/or public exchange.

In February 2014, the Company’s Board of Directors amended the conversion feature of the Series B Preferred Stock, to permit conversion to common shares at a 40% market discount to current market value at the time the Company receives a conversion request. Current market value is defined as the average of the immediately prior five trading day’s closing prices. Additionally, when Series B Preferred Stock shares convert to the Company’s common stock, the minimum price discount floor level is set at $0.005, as decided by the Company’s Board of Directors.

50

Series A Preferred Stock

In 2011, the Company issued three shares of non-convertible Series A Preferred Stock valued at $329,000 per share, or $987,000 in aggregate to three members of the management team. The Series A Preferred Stock are convertible into four times the total number of common shares plus the total number of shares of Series B preferred stock issued and outstanding at the time of conversion and have voting rights equal to eighty percent of the total issued and outstanding shares of the Company’s common stock. This effectively provided the management team, upon retention of their Series A Preferred Stock, voting control on matters presented to the shareholders of the Company. The shareholders of the Series A Preferred Stock have each irrevocably waived their conversion rights relating to the Series A Preferred Stock issued.

Series B Preferred Stock

The Series B Preferred Stock has preferential liquidation rights in the event of any liquidation, dissolution or winding up of the Company, such liquidation rights to be paid from the assets of the Company not delegated to parties with greater priority at $1.00 per share or, in the event an aggregate subscription by a single subscriber of the Series B Preferred Stock is greater than $100,000,000, $0.997 per share. The Series B Preferred Stock shall be convertible to a number of shares of common stock equal to the price of the Series B Preferred Stock divided by the par value of the Series B Preferred Stock. The option to convert the shares of Series B Preferred Stock may not be exercised until three months following the issuance of the Series B Preferred Stock to the recipient shareholder. The Series B Preferred Stock shall have ten votes on matters presented to the shareholders of the Company for one share of Series B Preferred Stock held. The initial price of the Series B Preferred Stock shall be $2.50, (subject to adjustment by the Company’s Board of Directors) until such time, if ever, the Series B Preferred Stock are listed on a secondary and/or public exchange.

As of December 7, 2021, there were 36,667 shares of Series B Preferred Stock issued and outstanding, 20,000 of which convert to common shares at a 25% market discount and 16,667 of which convert to common shares at a 30% market discount.

All of the above offerings and sales, except the afore-mentioned shares issued pursuant to a conversion of convertible notes, were made in reliance upon the exemption from registration under Rule 506 of Regulation D promulgated under the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933, based on the following: (a) the investors confirmed to us that they were “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933 and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) where applicable, the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act of 1933, and agreed to transfer such securities only in a transaction registered under the Securities Act of 1933 or exempt from registration under the Securities Act; and (e) where applicable, a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequent registered under the Securities Act of 1933or transferred in a transaction exempt from registration under the Securities Act of 1933.

Voting Rights

Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders.

The three shares of the issued and outstanding shares of the Series A preferred stock have voting rights equal to eighty percent of the total issued and outstanding shares of our common stock.

Amendment of our Bylaws

Our bylaws may be adopted, amended or repealed by the affirmative vote of a majority of our outstanding shares. Subject to applicable law, our bylaws also may be adopted, amended or repealed by our Board of Directors.

Transfer Agent

Our transfer agent is Worldwide Stock Transfer, LLC. Their address is One University Plaza, Suite 505, Hackensack, NJ 07601. Our transfer agent is registered with the Securities and Exchange Commission

51

DIVIDEND POLICY

Subject to preferences that may be applicable to any then-outstanding shares of Preferred Stock, if any, and any other restrictions, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We and our predecessors have not declared any dividends in the past. Further, we do not presently contemplate that there will be any future payment of any dividends on Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers, except as described below;

•	Any person proposed as a nominee for election as a director;

•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

•	Any of our promoters;

•	Any relative or spouse of any of the foregoing persons who has the same house address as such person.

BlockSafe Technologies, Inc.

BlockSafe Technologies, Inc. (“BlockSafe”) was formed on December 1, 2017 in the State of Wyoming. BlockSafe is in the business of providing total cyber security solutions and is the licensee from our company of our desktop anti-malware product called “GuardedID®” and a one of a kind mobile application called “MobileTrust®”. BlockSafe is intended to be developed as an enterprise focusing on using our licensed technology in the field of cryptocurrency and its use of blockchains. Small revenues have been generated to date as BlockSafe is still in the developmental stage. There can be no assurances on the success of this project or any profitability arising from BlockSafe.

As of December 31, 2020, no tokens have been developed or issued. There is no assurance as to whether, or at what amount, or on what terms, tokens will be available. Moreover, there can be no assurance how such technology will function, which could expose us to legal and regulatory issues. Cryptocurrency and its use of blockchains is still in the development stage and receiving mixed results. The Securities and Exchange Commission has, in its dissemination of information to the public, expressed that tokens in the United States would be treated as securities pursuant to the Howey Test. This standard has been adopted, in various forms, in numerous other jurisdictions. The European Union and China are contemplating their own form of cryptocurrency and Facebook Libra cryptocurrency recently lost the support of PayPal (see https://www.independent.co.uk/topic/cryptocurrency, which article is not incorporated by reference to this filing). In addition, legal and regulatory developments could render the technology impermissible, which could have a material adverse effect on BlockSafe and us.

In June 2018, two members of our management team, George Waller, our Executive Vice President and Ramarao Pemmaraju, our Chief Technical Officer, were appointed to BlockSafe to serve as the Chief Executive Officer and Chief Technical Officer, respectively. Additionally, our Chief Executive Officer of StrikeForce, Mark L. Kay, also an appointee to the Board of Directors of BlockSafe, was appointed as Chairman and President of BlockSafe.

BlockSafe is owned 49% by the Company and 31% by three executive officers of the Company. BlockSafe meets the definition of a variable interest entity (“VIE”) and based on the determination that we are the primary beneficiary of BlockSafe, BlockSafe’s operating results, assets and liabilities are consolidated by the Company. Intercompany balances and transactions have been eliminated in consolidation. At December 31, 2020, noncontrolling interests represents 51% of BlockSafe that we do not directly own. The Company and BlockSafe have a management agreement pursuant to which BlockSafe shall remit a management fee of $36,000 per month to the Company, and when BlockSafe reaches a milestone of $1,000,000 in financing, an additional management fee of $5,000,000 shall be owed to the Company, payable monthly over three years. The management fee is currently eliminated in consolidation. At December 31, 2020 and 2019, the amount of VIE cash on the accompanying consolidated balance sheets can be used only to settle obligations of BlockSafe, and the amounts of VIE accounts payable, VIE Notes Payable, VIE Accrued Interest, and VIE Financing Obligation have no recourse to the general credit of the Company.

At September 30, 2021 and December 31, 2020, the outstanding balance of financing obligations amounted to $1,263,000, respectively, to be paid in tokens, as defined. At September 30, 2021 and through the date of filing, BlockSafe has not developed or issued any tokens and there is no assurance as to whether, or at what amount, or on what terms, tokens will be available to be issued, if ever. At September 30, 2021, as the tokens do not exist, and any amounts received for tokens are not considered equity or revenue, management determined that 100% of the obligation of $1,263,000 is a liability to be settled by BlockSafe, through the issuance of tokens, or through other means if tokens are never issued.

52

RELATED PARTY CONVERTIBLE NOTES

In previous years, the Company issued convertible notes to related parties/officers in exchange for cash and/or services rendered.  The notes are unsecured and are due on December 31, 2021, as amended.  The notes are unsecured, and have due dates of December 31, 2021, as amended.   Certain notes payable are due to the Company’s Chief Executive Officer and have a compounded interest rate of 8% per annum.  The aggregate notes are convertible into less than one share of the Company’s common stock at fixed conversion prices adjusted for applicable reverse stock splits.  As of December 31, 2020, the outstanding balance of the notes payable amounted to $298,000.

During the nine months ended September 30, 2021, notes payable aggregating $30,000 were repaid.  At September 30, 2021, the balance of convertible notes payable-related parties totaled $268,000.

RELATED PARTY PROMISSORY NOTES

Notes payable-related parties notes represent notes payable to the Company’s Chief Executive Officer ranging in interest rates of 0% per annum to 10% per annum. The notes are unsecured and the outstanding balance of these notes payable at December 31, 2020 amounted to $952,000.

During the nine months ended September 30, 2021, the Company made payments of $259,000.

At September 30, 2021, the balance of notes payable-related parties totaled $693,000 which are all due to the Company’s Chief Executive Officer. The notes are due on December 31, 2021, as amended.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings are available to the public over the Internet at the Commission’s website at http://www.sec.gov. The public may also read and copy any document we file with the Commission at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. This prospectus is part of the registration statement and, as permitted by Commission rules, does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement. We maintain a website at http://www.energizerresources.com. Information contained on our website is not part of this prospectus.

53

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Wyoming corporation law provides that:

•

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

•

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•

to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our articles of incorporation require us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suite or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

54

FINANCIAL STATEMENTS

StrikeForce Technologies, Inc.

F-1

Report of Independent Registered Public Accounting Firm

The Stockholders and Board of Directors of

StrikeForce Technologies, Inc.

Edison, NJ

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of StrikeForce Technologies, Inc. (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, during the year ended December 31, 2020, the Company incurred a net loss and utilized cash in operations, and at December 31, 2020, had a stockholders’ deficit. In addition, $3,604,000 of notes payable were in default as of that date. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved especially challenging, subjective, or complex judgments.

The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Determination and Valuation of Derivative Liabilities

As discussed in Notes 3 and 10 to the consolidated financial statements, during the year ended December 31, 2020 and in prior periods, the Company issued convertible notes and warrants that required management to assess whether the conversion features of the convertible notes required bifurcation and separate valuation as a derivative liability and whether the warrants required accounting as derivative liabilities. When it is determined that derivative liability accounting treatment is required, the Company measures the derivative liabilities at fair value using Monte Carlo Simulation Models. Such models use certain assumptions related to exercise price, term, expected volatility, and risk-free interest rate. As of December 31, 2020, the derivative liabilities totaled $163,000.

We identified the determination and valuation of the derivative liabilities as a critical audit matter due to the significant judgements used by the Company in determining whether the embedded conversion features and warrants required derivative accounting treatment and the significant judgements used in determining the fair value of the derivative liabilities including the appropriateness of the model utilized. Auditing the determination and valuation of the derivative liabilities involved a high degree of auditor judgement and specialized skills and knowledge were needed.

The primary procedures we performed to address this critical audit matter included the following. We inspected and reviewed debt agreements, conversion notices, and settlement agreements to evaluate the Company’s determination of whether derivative accounting was required, including assessing and evaluating management’s application of relevant accounting standards to such transactions. We evaluated the reasonableness and appropriateness of the choice of valuation model used for each specific derivative instrument. We tested the reasonableness of the underlying assumptions and data used in the valuations to determine the fair values, including stock price, exercise price, term, expected volatility and risk-free interest rate. We tested the accuracy and completeness of data used by the Company in developing the assumptions used in the model. We developed an independent expectation using market data sources, models and key assumptions determined to be relevant and reliable and compared such independent expectation to the Company’s estimate. In addition, we ascertained the competence and objectivity of the third-party valuation specialist engaged by the Company to calculate the fair values, as well as independently assessing the professional competence, experience, and objectivity of the Company’s third-party valuation specialist.

We have served as the Company’s auditor since 2015.

/s/ Weinberg & Company, P.A.

Los Angeles, California

April 13, 2021

F-2

STRIKEFORCE TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2020	December 31, 2019
ASSETS
Current Assets:
Cash (includes VIE balances of $2,000 and $1,000, respectively)	$162,000	$75,000
Accounts receivable, net	20,000	20,000
Prepaid expenses	21,000	4,000

Total current assets	203,000	99,000

Property and equipment, net	2,000	5,000
Operating lease right-of-use asset	157,000	206,000
Other assets	14,000	17,000

Total Assets	$376,000	$327,000

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts payable and accrued expenses (includes VIE balances of $3,000 and $27,000, respectively)	$1,010,000	$1,116,000
Convertible notes payable (net of discount of $14,000 and $423,000, respectively;
including $1,458,000 and $1,438,000 in default, respectively)	1,469,000	1,860,000
Convertible notes payable - related parties	298,000	356,000
Notes payable (net of discount of $52,000 and $0, respectively; including $2,146,000 and $2,114,000	2,250,000	2,238,000
in default, respectively) (includes VIE balances of $475,000 and $475,000, respectively)
Notes payable - related parties	952,000	743,000
Accrued interest (including $1,448,000 and $1,396,000 due to related parties, respectively) (includes	5,187,000	4,842,000
VIE balances of $109,000 and $71,000, respectively)
Contingent payment obligation	1,500,000	1,500,000
Financing obligation (includes VIE balance of $1,263,000 and $1,263,000, respectively)	1,263,000	1,263,000
Operating lease liability, current portion	38,000	47,000
Derivative liabilities	163,000	1,516,000

Total current liabilities	14,130,000	15,481,000

Notes payable, long term portion	463,000	148,000
Operating lease liability, long term portion	125,000	162,000

Total Liabilities	14,718,000	15,791,000

Commitments and Contingencies

Stockholders' Deficit
Series A Preferred stock, no par value; 100 shares authorized;
3 shares issued and outstanding	987,000	987,000
Series B Preferred stock par value $0.10: 100,000,000 shares authorized;
36,667 shares issued and outstanding	4,000	4,000
Preferred stock series not designated par value $0.10: 10,000,000 shares authorized;
none issued or outstanding	-	-
Common stock par value $0.0001: 4,000,000,000 shares authorized;
718,263,338 and 5,905,388 shares issued and outstanding, respectively	72,000	1,000
Additional paid-in capital	39,814,000	28,675,000
Accumulated deficit	(54,396,000)	(44,353,000)
Total StrikeForce Technologies, Inc. stockholders' deficit	(13,519,000)	(14,686,000)
Noncontrolling interest in consolidated subsidiary	(823,000)	(778,000)

Total Stockholders' Deficit	(14,342,000)	(15,464,000)

Total Liabilities and Stockholders' Deficit	$376,000	$327,000

See accompanying notes to the consolidated financial statements.

F-3

STRIKEFORCE TECHNOLOGIES, INC.

 CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31, 2020	December 31, 2019

Revenue	$207,000	$768,000

Operating expenses:
Cost of revenue	13,000	10,000
Selling, general and administrative expenses	2,350,000	1,839,000
Research and development	520,000	520,000

Total operating expenses	2,883,000	2,369,000

Loss from operations	(2,676,000)	(1,601,000)

Other income (expense):
Interest expense (including $135,000 and $129,000 to related parties, respectively)	(654,000)	(505,000)
Debt discount amortization	(605,000)	(1,047,000)
Private placement costs	(175,000)	(803,000)
Change in fair value of derivative liabilities	(1,190,000)	311,000
Loss on extinguishment of debt, net	(4,841,000)	(134,000)
Other income	53,000	31,000

Other income (expense), net	(7,412,000)	(2,147,000)

Loss before income taxes	(10,088,000)	(3,748,000)

Income tax expense	-	2,000

Net loss	(10,088,000)	(3,750,000)
Net loss attributable to noncontrolling interest	45,000	222,000

Net loss attributable to StrikeForce Technologies, Inc.	$(10,043,000)	$(3,528,000)

Net loss per common share
-Basic and diluted	$(0.14)	$(0.68)

Weighted average common shares outstanding
-Basic and diluted	73,260,600	5,215,411

See accompanying notes to the consolidated financial statements.

F-4

STRIKEFORCE TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	Series A Preferred stock, no par value		Series B Preferred stock, par value $0.10		Common stock, par value $0.0001		Additional Paid-in	Accumulated	Non controlling	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Deficit
Balance at January 1, 2019	3	$987,000	36,667	$4,000	4,747,499	$1,000	$26,587,000	$(40,825,000)	$(556,000)	$(13,802,000)

Fair value of common stock issued for services	-	-	-	-	60	-	-	-	-	-

Fair value of vested options	-	-	-	-	-	-	21,000	-	-	21,000

Fair value of warrants issued with convertible notes accounted for as debt discount	-	-	-	-	-	-	60,000	-	-	60,000

Common stock issued upon conversion of notes payable and accrued interest	-	-	-	-	1,157,829	-	2,007,000	-	-	2,007,000
						.
Net loss	-	-	-	-	-	-	-	(3,528,000)	(222,000)	(3,750,000)

Balance at December 31, 2019	3	987,000	36,667	4,000	5,905,388	1,000	28,675,000	(44,353,000)	(778,000)	(15,464,000)

Common stock issued for cash	-	-	-	-	436,337,203	44,000	932,000	-	-	976,000

Fair value of common stock issued for services	-	-	-	-	6,378,671	1,000	38,000	-	-	39,000

Fair value of vested options	-	-	-	-	-	-	506,000	-	-	506,000

Warrants issued with notes payable accounted for as debt discount	-	-	-	-	-	-	118,000	-	-	118,000

Common stock issued upon conversion of notes payable and accrued interest	-	-	-	-	233,674,842	23,000	9,089,000	-	-	9,112,000

Common stock issued upon conversion of debt settlement	-	-	-	-	35,967,234	3,000	456,000	-	-	459,000

Net loss	-	-	-	-	-	-	-	(10,043,000)	(45,000)	(10,088,000)

Balance at December 31, 2020	3	$987,000	36,667	$4,000	718,263,338	$72,000	$39,814,000	$(54,396,000)	$(823,000)	$(14,342,000)

See accompanying notes to the consolidated financial statements.

F-5

STRIKEFORCE TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year	For the Year
	Ended	Ended
	December 31, 2020	December 31, 2019
Cash flows from operating activities:
Net loss	$(10,088,000)	$(3,750,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,000	7,000
Amortization of debt discount	605,000	1,047,000
Amortization of right-of-use asset	49,000	47,000
Fair value of common stock issued for services	39,000	-
Fair value of vested options	506,000	21,000
Change in fair value of derivative liabilities	1,190,000	(311,000)
Private placement costs	173,000	803,000
Loss on extinguishment of debt	4,841,000	134,000
Changes in operating assets and liabilities:
Accounts receivable	-	1,000
Prepaid expenses	(17,000)	-
Accounts payable and accrued expenses	(77,000)	170,000
Accrued interest	562,000	490,000
Operating lease liability	(46,000)	(44,000)
Net cash used in operating activities	(2,256,000)	(1,385,000)

Cash flows from investing activities:
Purchases of property and equipment	(1,000)	(1,000)
Net cash used in investing activities	(1,000)	(1,000)

Cash flows from financing activities:
Proceeds from sale of common stock	976,000	-
Proceeds from convertible notes payable	803,000	985,000
Proceeds from notes payable	673,000	315,000
Proceeds from notes payable-related parties	263,000	-
Repayment of convertible note payable	(43,000)	-
Repayment of notes payable	(274,000)	(48,000)
Repayment of notes payable-related parties	(54,000)	-
Proceeds from finance obligation	-	123,000
Net cash provided by financing activities	2,344,000	1,375,000

Net increase (decrease) in cash	87,000	(11,000)

Cash at beginning of the year	75,000	86,000

Cash at end of the year	$162,000	$75,000

Supplemental disclosure of cash flow information:
Interest paid	$85,000	$-
Income tax paid	$-	$-

Supplemental disclosure of non-cash investing and financing transactions
Fair value of derivative upon issuance of convertible debt recorded as debt discount	$744,000	$985,000
Right-of-use assets obtained in exchange for operating lease obligations	$-	$253,000
Common stock issued for conversion of notes and accrued interest	$9,112,000	$2,007,000
Convertible note, accrued interest, and accounts payable assumed by debt settlement obligation	$198,000	$-
Common stock issued for payment of debt settlement obligation	$459,000	$-
Convertible note and accrued interest exchanged for common stock	$1,180,000	$659,000
Notes payable and accrued interest exchanged for financing obligation	$-	$315,000
Warrants issued with convertible notes accounted for as debt discount	$118,000	$60,000

See accompanying notes to the consolidated financial statements.

F-6

StrikeForce Technologies, Inc.

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

Note 1 - Organization and Summary of Significant Accounting Policies

StrikeForce Technologies, Inc. (the “Company”) is a software development and services company that offers a suite of integrated computer network security products using proprietary technology. The Company’s operations are based in Edison, New Jersey.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, for the year ended December 31, 2020, the Company incurred a net loss of $10,088,000 and used cash in operating activities of $2,256,000, and at December 31, 2020, the Company had a stockholders’ deficit of $14,342,000. Also, at December 31, 2020, the Company is in default on notes payable and convertible notes payable in the aggregate amount of $3,604,000. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that these financial statements are issued. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

At December 31, 2020, the Company had cash on hand in the amount of $162,000. Subsequent to December 31, 2020, the Company sold subscriptions for $1,525,000 and issued 38,116,450 shares of its common stock in an offering under Regulation A and received one SBA Paycheck Protection assistance loan for $177,000. Management estimates that the current funds on hand will be sufficient to continue operations through the next six months. The Company’s ability to continue as a going concern is dependent upon its ability to continue to implement its business plan. Currently, management is attempting to increase revenues by selling through a channel of distributors, value added resellers, strategic partners and original equipment manufacturers. While the Company believes in the viability of its strategy to increase revenues, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to increase its customer base and realize increased revenues. No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stockholders, in the case of equity financing.

Basis of presentation and principles of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements include the accounts of the Company and its subsidiary, BlockSafe Technologies, Inc. (“BST”). BST is owned 49% by the Company and 31% by three executive officers of the Company. BST meets the definition of a variable interest entity (“VIE”) and based on the determination that the Company is the primary beneficiary of BST. BST’s operating results, assets and liabilities are consolidated by the Company. Intercompany balances and transactions have been eliminated in consolidation.

At December 31, 2020, noncontrolling interests represents 51% of BST that the Company does not directly own. The Company and BST have a management agreement pursuant to which BST shall remit a management fee of $36,000 per month to the Company, and when BST reaches a milestone of $1,000,000 in financing, an additional management fee of $5,000,000 shall be owed to the Company, payable monthly over three years. The management fee is eliminated in consolidation. At December 31, 2020 and 2019, the amount of VIE cash on the accompanying consolidated balance sheets can be used only to settle obligations of BST, and the amounts of VIE accounts payable, VIE Notes Payable, VIE Accrued Interest, and VIE Financing Obligation have no recourse to the general credit of the Company.

Reverse Stock Split

On June 25, 2020, the Company completed a 1:500 reverse stock split of the Company’s issued and outstanding shares of common stock and all fractional shares were rounded up. All share and per share amounts in the accompanying financial statements have been adjusted retroactively to reflect the reverse stock split as if it had occurred at the beginning of the earliest period presented.

F-7

COVID-19

In March 2020, the World Health Organization declared coronavirus COVID-19 a global pandemic. This contagious disease outbreak, which has continued to spread, has adversely affected workforces, customers, economies, and financial markets globally. It has also disrupted the normal operations of many businesses. This outbreak could decrease spending, adversely affect demand for the Company’s products, and harm the Company’s business and results of operations.

During the year ended December 31, 2020, the Company believes the COVID-19 pandemic did impact its operating results as sales to customers were down 73% as compared from the year ended December 31, 2019. However, the Company has not observed any impairments of its assets or a significant change in the fair value of its assets due to the COVID-19 pandemic. At this time, it is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on the Company’s business or results of operations, financial condition, or liquidity.

The Company has been following the recommendations of health authorities to minimize exposure risk for its team members, including the temporary closure of its corporate office and having team members work remotely. Most customers and vendors have transitioned to electronic submission of invoices and payments.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include those related to accounting for financing obligations, assumptions used in valuing stock instruments issued for services, assumptions used in valuing derivative liabilities, the valuation allowance for deferred tax assets, and the accrual of potential liabilities. Actual results could differ from those estimates.

Revenue Recognition

The Company follows the guidance of Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

The Company’s revenue consists of revenue from sales and support of our software products. Revenue primarily consists of sales of software licenses of our ProtectID®, GuardedID® and MobileTrust® products. The Company usually recognizes subscription revenue over a one-month period based on a typical monthly renewal cycle in accordance with its customer agreement terms. For service contracts, the Company’s performance obligations are satisfied, and the related revenue is recognized, as services are rendered.

The Company offers no discounts, rebates, rights of return, or other allowances to clients which would result in the establishment of reserves against service revenue. Additionally, to date, the Company has not incurred incremental costs in obtaining customer contracts.

Cost of revenue includes direct costs and fees related to the sale of our products.

The following tables present our revenue disaggregated by major product and service lines:

	Year ended
	December 31, 2020	December 31, 2019
Software	$200,000	$764,000
Service	7,000	4,000
Total revenue	$207,000	$768,000

Accounts Receivable

Accounts receivable consist of trade amounts due from customers, and are recorded at invoiced amounts. The Company maintains an allowance for doubtful accounts receivable based upon our business customers’ financial condition and payment history, and our historical collection experience and expected collectability of accounts receivable. In circumstances where the Company becomes aware of a specific customer’s inability to meet its financial obligations to the Company, a specific reserve for bad debts is estimated and recorded. At December 31, 2020 and 2019, the allowance for doubtful accounts was $20,000 and $20,000, respectively.

F-8

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation and amortization. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the related assets as follows:

Estimated Useful Life (Years)

Computer equipment	5
Computer software	3
Furniture and fixture	7
Office equipment	7

Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations. Management assesses the carrying value of property and equipment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If there is indication of impairment, management prepares an estimate of future cash flows expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value. For the years ended December 31, 2020 and 2019, the Company did not recognize any impairment for its property and equipment.

Impairment of Long-lived Assets

The Company reviews its property and equipment, right-of-use assets, and other long-lived assets, including intangible assets other than goodwill, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. For the years ended December 31, 2020 and 2019, the Company had no impairment of long-lived assets.

Income Taxes

The Company accounts for income taxes using the asset and liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Leases

We lease our corporate office space under a lease agreement with monthly payments over a period of 60 months. Pursuant to ASC 840, Leases, lease assets are presented as operating lease right-of-use assets and the related liabilities are presented as lease liabilities in our consolidated balance sheets (see Note 11).

Fair Value of Financial Instruments

The Company follows the authoritative guidance issued by the Financial Accounting Standards Board (“FASB”) for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. A fair value hierarchy was established, which prioritizes the inputs used in measuring fair value into three broad levels as follows:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly.

Level 3—Unobservable inputs based on the Company’s assumptions.

The Company is required to use of observable market data if such data is available without undue cost and effort.

The Company believes the carrying amounts reported in the balance sheet for accounts receivable, accounts payable, accrued expenses, convertible notes, and notes payables approximate fair values because of the short-term nature of these financial instruments.

As of December 31, 2020 and 2019, the Company’s balance sheet includes Level 2 liabilities comprised of the fair value of embedded derivative liabilities of $163,000 and $1,516,000, respectively (see Note 10).

F-9

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The Company evaluates embedded conversion features within its convertible debt to determine whether the embedded conversion features should be bifurcated from the host instrument and accounted for as a derivative. The fair value of the embedded derivatives are determined using Monte Carlo simulation method at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period.

Stock-Based Compensation

The Company periodically issues stock options, warrants, and shares of common stock as share-based compensation to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for such grants issued and vesting based on FASB ASC 718, Compensation – Stock Compensation (Topic 718) whereby the value of the award is measured on the date of grant and recognized as compensation expense on the straight-line basis over the vesting period. The Company recognizes the fair value of stock-based compensation within its Statements of Operations with classification depending on the nature of the services rendered.

The fair value of the Company’s stock options and warrants are estimated using the Black-Scholes-Merton Option Pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the stock options or restricted stock, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes-Merton Option Pricing model and based on actual experience. The assumptions used in the Black-Scholes-Merton Option Pricing model could materially affect compensation expense recorded in future periods.

Loss per Share

Basic loss per share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding, plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued using the treasury stock method. Diluted loss per share excludes all potential common shares if their effect is anti-dilutive. The following potentially dilutive shares were excluded from the shares used to calculate diluted earnings per share as their inclusion would be anti-dilutive:

	Year ended
	December 31, 2020	December 31, 2019
Options to purchase common stock	58,133,001	633,001
Warrants to purchase common stock	27,405,476	100,574
Convertible notes	1,156,304	1,554,866
Convertible Series B Preferred stock	791,170	31,548
Total	87,485,950	2,319,989

Advertising, Sales and Marketing Costs

Advertising, sales and marketing costs are expensed as incurred and are included in sales and marketing expenses. For the years ended December 31, 2020 and 2019, advertising, sales and marketing expenses were $2,000 and $8,000, respectively.

Research and Development Costs

Costs incurred for research and development are expensed as incurred. The salaries, benefits, and overhead costs of personnel conducting research and development of the Company’s software products comprise research and development expenses. Purchased materials that do not have an alternative future use are also expensed.

Concentrations

For the year ended December 31, 2020, sales to two customers comprised 72% and 15% of revenues, respectively. For the year ended December 31, 2019, sales to three customers comprised 58%, 21% and 14% of revenues, respectively. At December 31, 2020, three customers comprised 50%, 24% and 10% of accounts receivable, respectively. At December 31, 2019, three customers comprised 43%, 29% and 12% of accounts receivable, respectively.

F-10

The Company maintains the majority of its cash balances with one financial institution, in the form of demand deposits. At December 31, 2020, the Company did not have cash deposits that exceeded the federally insured limit of $250,000 per account. The Company believes that no significant concentration of credit risk exists with respect to its cash balances because of its assessment of the creditworthiness and financial viability of the financial institution.

Segments

The Company operates in one segment for the development and distribution of our software products. In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and President, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base and similarities in: economic characteristics; nature of products and services; and procurement, manufacturing and distribution processes. Since the Company operates in one segment, all financial information required by “Segment Reporting” can be found in the accompanying financial statements.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Credit Losses - Measurement of Credit Losses on Financial Instruments (“ASC 326”). ASU 2016-13 requires entities to use a forward-looking approach based on current expected credit losses (“CECL”) to estimate credit losses on certain types of financial instruments, including trade receivables. This may result in the earlier recognition of allowances for losses. ASU 2016-13 is effective for the Company beginning January 1, 2023, and early adoption is permitted. The Company does not believe the potential impact of the new guidance and related codification improvements will be material to its financial position, results of operations and cash flows.

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. ASU 2020-06 will simplify the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models will result in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. ASU 2020-06 also amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. ASU 2020-06 will be effective January 1, 2024, for the Company. Early adoption is permitted, but no earlier than January 1, 2021, including interim periods within that year. Management is currently evaluating the effect of the adoption of ASU 2020-06 on the consolidated financial statements, but currently does not believe ASU 2020-06 will have a significant impact on the Company’s accounting for its convertible debt instruments as they are not considered indexed to the Company’s own stock. The effect will largely depend on the composition and terms of the financial instruments at the time of adoption.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

Note 2 - Property and Equipment

Property and equipment, stated at cost, less accumulated depreciation consisted of the following:

	December 31, 2020	December 31, 2019

Computer equipment	$82,000	$82,000
Computer software	44,000	43,000
Furniture and fixtures	10,000	10,000
Office equipment	17,000	17,000
	153,000	152,000
Less accumulated depreciation	(151,000)	(147,000)
	$2,000	$5,000

Depreciation expense for the years ended December 31, 2020 and 2019 was $4,000 and $5,000, respectively.

F-11

Note 3 - Convertible Notes Payable

Convertible notes payable consisted of the following:

	December 31, 2020	December 31, 2019
Secured
(a) Convertible notes due to DART/Citco, in default	$543,000	$543,000

Unsecured
(b) Convertible notes with fixed conversion features, in default	895,000	895,000
(c) Convertible notes with adjustable conversion features, $20,000 in default at December 31, 2020	45,000	845,000
Total convertible notes principal outstanding	1,483,000	2,283,000
Debt discount	(14,000)	(423,000)
Convertible notes, net of discount	$1,469,000	$1,860,000

(a)

During fiscal 2005, the Company issued notes payable to DART/Citco Global in the aggregate of $543,000. The notes bear interest at an average rate of 7.5% per annum, matured in December 2010, convertible to common shares at a fixed conversion price of $3.25 per share, as adjusted for applicable reverse stock splits, and secured by all of the Company’s assets. In fiscal 2009, the note holders agreed to the forbearance of any interest on the notes payable to DART/Citco Global.

(b)

During fiscals 2005 through 2007, the Company issued notes payable in the aggregate of $895,000. The notes are unsecured, bear interest at a rate starting at 8% up to 18% per annum, were due on various dates from March 2008 to March 2015, and are currently in default. The aggregate notes are convertible into less than one share of the Company’s common stock based on fixed conversion prices adjusted for applicable reverse stock splits.

At December 31, 2020 and 2019, outstanding balance of convertible notes payable amounted to $895,000, respectively.

(c)

In fiscal 2018, the Company issued unsecured convertible notes payable, bearing interest at rate of 10% per annum, and maturing through December 2019. At the option of the holder, the notes are convertible into shares of common stock of the Company at a price per share discount of 58% of the lowest closing market price of the Company’s common stock during the twenty days preceding a conversion notice. The Company determined that the conversion options of the convertible notes were not considered indexed to the Company’s own stock and characterized the fair value of the conversion features as derivative liabilities upon issuance (see Note 10) and recorded as a debt discount and is being amortized over the term of the notes payable. As of December 31, 2018, outstanding balance of the notes payable amounted to $695,000 and unamortized debt discount of $522,000. During the year ended December 31, 2019, the Company issued similar convertible notes payable with adjustable conversion features for aggregate proceeds of $985,000. The notes bear interest at a rate of 8% to 10% per annum, unsecured, and matured in January 2020 and November 2020. At the option of the holder, the notes are convertible into shares of common stock of the Company at a price per share discount of 58% to 62% of the market price of the Company’s common stock, as defined, for 15 to 25 days preceding a conversion notice. The Company determined that the conversion options of the convertible notes were not considered indexed to the Company’s own stock and characterized the fair value of the conversion features as derivative liabilities upon issuance with a fair value of $1,728,000, of which $925,000 was recorded as debt discount, and the remainder of $803,000 was recorded as private placement costs. In addition, certain convertible notes were issued with warrants to purchase 100,575 shares of the Company’s common stock at prices ranging from $0.75 to $2.90 per share, adjusted for applicable reverse stock splits (see Note 12). The Company calculated the relative fair value of the warrants to be $60,000 using a Black Scholes option-pricing model, and was recorded as a debt discount. As a result, the Company recorded total debt discount of $985,000 at issuance to account the fair value of the derivative liabilities of $925,000 and the relative fair value of the warrants of $60,000.

During 2019, the Company recorded debt discount amortization of $851,000. In addition, convertible notes payable totaling $835,000 plus interest of $57,000, for a total of $892,000 were converted into 1,157,829 shares of common stock. The Company followed the general extinguishment model to record the conversion and settlement of the debt. Notes payable and accrued interest converted totaled $892,000, the related unamortized debt discount totaled ($233,000), and the derivative liability related to the conversion option of these notes, after final valuation, amounted to $1,214,000. The fair value of the common shares issued amounted to $2,007,000 and the difference between the total debt settled and fair value of the common shares issued amounted to $134,000 and was recorded as loss on extinguishment of debt.

At December 31, 2019, outstanding balance of convertible notes amounted to $845,000 and the unamortized discount was $423,000.

F-12

During the year ended December 31, 2020, the Company issued similar convertible notes payable with adjustable conversion prices for aggregate proceeds of $803,000. The notes bear interest at 8% to 10% per annum, unsecured, and maturing between October 2020 and December 2021. At the option of the holder, the notes are convertible into shares of common stock of the Company at a price per share discount of 58% to 70% of the market price of the Company’s common stock, as defined, for 15 to 25 days preceding a conversion notice. The Company determined that the conversion options of the convertible notes were not considered indexed to the Company’s own stock and characterized the conversion features as derivative liabilities upon issuance with a fair value of $917,000 (see Note 10), of which $742,000 was recorded as debt discount to be amortized over the term of the related notes, and the remainder of $175,000 was recorded as private placement costs. The Company also granted warrants to certain note holders to purchase 638,000 shares of the Company’s common stock (see Note 12). The Company determined the relative fair value of the warrants to be $53,000, and was recorded as debt discount to be amortized over the term of the related note. As a result, the Company recorded total debt discount of $803,000, to account the fair value of the derivative liabilities of $742,000, the relative fair value of the warrants granted of $53,000 and direct fees incurred of $8,000.

During 2020, the Company recorded debt discount amortization of $598,000. In addition, notes payable totaling $1,088,000 plus unpaid interest and fees of $93,000, for a total of $1,181,000, were converted into 233,748,884 shares of the Company’s common stock. Notes payable in the aggregate of $472,000 and accrued interest of $34,000 for a total of $506,000 were also cancelled and forgiven by certain noteholders. The Company followed the general extinguishment model to record the conversion and settlement of the debt. Notes payable, accrued interest and fees converted and cancelled totaled $1,687,000, the related unamortized debt discount totaled ($614,000), and the derivative liability related to the conversion option of these notes, after final valuation, amounted to $3,249,000. The fair value of the common shares issued amounted to $9,112,000 and the difference between the total debt settled and fair value of the common shares issued amounted to $4,790,000 and was recorded as loss on extinguishment of debt.

At December 31, 2020, the outstanding balance of the notes payable amounted to $45,000 and unamortized discount was $14,000.

Note 4 - Convertible Notes Payable – Related Parties

In previous years, the Company issued convertible notes to related parties/officers in exchange for cash and/or services rendered. The notes are unsecured and were due on December 31, 2020. As of December 31, 2018 and 2019, outstanding balance of the notes payable amounted to $356,000, respectively.

During the year ended December 31, 2020, two notes aggregating $58,000 held by the Company’s VP of Technology were extinguished as part of a debt settlement obligation transaction (see Note 9). In addition, noteholders also agreed to extend the maturity date to December 31, 2021 with no changes to the other terms of the notes payable.

At December 31, 2020, the balance of convertible notes payable-related parties totaled $298,000. The notes are made up of ten convertible note payables, are unsecured, and have extended due dates of December 31, 2021. Six notes totaling $268,000 are due to the Company’s Chief Executive Officer, at a compounded interest rate of 8% per annum; and four notes totaling $30,000 are due to the spouse of the Company’s Chief Technology Officer at a compounded interest rate of 8% per annum. The aggregate notes are convertible into less than one share of the Company’s common stock at fixed conversion prices adjusted for applicable reverse stock splits.

Note 5 - Notes Payable

Notes payable consisted of the following:

	December 31, 2020	December 31, 2019
Unsecured notes
(a) Notes payable- $1,639,000 in default	$1,699,000	$1,639,000
(b) Notes payable issued by BST-in default	475,000	475,000
(c) Note payable-PPP loan	313,000	-
(d) Note payable-EID loan	150,000	-

Secured notes payable
(e) Notes payable - $32,000 in default at December 31, 2020	128,000	272,000
Total notes payable principal outstanding	2,765,000	2,386,000
Debt discount	(52,000)	-
Less current portion of notes payable, net of discount	(2,250,000)	(2,238,000)
Long term notes payable	$463,000	$148,000

F-13

(a)

In previous years, the Company issued notes payable in exchange for cash. The notes are unsecured, bears interest at a rate of 8% through 14% per annum and matured starting in fiscal 2011 up to July 2017. As of December 31, 2019 and 2018, the outstanding balance of these notes payable amounted to $1,639,000.

During the year ended December 31, 2020, the Company issued a note payable of $60,000 in exchange for cash. The note is unsecured, bears interest at a rate of 12% per annum and will mature in November 2021. As part of the issuance, the Company granted the noteholder warrants to purchase 26,666,666 shares of the Company’s common stock (see Note 12). The warrants are fully vested, exercisable at $0.005 per share and will expire in five years. The Company determined the relative fair value of the warrants to be $60,000, using the BlackScholes option pricing model and was recorded as debt discount to be amortized over the term of the related note.

At December 31, 2020, the outstanding balance of the notes payable was $1,699,000 and unamortized debt discount of $52,000. As of December 31, 2020, total notes payable of $1,639,000 are past due and deemed in default.

(b)

In fiscal 2018, the Company’s consolidated subsidiary BlockSafe, issued promissory notes in exchange for cash. The notes are unsecured, bearing interest at a rate of 8% per annum, and matured in September 2019. As of December 31, 2018, outstanding balance of the notes payable amounted to $775,000 and unamortized debt discount of $196,000.

 During the year ended December 31, 2019, the Company amortized the entire debt discount of $196,000, $5,000 of the notes were paid, and note holders agreed to exchange $296,000 of notes payable into a financing obligation (see Note 7). At December 31, 2019, the balance of the unsecured promissory notes was $475,000.

At December 31, 2020, the outstanding balance of the notes payable amounted to $475,000 and are currently in default.

(c)

On April 7, 2020, the Company was granted a loan (the “PPP loan”) from Chase Bank in the aggregate amount of $313,000, pursuant to the Paycheck Protection Program (the “PPP”) under the CARES Act. The PPP matures on April 7, 2022, bears interest at a rate of 1% per annum, with the first six months of interest deferred, is payable monthly commencing on October 2020, and is unsecured and guaranteed by the U.S. Small Business Administration (“SBA”). The loan term may be extended to April 7, 2025, if mutually agreed to by the Company and lender. The Company applied ASC 470, Debt, to account for the PPP loan. The PPP loan may be prepaid at any time prior to maturity with no prepayment penalties. Funds from the PPP loan may only be used for qualifying expenses as described in the CARES Act, including qualifying payroll costs, qualifying group health care benefits, qualifying rent and debt obligations, and qualifying utilities. The Company used the loan amount for qualifying expenses. Under the terms of the PPP, certain amounts of the loan may be forgiven if they are used for qualifying expenses. The Company intends to apply for forgiveness of the PPP loan with respect to these qualifying expenses, however, the Company cannot assure that such forgiveness of any portion of the PPP loan will occur. As for the potential loan forgiveness, once the PPP loan is, in part or wholly, forgiven and a legal release is received, the liability would be reduced by the amount forgiven and a gain on extinguishment would be recorded. The terms of the PPP loan provide for customary events of default including, among other things, payment defaults, breach of representations and warranties, and insolvency events. The Company was in compliance with the terms of the PPP loan as of December 31, 2020.

(d)

On May 15, 2020, the Company received a $150,000 loan (the “EID Loan”) from the SBA under the SBA’s Economic Injury Disaster Loan program. The EID Loan has a thirty-year term and bears interest at a rate of 3.75% per annum. Monthly principal and interest payments of $0.7 per month are deferred for twelve months and commence in May 2021. The EID Loan may be prepaid at any time prior to maturity with no prepayment penalties. The proceeds from the EID Loan must be used for working capital. The EID Loan contains customary events of default and other provisions customary for a loan of this type. The Company was in compliance with the terms of the EID loan as of December 31, 2020.

F-14

(e)	During the year ended December 31, 2019, the Company issued notes payable aggregating $316,000. The notes bears interest at a rate starting from 31.8% to 148% per annum, each agreement secured by substantially all of the assets of the Company, and maturing between March 2020 and April 2021. The Company also made principal payments of $44,000, and at December 31, 2019, the outstanding balance of the secured note agreements was $272,000.

During the year ended December 31, 2020, the Company issued notes payable aggregating $152,000. The notes bear interest rate starting at 8% to 39% per annum, each agreement is secured by substantially all of the assets of the Company, and the notes mature through July 2021. In addition, the Company made principal payments of $275,000, and one secured note of $21,000 was extinguished as part of a debt settlement obligation transaction (see Note 9).

At December 31, 2020, the outstanding balance of the secured notes payable was $128,000. One note for $32,000 was due in July 2020 and was not repaid in full when due. The Company and the note holders are in negotiations to extend the due date of the note.

Note 6 - Notes Payable – Related Parties

Notes payable-related parties notes represent notes payable to the Company’s Chief Executive Officer ranging in interest rates of 0% per annum to 10% per annum. The notes are unsecured and have extended due dates of December 31, 2020. Outstanding balance of these notes payable at December 31, 2019 and 2018, amounted to $743,000.

During the year ended December 31, 2020, the Company issued similar notes payable for $263,000 to its Chief Executive Officer in exchange for cash. The notes are unsecured, bears interest at an average rate of 7% per annum and is due on demand. The Company also made payments of $54,000. In addition, the noteholder also agreed to change the maturity date of notes payable issued in previous years with an aggregate balance of $753,000 to December 31, 2021 with no changes to the other original term of the notes payable.

At December 31, 2020, the balance of notes payable-related parties totaled $952,000 which are all due to the Company’s Chief Executive Officer. Notes totaling $753,000 are due on December 31, 2021 and notes totaling $199,000 have no specified due date and deemed due on demand.

Note 7 – Financing Obligation

The Company is in the process of developing Coins or Tokens which are an envisioned virtual currency. In fiscal 2018, the Company’s consolidated subsidiary BlockSafe (BST), issued promissory notes to unrelated parties aggregating $776,000. As part of issuance, the Company agreed to pay a financing obligation to the note holders equal to the note principal in tokens, as defined, to be issued by BlockSafe. In addition, the Company also agreed to issue tokens to an unrelated party in exchange for cash of $50,000. As of December 31, 2018, outstanding balance of the financing obligation amounted to $826,000 to be paid by tokens to be issued by BlockSafe.

During the year ended December 31, 2019, BlockSafe agreed to issue tokens to unrelated parties in exchange for cash of $122,000. In addition, certain note holders of promissory notes issued by BlockSafe agreed to exchange $315,000 of outstanding principal and accrued interest into the financing obligation to be paid by tokens to be issued by BlockSafe.

At December 31, 2020 and 2019, the outstanding balance of financing obligations amounted to $1,263,000, respectively, to be paid in tokens, as defined. At December 31, 2020 and through the date of filing, BST has not developed or issued any tokens and there is no assurance as to whether, or at what amount, or on what terms, tokens will be available to be issued, if ever. At December 31, 2020, as the tokens do not exist, and any amounts received for tokens are not considered equity or revenue, management determined that 100% of the obligation of $1,263,000 is a liability to be settled by BST, through the issuance of tokens, or through other means if tokens are never issued.

Note 8 – Contingent Payment Obligation

On September 6, 2017, the Company entered into a litigation funding agreement with Therium Inc. (subsequently Therium Luxembourg) and VGL Capital, LLC (collectively the “Funders”). Under the agreement, the Company received $1,500,000 from the Funders to allow the Company to pursue patent enforcement actions against infringements of its patents (see Note 15). In exchange, the Funders are entitled to receive, after the payment of legal fees, the first $1,500,000 from the gross proceeds of any claims awarded, 10% of any additional claim proceeds until the Funders have received an additional $7,500,000, and 2.5% of any claim proceeds thereafter. The Funders shall be paid only in the event that the Company achieves recoveries of claim proceeds.

At December 31, 2020 and 2019, the Company has reflected the $1,500,000 received from the Funders as a contingent payment obligation to be paid only if claim proceeds are recovered.

F-15

Note 9 – Debt Settlement Obligation

On May 13, 2020, the Company entered into a settlement agreement with Continuation Capital, Inc. (“Continuation”). Continuation paid $198,000 owed to Company creditors, including $140,000 of convertible debt and accrued interest due to a related party (see Note 4), $29,000 of secured notes payable and accrued interest (see Note 5) and $29,000 of accounts payable. In exchange, the Company issued 35,967,234 shares of common stock to Continuation with a fair value of $459,000. The Company accounted this transaction in accordance with ASC 480-10 and the debt settled was measured at fair value. As a result, the Company recorded a loss on debt extinguishment $261,000 to account the difference between the carrying value of the debt settled and the fair value of the common shares issued to Continuation.

Note 10 – Derivative Financial Instruments

In prior years, the Company issued convertible notes payable whose conversion shares was not explicitly limited.  As a result, the Company was unable to conclude that it had enough authorized and unissued shares available to settle the conversion option.  The result was that the conversion option is bifurcated from the debt host and accounted for as a derivative liability in accordance with ASC 815, and to be re-measured at the end of every reporting period with the change in value reported in the statement of operations.  Furthermore, since the number of shares to be issued to settle the conversion option is potentially unlimited, the Company would be unable to conclude that it has sufficient authorized and available shares to satisfy other commitments to issue shares if it did not have a sequencing policy.  The Company has not adopted, documented and disclosed a sequencing approach that allows its other equity linked financial instruments and conversion options to be classified as equity if they meet the requirements of ASC 815.

The derivative liability is being valued using a Monte Carlo valuation method through the assistance of a valuations specialist.  The Monte Carlo valuation method uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the conversion features, and future dividends. The Monte Carlo method is used in corporate finance and mathematical finance to value and analyze (complex) instruments, portfolios and investments by simulating the various sources of uncertainty affecting their value, and then determining the distribution of their value over the range of resultant outcomes. This is usually done by help of stochastic asset models.  At December 31, 2018, the balance of the derivative liabilities was $1,314,000.

During the year ended December 31, 2019, the Company recorded additions of $1,727,000 related to the conversion features of notes issued during the period (see Note 3), and an decrease in fair value of derivatives of $311,000.  In addition, the Company recorded a decrease in derivative liability of $1,214,000 related to derivative liabilities that were extinguished due to conversion and settlement of the corresponding notes payable and recorded as part of loss on debt extinguishment.  At December 31, 2019, the balance of the derivative liabilities was $1,516,000.

During the year ended December 31, 2020, the Company recorded additions of $917,000 related to the conversion features of notes issued during the period (see Note 3), and an increase in fair value of derivatives of $1,190,000.  In addition, the Company recorded a decrease in derivative liability of $3,460,000 related to derivative liabilities that were extinguished when the related convertible note payable was converted into shares of common stock (see Notes 3 and 12) and was recorded as part of loss on debt extinguishment.  At December 31, 2020, the balance of the derivative liabilities was $163,000.

The fair value of the embedded derivative was determined using the following assumptions:

	December 31, 2020	January 2020 to December 2020 (dates of inception)	December 31, 2019
Conversion feature:
Risk-free interest rate	0.09%	0.11%-0.65%	1.59%
Expected volatility	495%-691%	152%-277%	145%-155%
Expected life (in years)	0.25 to 0.57 year	1 year	0.25 to 1 year
Expected dividend yield	-	-	-

Fair Value:
Conversion feature	$163,000	$917,000	$1,516,000

The following table sets forth a summary of the changes in the estimated fair value of our embedded derivative during the years ended December 31, 2020 and 2019:

	Year ended December 31, 2020	Year ended December 31, 2019
Fair value at beginning of period	$1,516,000	$1,314,000
Recognition of derivative liabilities upon initial valuation	917,000	1,727,000
Extinguishment of derivative liabilities	(3,460,000)	(1,214,000)
Net change in the fair value of derivative liabilities	1,190,000	(311,000)
Fair value at end of period	$163,000	$1,516,000

F-16

Note 11 - Operating Lease

In January 2019, the Company entered into a noncancelable operating lease for its headquarters office requiring payments of approximately $4,000 per month, payments increasing 3% each year, and ending on January 31, 2024.  At December 31, 2020, the remaining lease term was 3.08 years. The Company does not have any other leases.

Operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Generally, the implicit rate of interest in arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments.  The operating lease ROU asset includes any lease payments made and excludes lease incentives.

The components of lease expense and supplemental cash flow information related to leases for the period are as follows:

	Year ended December 31, 2020	Year ended December 31, 2019
Lease Cost
Operating lease cost (included in general and administration in the Company’s statement of operations)	$56,000	$56,000

Other Information
Cash paid for amounts included in the measurement of lease liabilities for the years ended December 31, 2020 and 2019	$55,000	$53,000
Weighted average remaining lease term – operating leases (in years)	3.1	4.1
Average discount rate – operating leases	10.0%	4.0%

The supplemental balance sheet information related to leases for the period is as follows:

At December 31, 2020
Operating leases
Long-term right-of-use assets	$157,000

Short-term operating lease liabilities	$38,000
Long-term operating lease liabilities	125,000
Total operating lease liabilities	$163,000

Maturities of the Company’s lease liabilities are as follows:

Year Ending	Operating Leases
2021	56,000
2022	58,000
2023	59,000
2024	5,000
Total lease payments	178,000
Less: Imputed interest/present value discount	(15,000)
Present value of lease liabilities	$163,000

Lease expenses were $56,000 and $52,000 during the years ended December 31, 2020 and 2019, respectively.

F-17

Note 12 – Stockholders’ Deficit

Preferred Stock

On October 21, 2010, the Company amended its Articles of Incorporation in New Jersey to authorize 10,000,000 shares of preferred stock, par value $0.10. The designations, rights, and preferences of such preferred stock are to be determined by the Board of Directors. On November 15, 2010, the Company changed its domicile from the State of New Jersey to the State of Wyoming.

In addition to the 10,000,000 shares of preferred stock authorized on October 21, 2010, on January 10, 2011, 100 shares of preferred stock were designated as Series A Preferred Stock and 100,000,000 shares were designated as Series B Preferred Stock. The bylaws under the Wyoming Incorporation were amended to reflect the rights and preferences of each additional new designation.

The Series A Preferred Stock collectively has voting rights equal to eighty percent of the total current issued and outstanding shares of common stock. If at least one share of Series A Preferred Stock is outstanding, the aggregate shares of Series A Preferred Stock shall have voting rights equal to the number of shares of common stock equal to four times the sum of the total number of shares of common stock issued and outstanding, plus the number of shares of Series B Preferred Stock (or other designated preferred stock) which are issued and outstanding.

The Series B Preferred Stock has preferential liquidation rights in the event of any liquidation, dissolution or winding up of the Company, such liquidation rights to be paid from the assets of the Company not delegated to parties with greater priority at $1.00 per share or, in the event an aggregate subscription by a single subscriber of the Series B Preferred Stock is greater than $100,000,000, $0.997 per share. The Series B Preferred Stock shall be convertible to a number of shares of common stock equal to the price of the Series B Preferred Stock divided by the par value of the Series B Preferred Stock. The option to convert the shares of Series B Preferred Stock may not be exercised until three months following the issuance of the Series B Preferred Stock to the recipient shareholder. The Series B Preferred Stock shall have ten votes on matters presented to the shareholders of the Company for one share of Series B Preferred Stock held. The initial price of the Series B Preferred Stock shall be $2.50, (subject to adjustment by the Company’s Board of Directors) until such time, if ever, the Series B Preferred Stock are listed on a secondary and/or public exchange.

In February 2014, the Company’s Board of Directors amended the conversion feature of the Series B Preferred Stock, to permit conversion to common shares at a 40% market discount to current market value at the time the Company receives a conversion request. Current market value is defined as the average of the immediately prior five trading day’s closing prices. Additionally, when Series B Preferred Stock shares convert to the Company’s common stock, the minimum price discount floor level is set at $0.005, as decided by the Company’s Board of Directors.

Series A Preferred Stock

In 2011, the Company issued three shares of non-convertible Series A Preferred Stock valued at $329,000 per share, or $987,000 in aggregate to three members of the management team. The Series A Preferred Stock are convertible into four times the total number of common shares plus the total number of shares of Series B preferred stock issued and outstanding at the time of conversion and have voting rights equal to eighty percent of the total issued and outstanding shares of the Company’s common stock. This effectively provided the management team, upon retention of their Series A Preferred Stock, voting control on matters presented to the shareholders of the Company. The shareholders of the Series A Preferred Stock have each irrevocably waived their conversion rights relating to the Series A Preferred Stock issued.

Series B Preferred Stock

The Series B Preferred Stock has preferential liquidation rights in the event of any liquidation, dissolution or winding up of the Company, such liquidation rights to be paid from the assets of the Company not delegated to parties with greater priority at $1.00 per share or, in the event an aggregate subscription by a single subscriber of the Series B Preferred Stock is greater than $100,000,000, $0.997 per share. The Series B Preferred Stock shall be convertible to a number of shares of common stock equal to the price of the Series B Preferred Stock divided by the par value of the Series B Preferred Stock. The option to convert the shares of Series B Preferred Stock may not be exercised until three months following the issuance of the Series B Preferred Stock to the recipient shareholder. The Series B Preferred Stock shall have ten votes on matters presented to the shareholders of the Company for one share of Series B Preferred Stock held. The initial price of the Series B Preferred Stock shall be $2.50, (subject to adjustment by the Company’s Board of Directors) until such time, if ever, the Series B Preferred Stock are listed on a secondary and/or public exchange.

At December 31, 2019 and 2020, there were 36,667 shares of Series B Preferred Stock outstanding. There were no issuances of Series B Preferred stock during fiscal 2020 and 2019.

F-18

Common Stock

On November 13, 2020, the Company’s filing of an Offering Circular on Form 1-A, pursuant to Regulation A (File Number: 024-11267) was qualified by the Securities and Exchange Commission. The Company registered 668,449,198 shares of common stock estimated proceeds of $2,315,000 (after deducting the maximum broker discount and costs of the offering).

During the year ended December 31, 2020, the Company issued an aggregate of 718,337,380 shares of its common stock as follows:

•	In November 2020, the Company sold 436,337,203 shares of common stock for net proceeds of $976,000 in an offering under Regulation A.
•	The Company issued 6,378,671 shares of its common stock for services, with a fair value of $39,000. The common shares were valued at the respective date of issuances.
•	The Company issued 233,748,884 shares of common stock upon conversion of convertible notes payable and accrued interest (see Note 3).
•	The Company issued 35,967,234 shares of common stock upon conversion of debt settlement (see Note 9).
•	In December 2020, a decrease of the Company’s authorized common stock to 4,000,000,000 shares was authorized.

During the year ended December 31, 2019, the Company issued an aggregate of 5,905,388 shares of its common stock as follows:

•	The Company issued 60 shares of its common stock for services, with de minimus fair value.
•	The Company issued 1,157,829 shares of common stock upon conversion of convertible notes payable and accrued interest.

Warrants

In January and July 2020, in connection with the issuance of convertible notes that aggregated $100,000 (see Note 3) and promissory note of $60,000 (see Note 5), the Company issued warrants to purchase 27,304,901 shares of the Company’s common stock. The warrants were exercisable immediately, at exercise prices from $0.0045 to $0.75 per share, and expire in 5 years. The warrants are classified within stockholders’ deficit, and the proceeds were allocated between the notes and warrants based on their relative fair value. The relative fair value of the warrants was determined to be $118,000 and was recorded as debt discount and additional paid-in-capital.

The table below summarizes the Company’s warrant activities for the years ended December 31, 2020 and 2019:

	Number of Warrant Shares	Exercise Price Range Per Share	Weighted Average Exercise Price

Balance, January 1, 2019	-	$-	$-
Granted	100,574	0.75-2.90	1.1185
Canceled/Expired	-	-	-
Exercised	-	-	-
Balance, January 1, 2020	100,574	0.75-2.90	1.1185
Granted	27,304,901	0.0045	$0.0045
Canceled/Expired	-	-	-
Exercised	-	-	-
Balance, December 31, 2020	27,405,475	$0.0045-2.90	$0.011676

Balance outstanding and exercisable, December 31, 2020	27,405,475	$0.0045-2.90	$0.011676

At December 31, 2020 and 2019, there was no intrinsic value of the warrants.

The following table summarizes information concerning outstanding and exercisable warrants as of December 31, 2020:

	Warrants Outstanding and Exercisable
Range of Exercise Prices	Number Outstanding	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price

$0.0045	26,666,666	5.00	$0.0045

$0.085	588,235	5.00	$0.085

$0.75	133,333	5.00	$0.75

$2.90	17,241	5.00	$2.90

$0.0045 - $2.90	27,405,475	5.00	$0.011676

F-19

Note 13 – Stock-Based Compensation

In November 2012, the stockholders approved the 2012 Stock Option Plan for the Company’s employees, effective January 3, 2013. The number of shares authorized for issuance under the plan was 100,000,000 and was increased to 400,000,000 in November 2017 by unanimous consent of the Board of Directors.

During the year ended December 31, 2019, the Company granted options to purchase an aggregate of 115,000 shares of its common stock to employees. The options have an exercise price of $2.05 per share, vest over six months, expire in 10 years with a fair value of $236,000 using the BlackScholes option pricing model based on the following assumptions: (i) volatility rate of 141%, (ii) discount rate of 1.54%, (iii) zero expected dividend yield, and (iv) expected life of 5.25 years. The risk-free interest rate was based on rates established by the Federal Reserve Bank. The Company uses the historical volatility of its common stock to estimate the future volatility for its common stock. The expected life of the stock options granted is estimated using the “simplified” method, whereby the expected term equals the average of the vesting term and the original contractual term of the stock option. The expected dividend yield was based on the fact that the Company has not paid dividends to its common stockholders in the past and does not expect to pay dividends to its common stockholders in the future. In addition, the Company also recognized stock compensation expense of $21,000 to account the fair value of options that vested.

During the year ended December 31, 2020, the Company granted options to purchase an aggregate of 57,500,000 shares of its common stock to employees. The options have an exercise price of $0.005 per share, vest over six months, and expire in 10 years, with a total fair value of approximately $3,853,000 using the BlackScholes option pricing model. The fair value of the options was determined using a Black-Scholes option pricing model based on the following assumptions: (i) volatility rate of 604%, (ii) discount rate of 0.95%, (iii) zero expected dividend yield, and (iv) expected life of 10.00 years. The Company recognized stock compensation expense of $506,000 to account the fair value of options that vested during the period. As of December 31, 2020, the unamortized stock compensation amounted to approximately $3.6 million which will be recognized in fiscal 2021.

The table below summarizes the Company’s stock option activities for the period January 1, 2019 to December 31, 2020:

	Number of Options Shares	Exercise Price Range Per Share	Weighted Average Exercise Price
Balance, January 1, 2019	519,001	$2.85-1,121,250,000	$3.125

Granted	115,000	2.05	2.05
Exercised	-	-	-
Expired	(1,000)	8.00	8.00
Balance, December 31, 2019	633,001	2.05-1,121,250,000	2.93

Granted	57,500,000	0.005	0.005
Exercised	-	-	-
Expired	-	-	-
Balance outstanding, December 31, 2020	58,133,001	$0.005-1,121,250,000	$0.03704
Balance exercisable, December 31, 2020	5,031,908	$0.005-1,121,250,000	$0.03704

At December 31, 2020 and 2019, the intrinsic value of outstanding options was zero.

The following table summarizes information concerning the Company’s stock options as of December 31, 2020:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price

$1,121,250,000	1	2	$1,121,250,000	1	2	$1,121,250,000
$2.85	126,000	7	2.85	126,000	7	2.85
$3.125	392,000	6	3.125	392,000	6	3.125
$2.05	115,000	9	2.05	115,000	9	2.05
$0.005	57,500,000	10	0.005	4,398,907	10	0.005
$0.005 – 1,121,250,000	58,133,001	6.8	$0.03704	5,031,908	6.8	$0.03704

F-20

Note 14 - Income Tax Provision

The income tax provision consists of the following for the year ended:

	December 31, 2020	December 31, 2019
Federal
Current	$-	$-
Deferred	-	-

State
Current	-	2,000
Deferred	-	-

Income tax provision	$-	$2,000

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income tax provision is as follows for the year ended:

	December 31, 2020	December 31, 2019

Federal statutory income tax rate	21.0%	21.0%
State tax, net of federal benefit	5.0%	5.0%

Change in valuation allowance on net operating loss carry-forwards	(26.0)	(26.0)

Effective income tax rate	0.0%	0.0%

Deferred tax assets and liabilities consist of the following:

	December 31, 2020	December 31, 2019
Net deferred tax assets:
Stock-based compensation	$702,000	$561,000
Private placement costs	366,000	320,000
Operating lease liability	42,000	54,000
Loss on extinguishment of debt	1,697,000	438,000
Net operating loss carryforwards	5,946,000	5,431,000
Gross deferred tax assets	8,753,000	6,804,000
Less valuation allowance	(7,255,000)	(5,775,000)
Total deferred tax assets	1,498,000	1,029,000
Deferred tax liabilities:
Derivative gain	1,455,000	865,000
Debt discount	2,000	110,000
Operating lease right-of-use asset	41,000	54,000
Total deferred tax liabilities	1,498,000	1,029,000
Net deferred tax asset (liability)	$-	$-

The provisions of ASC Topic 740, Accounting for Income Taxes, require an assessment of both positive and negative evidence when determining whether it is more likely than not that deferred tax assets are recoverable. For the years ended December 31, 2020 and 2019, based on all available objective evidence, including the existence of cumulative losses, the Company determined that it was more likely than not that the net deferred tax assets were not fully realizable. Accordingly, the Company established a full valuation allowance against its net deferred tax assets. The Company intends to maintain a full valuation allowance on net deferred tax assets until sufficient positive evidence exists to support reversal of the valuation allowance. For the years ended December 31, 2020 and 2019, the valuation allowance increased by $1,480,000 and $795,000, respectively.

At December 31, 2020 and 2019, the Company had available Federal and state net operating loss carryforwards (“NOL”s) to reduce future taxable income. For Federal NOL purposes approximately $24.4 million and $21.7 million was available at December 31, 2020 and 2019. For state NOL purposes approximately $12.5 million and $9.8 million was available at December 31, 2020 and 2019, respectively. The Federal carryforwards expire on various dates through 2040 and the state carryforwards expire through 2040. Due to restrictions imposed by Internal Revenue Code Section 382 regarding substantial changes in ownership of companies with loss carryforwards, the utilization of the Company’s NOL may be limited as a result of changes in stock ownership. NOLs incurred subsequent to the latest change in control are not subject to the limitation.

The Company’s operations are based in New Jersey and it is subject to Federal and New Jersey state income tax. Tax years after 2015 are open to examination by United States and state tax authorities.

F-21

The Company adopted the provisions of ASC 740, which requires companies to determine whether it is “more likely than not” that a tax position will be sustained upon examination by the appropriate taxing authorities before any tax benefit can be recorded in the financial statements. ASC 740 also provides guidance on the recognition, measurement, classification and interest and penalties related to uncertain tax positions. As of December 31, 2020 and 2019, no liability for unrecognized tax benefits was required to be recorded or disclosed.

Note 15 - Commitments and Contingencies

Asset Sale and Licensing Agreement

On August 24, 2015, the Company entered into an agreement with Cyber Safety, Inc., a New York corporation (“Cyber Safety”) for Cyber Safety to license, and retain an option to purchase, the patents and intellectual property related to the GuardedID® and MobileTrust® software. Cyber Safety had the option to buy the Company’s GuardedID® patent for $10,000,000 that expires on September 30, 2021. If the purchase price is not paid by September 30, 2021, it will increase to $11,000,000 and be due September 30, 2022. The Company believes, but cannot guarantee, Cyber Safety will exercise its option to purchase GuardedID® based on ongoing constructive discussions with Cyber Safety. There have been no new negotiations with them in regard to the exercise of the option, but there are continuing discussions with them regarding some of their large contracts. The option remains open until September 30, 2022 and Cyber Safety, to the Company’s knowledge, is still contemplating the exercise of the option. Cyber Safety also licensed the Malware Suite until September 30, 2020 and agreed to pay the Company 15% to 20% of the net amount Cyber Safety receives from this product. During the years ended December 31, 2020 and 2019, the Company recorded revenue of $380 and $441,000, respectively, from Cyber Safety.

Note 16 – Subsequent Events

Subsequent to December 31, 2020, convertible notes aggregating $45,000 of principal and $6,000 of accrued interest and fees were converted into 16,168,589 shares of common stock at conversion prices ranging from $0.00156 to $0.02 per share.

Subsequent to December 31, 2020, the Company issued 460,829 shares of common stock in exchange for the cancellation of accrued interest of $24,000 and the token financing obligation of $100,000.

Subsequent to December 31, 2020, the Company issued 34,139,772 shares of common stock upon a cashless exercise of 17,500,000 options shares and 17,045,454 warrants shares.

Subsequent to December 31, 2020, the Company issued 128,527 shares of common stock for services with a fair value of $26,000.

Subsequent to December 31, 2020, the Company issued 38,116,450 shares of its common stock to investors for cash proceeds of $1,525,000 pursuant to our November 2020 Offering Circular (see Note 12).

Subsequent to December 31, 2020, the Company repaid related party convertible notes, secured notes payable and accrued interest in the aggregate of $367,000.

Subsequent to December 31, 2020, the Company applied for funding pursuant to the Small Business Administration program.  The second round of the Paycheck Protection Program provides forgivable funding for payroll and related costs as well as some non-payroll costs.  The Company applied for funding and, to date, have received (on March 16, 2021) funding in the amount of $177,000.

F-22

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS:

As of and for the Nine Months Ended September 30, 2021 and September 30, 2020

F-23

STRIKEFORCE TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current Assets:
Cash (includes VIE balances of $2,000 and $2,000, respectively)	$3,180,000	$162,000
Accounts receivable, net	12,000	20,000
Prepaid expenses	11,000	21,000

Total current assets	3,203,000	203,000

Property and equipment, net	-	2,000
Operating lease right-of-use asset	120,000	157,000
Other assets	13,000	14,000

Total Assets	$3,336,000	$376,000

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts payable and accrued expenses (includes VIE balances of $5,000 and $3,000, respectively)	$1,029,000	$1,010,000
Convertible notes payable (net of discount of $0 and $14,000, respectively; including $1,438,000 and $1,435,000 in default, respectively)	1,438,000	1,469,000
Convertible notes payable - related parties	268,000	298,000
Notes payable (net of discount of $0 and $52,000, respectively; including $1,979,000 and $2,146,000 in default, respectively) (includes VIE balances of $310,000 and $475,000, respectively)	1,978,000	2,250,000
Notes payable - related parties	693,000	952,000
Accrued interest (including $1,467,000 and $1,448,000 due to related parties, respectively) (includes VIE balances of $114,000 and $109,000, respectively)	5,383,000	5,187,000
Contingent payment obligation	1,500,000	1,500,000
Financing obligation (includes VIE balance of $1,263,000 and $1,263,000, respectively)	1,263,000	1,263,000
Operating lease liability, current portion	39,000	38,000
Derivative liabilities	-	163,000

Total current liabilities	13,591,000	14,130,000

Notes payable, long term portion	327,000	463,000
Operating lease liability, long term portion	86,000	125,000

Total Liabilities	14,004,000	14,718,000

Commitments and Contingencies

Stockholders' Deficit
Series A Preferred stock, no par value; 100 shares authorized; 3 shares issued and outstanding	987,000	987,000
Series B Preferred stock par value $0.10: 100,000,000 shares authorized; 36,667 shares issued and outstanding	4,000	4,000
Preferred stock series not designated par value $0.10: 10,000,000 shares authorized; none issued or outstanding	-	-
Common stock par value $0.0001: 4,000,000,000 shares authorized; 952,896,637 and 718,263,338 shares issued and outstanding, respectively	95,000	72,000
Additional paid-in capital	59,307,000	39,814,000
Accumulated deficit	(70,201,000)	(54,396,000)
Total StrikeForce Technologies, Inc. stockholders' deficit	(9,808,000)	(13,519,000)
Noncontrolling interest in consolidated subsidiary	(860,000)	(823,000)

Total Stockholders' Deficit	(10,668,000)	(14,342,000)

Total Liabilities and Stockholders' Deficit	$3,336,000	$376,000

See accompanying notes to the condensed consolidated financial statements.

F-24

STRIKEFORCE TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenue	$40,000	$51,000	$153,000	$162,000

Operating expenses:
Cost of revenue	7,000	2,000	18,000	11,000
Selling, general and administrative expenses	672,000	430,000	8,120,000	1,477,000
Research and development	112,000	126,000	386,000	373,000

Total operating expenses	791,000	558,000	8,524,000	1,861,000

Loss from operations	(751,000)	(507,000)	(8,371,000)	(1,699,000)

Other income (expense):
Interest expense (including $91,000 and $98,000 to related parties, respectively)	(102,000)	(177,000)	(344,000)	(510,000)
Debt discount amortization	-	(179,000)	(52,000)	(587,000)
Financing costs	-	-	(6,569,000)	-
Private placement costs	-	(37,000)	-	(140,000)
Change in fair value of derivative liabilities	-	(47,000)	(219,000)	165,000
Gain (loss) on extinguishment of debt, net	-	65,000	(286,000)	(223,000)
Other income (expense)	-	10,000	(1,000)	52,000

Other income (expense), net	(102,000)	(365,000)	(7,471,000)	(1,243,000)

Net loss	(853,000)	(872,000)	(15,842,000)	(2,942,000)

Net loss attributable to noncontrolling interest	20,000	9,000	37,000	30,000

Net loss attributable to StrikeForce Technologies, Inc.	$(833,000)	$(863,000)	$(15,805,000)	$(2,912,000)

Net loss per common share -Basic and diluted	$(0.00)	$(0.04)	$(0.02)	$(0.24)

Weighted average common shares outstanding -Basic and diluted	894,767,114	22,280,807	840,258,105	12,169,639

See accompanying notes to the condensed consolidated financial statements.

F-25

STRIKEFORCE TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020 (Unaudited)

Three months ended September 30, 2021
	Series A Preferred stock, no par value		Series B Preferred stock, par value $0.10		Common stock, par value $0.0001		Additional Paid-in	Accumulated	Noncontrolling	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Deficit
Balance at July 1, 2021	3	$987,000	36,667	$4,000	876,169,478	$88,000	$56,701,000	$(69,368,000)	$(840,000)	$(12,428,000)

Common stock issued for cash	-	-	-	-	53,800,000	5,000	2,596,000	-	-	2,601,000

Fair value of common stock issued for services	-	-	-	-	179,839	-	9,000	-	-	9,000

Fair value of vested options	-	-	-	-	-	-	-	-	-	-

Fair value of warrants issued for services	-	-	-	-	-	-	-	-	-	-

Fair value of common stock issued as a financing cost	-	-	-	-	-	-	-			-

Common stock issued upon cashless exercise of warrants	-	-	-	-	-	-	-			-

Common stock issued upon cashless exercise of options	-	-	-	-	22,747,320	2,000	1,000	-	-	3,000

Net loss	-	-	-	-	-	-	-	(833,000)	(20,000)	(853,000)

Balance at September 30, 2021 (unaudited)	3	$987,000	36,667	$4,000	952,896,637	$95,000	$59,307,000	$(70,201,000)	$(860,000)	$(10,668,000)

Nine months ended September 30, 2021
	Series A Preferred stock, no par value		Series B Preferred stock, par value $0.10		Common stock, par value $0.0001		Additional Paid-in	Accumulated	Noncontrolling	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Deficit
Balance at January 1, 2021	3	$987,000	36,667	$4,000	718,263,338	$72,000	$39,814,000	$(54,396,000)	$(823,000)	$(14,342,000)

Common stock issued for cash	-	-	-	-	119,666,450	12,000	5,356,000	-	-	5,368,000

Fair value of common stock issued for services	-	-	-	-	881,550	-	66,000	-	-	66,000

Fair value of vested options	-	-	-	-	-	-	6,387,000	-	-	6,387,000

Fair value of warrants issued for services	-	-	-	-	-	-	-	-	-	-

Fair value of common stock issued as a financing cost	-	-	-	-	45,150,500	5,000	6,564,000	-	-	6,569,000

Common stock issued upon cashless exercise of warrants	-	-	-	-	12,349,726	1,000	(1,000)	-	-	-

Common stock issued upon cashless exercise of options	-	-	-	-	39,955,655	3,000	-	-	-	3,000

Common stock issued upon conversion of notes and accrued interest	-	-	-	-	16,168,589	2,000	1,033,000	-	-	1,035,000

Common stock issued upon conversion of debt settlement	-	-	-	-	460,829	-	88,000	-	-	88,000

Net loss	-	-	-	-	-	-	-	(15,805,000)	(37,000)	(15,842,000)

Balance at September 30, 2021 (unaudited)	3	$987,000	36,667	$4,000	952,896,637	$95,000	$59,307,000	$(70,201,000)	$(860,000)	$(10,668,000)

See accompanying notes to the condensed consolidated financial statements.

F-26

STRIKEFORCE TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020 (Unaudited)

Three months ended September 30, 2020
	Series A Preferred stock, no par value		Series B Preferred stock, par value $0.10		Common stock, par value $0.0001		Additional Paid-in	Accumulated	Noncontrolling	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Deficit
Balance at July 1, 2020	3	$987,000	36,667	$4,000	9,363,610	$1,000	$30,564,000	$(46,402,000)	$(798,000)	$(15,644,000)

Fair value of common stock issued for services	-	-	-	-	10,526	-	-	-	-	-

Fair value of vested options	-	-	-	-	-	-	-	-	-	-

Fair value of warrants issued with convertible notes	-	-	-	-	-	-	35,000	-	-	35,000

Common stock issued upon conversion of notes payable and accrued interest	-	-	-	-	41,039,202	4,000	635,000	-	-	639,000

Common stock issued upon conversion of debt settlement	-	-	-	-	11,141,266	1,000	234,000	-	-	235,000

Net loss	-	-	-	-	-	-	-	(863,000)	(9,000)	(872,000)

Balance at September 30, 2020 (Unaudited)	3	$987,000	36,667	$4,000	61,554,604	$6,000	$31,468,000	$(47,265,000)	$(807,000)	$(15,607,000)

Nine months ended September 30, 2020
	Series A Preferred stock, no par value		Series B Preferred stock, par value $0.10		Common stock, par value $0.0001		Additional Paid-in	Accumulated	Noncontrolling	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Deficit
Balance at January 1, 2020	3	$987,000	36,667	$4,000	5,905,388	$1,000	$28,675,000	$(44,353,000)	$(777,000)	$(15,463,000)

Fair value of common stock issued for services	-	-	-	-	109,406	-	20,000	-	-	20,000

Fair value of vested options	-	-	-	-	-	-	216,000	-	-	216,000

Fair value of warrants issued with convertible notes	-	-	-	-	-	-	53,000	-	-	53,000

Common stock issued upon conversion of notes and interest	-	-	-	-	43,954,085	4,000	2,172,000	-	-	2,176,000

Common stock issued upon conversion of debt settlement	-	-	-	-	11,585,725	1,000	332,000	-	-	333,000

Net loss	-	-	-	-	-	-	-	(2,912,000)	(30,000)	(2,942,000)

Balance at September 30, 2020 (Unaudited)	3	$987,000	36,667	$4,000	61,554,604	$6,000	$31,468,000	$(47,265,000)	$(807,000)	$(15,607,000)

See accompanying notes to the condensed consolidated financial statements.

F-27

STRIKEFORCE TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months	For the Nine Months
	Ended	Ended
	September 30, 2021	September 30, 2020
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(15,842,000)	$(2,942,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,000	6,000
Amortization of discount	52,000	587,000
Amortization of right-of-use asset	38,000	36,000
Fair value of common stock issued for services	69,000	20,000
Fair value of vested options	6,387,000	216,000
Fair value of common stock issued for financing services	6,569,000	-
Change in fair value of derivative liabilities	219,000	(165,000)
Private placement costs	-	140,000
Loss on extinguishment of debt	286,000	223,000
Interest expense from debt settlement obligation	-	49,000
Changes in operating assets and liabilities:
Accounts receivable	8,000	(3,000)
Prepaid expenses	10,000	(18,000)
Accounts payable and accrued expenses	19,000	158,000
Accrued interest	205,000	399,000
Operating lease liability	(38,000)	(35,000)
Net cash used in operating activities	(2,014,000)	(1,329,000)

Cash flows from investing activities:
Purchases of property and equipment	-	(2,000)
Net cash used in investing activities	-	(2,000)

Cash flows from financing activities:
Proceeds from sale of common stock	5,368,000	-
Proceeds from convertible notes payable	-	689,000
Proceeds from notes payable	177,000	543,000
Proceeds from notes payable-related parties	-	263,000
Repayment of convertible note payable	-	(43,000)
Repayment of notes payable	(224,000)	(184,000)
Repayment of convertible notes payable-related parties	(30,000)	-
Repayment of notes payable-related parties	(259,000)	(4,000)
Net cash provided by financing activities	5,032,000	1,264,000

Net decrease in cash	3,018,000	(67,000)

Cash at beginning of the period	162,000	75,000

Cash at end of the period	$3,180,000	$8,000

Supplemental disclosure of cash flow information:
Interest paid	$113,000	$69,000
Income tax paid	$-	$-

Supplemental disclosure of non-cash investing and financing transactions
Fair value of derivative upon issuance of convertible debt recorded as debt discount	$-	$636,000
Common stock issued for conversion of notes and accrued interest	$1,035,000	$2,177,000
Convertible note, accrued interest, and accounts payable assumed by debt settlement obligation	$-	$198,000
Common shares issued upon conversion of debt settlement	$88,000	$333,000
Convertible note and accrued interest exchanged for common stock	$-	$985,000
Warrants issued with convertible notes	$-	$53,000

See accompanying notes to the condensed consolidated financial statements.

F-28

StrikeForce Technologies, Inc.

Notes to the Condensed Consolidated Financial Statements

Three and nine months ended September 30, 2021 and 2020

(Unaudited)

Note 1 - Organization and Summary of Significant Accounting Policies

StrikeForce Technologies, Inc. (the “Company”) is a software development and services company that offers a suite of integrated computer network security products using proprietary technology. The Company’s operations are based in Edison, New Jersey.

Basis of Presentation-Unaudited Interim Financial Information

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods have been included. The results of operations for the nine months ended September 30, 2021 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending December 31, 2021. These financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 2020 and notes thereto contained in the Annual Report on Form 10-K of the Company as filed with the SEC on April 13, 2021.

The consolidated financial statements include the accounts of the Company and its subsidiary, BlockSafe Technologies, Inc. (“BST”). BST is owned 49% by the Company and 31% by three executive officers of the Company. BST meets the definition of a variable interest entity (“VIE”) and based on the determination that the Company is the primary beneficiary of BST, BST’s operating results, assets and liabilities are consolidated by the Company. Intercompany balances and transactions have been eliminated in consolidation. At September 30, 2021, noncontrolling interests represents 51% of BST that the Company does not directly own. The Company and BST have a management agreement pursuant to which BST shall remit a management fee of $36,000 per month to the Company, and when BST reaches a milestone of $1,000,000 in financing, an additional management fee of $5,000,000 shall be owed to the Company, payable monthly over three years. The management fee is currently eliminated in consolidation. At September 30, 2021 and December 31, 2020, the amount of VIE cash on the accompanying consolidated balance cash can be used only to settle obligations of BST, and the amounts of VIE accounts payable, VIE Notes Payable, VIE Accrued Interest, and VIE Financing Obligation have no recourse to the general credit of the Company.

COVID-19

In March 2020, the World Health Organization declared coronavirus COVID-19 a global pandemic. This contagious disease outbreak, which has continued to spread, has adversely affected workforces, customers, economies, and financial markets globally. It has also disrupted the normal operations of many businesses. This outbreak could decrease spending, adversely affect demand for the Company’s products, and harm the Company’s business and results of operations.

During the nine months ended September 30, 2021 and the year ended December 31, 2020, the Company believes the COVID-19 pandemic did impact its operating results. For the year ended December 31, 2020, sales to customers decreased by 73% as compared to the prior year. However, the Company has not observed any impairments of its assets or a significant change in the fair value of its assets due to the COVID-19 pandemic. At this time, it is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on the Company’s business or results of operations, financial condition, or liquidity.

The Company has been following the recommendations of health authorities to minimize exposure risk for its team members during the pandemic, including the temporary closure of its corporate office and having team members work remotely. During the second quarter of 2021, the Company reopened its corporate office while continuing to adhere to the guidelines issued by health authorities. Many customers and vendors have transitioned to electronic submission of invoices and payments.

Reverse Split

On June 25, 2020, the Company completed a 1:500 reverse stock split of its issued and outstanding shares of common stock and all fractional shares were rounded up. All share and per share amounts have been adjusted retroactively to reflect the reverse stock split as if it had occurred at the beginning of the earliest period presented.

F-29

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, for the nine months ended September 30, 2021, the Company incurred a net loss of $15,842,000 and used cash in operating activities of $2,014,000 and at September 30, 2021, the Company had a stockholders’ deficit of $10,668,000. Also, at September 30, 2021, the Company is in default on notes payable and convertible notes payable in the aggregate amount of $3,417,000. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that these financial statements are issued. In addition, the Company’s independent registered public accounting firm, in its report on the Company’s December 31, 2020 financial statements, raised substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

At September 30, 2021, the Company had cash on hand in the amount of $3,180,000. Management estimates that the current funds on hand will be sufficient to continue operations through the next eighteen months. The Company’s ability to continue as a going concern is dependent upon its ability to continue to implement its business plan. Currently, management is attempting to increase revenues by selling through a channel of distributors, value added resellers, strategic partners and original equipment manufacturers. While the Company believes in the viability of its strategy to increase revenues, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to increase its customer base and realize increased revenues. No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stockholders, in the case of equity financing.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include those related to accounting for financing obligations, assumptions used in valuing stock instruments issued for services, assumptions used in valuing derivative liabilities, the valuation allowance for deferred tax assets, and the accrual of potential liabilities. Actual results could differ from those estimates.

Revenue Recognition

The Company follows the guidance of Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

The Company’s revenue consists of revenue from sales and support of our software products. Revenue primarily consists of sales of software licenses of our ProtectID®, GuardedID®, MobileTrust® and SafeVchat™ products. The Company usually recognizes subscription revenue over a one-month period based on a typical monthly renewal cycle in accordance with its customer agreement terms. For service contracts, the Company’s performance obligations are satisfied, and the related revenue is recognized, as services are rendered.

The Company offers no discounts, rebates, rights of return, or other allowances to clients which would result in the establishment of reserves against service revenue. Additionally, to date, the Company has not incurred incremental costs in obtaining customer contracts.

Cost of revenue includes direct costs and fees related to the sale of our products.

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The following tables present our revenue disaggregated by major product and service lines:

	Three months ended
	September 30, 2021	September 30, 2020
Software	$39,000	$49,000
Service	1,000	2,000
Total revenue	$40,000	$51,000

	Nine months ended
	September 30, 2021	September 30, 2020
Software	$148,000	$156,000
Service	5,000	6,000
Total revenue	$153,000	$162,000

Fair Value of Financial Instruments

The Company follows the authoritative guidance issued by the Financial Accounting Standards Board (“FASB”) for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. A fair value hierarchy was established, which prioritizes the inputs used in measuring fair value into three broad levels as follows:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly.

Level 3—Unobservable inputs based on the Company's assumptions.

The Company is required to use of observable market data if such data is available without undue cost and effort.

The Company believes the carrying amounts reported in the balance sheet for accounts receivable, accounts payable, accrued expenses, convertible notes, and notes payables approximate fair values because of the short-term nature of these financial instruments.

As of December 31, 2020, the Company’s balance sheet included Level 2 liabilities comprised of the fair value of embedded derivative liabilities of $163,000 (see Note 8).

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The Company evaluates embedded conversion features within its convertible debt to determine whether the embedded conversion features should be bifurcated from the host instrument and accounted for as a derivative. The fair value of the embedded derivatives are determined using Monte Carlo simulation method at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period.

Stock-Based Compensation

The Company periodically issues stock options, warrants, and shares of common stock as share-based compensation to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for such grants issued and vesting based on FASB ASC 718, Compensation – Stock Compensation (Topic 718) whereby the value of the award is measured on the date of grant and recognized as compensation expense on the straight-line basis over the vesting period. The Company recognizes the fair value of stock-based compensation within its Statements of Operations with classification depending on the nature of the services rendered.

The fair value of the Company’s stock options and warrants are estimated using the Black-Scholes-Merton Option Pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the stock options or restricted stock, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes-Merton Option Pricing model and based on actual experience. The assumptions used in the Black-Scholes-Merton Option Pricing model could materially affect compensation expense recorded in future periods.

Loss per Share

Basic loss per share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding, plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued using the treasury stock method. Diluted loss per share excludes all potential common shares if their effect is anti-dilutive. The following potentially dilutive shares were excluded from the shares used to calculate diluted earnings per share as their inclusion would be anti-dilutive:

F-31

	Nine months ended
	September 30, 2021	September 30, 2020
Options to purchase common stock	15,633,001	633,000
Warrants to purchase common stock	68,981,234	738,810
Convertible notes	21	229,203,829
Convertible Series B Preferred stock	608,886	12,619,167
Total	86,207,129	243,194,806

Concentrations

For the nine months ended September 30, 2021, sales to three customers comprised 35%, 35% and 17% of revenues, respectively. For the nine months ended September 30, 2020, sales to two customers comprised 72% and 14% of revenues, respectively. At September 30, 2021, two customers comprised 63% and 12% of accounts receivable, respectively.

The Company maintains the majority of its cash balances with one financial institution, in the form of demand deposits. At September 30, 2021, the Company had cash deposits that exceeded the federally insured limit of $250,000 per account. The Company believes that no significant concentration of credit risk exists with respect to its cash balances because of its assessment of the creditworthiness and financial viability of the financial institution.

Segments

The Company operates in one segment for the development and distribution of our software products. In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and President, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base, single sales team, marketing department, customer service department, operations department, finance and accounting department to support its operations and similarities in: economic characteristics; nature of products and services; and procurement, manufacturing and distribution processes. Since the Company operates in one segment, all financial information required by “Segment Reporting” can be found in the accompanying financial statements.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Credit Losses - Measurement of Credit Losses on Financial Instruments ("ASC 326"). ASU 2016-13 requires entities to use a forward-looking approach based on current expected credit losses (“CECL”) to estimate credit losses on certain types of financial instruments, including trade receivables. This may result in the earlier recognition of allowances for losses. ASU 2016-13 is effective for the Company beginning January 1, 2023, and early adoption is permitted. The Company does not believe the potential impact of the new guidance and related codification improvements will be material to its financial position, results of operations and cash flows.

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. ASU 2020-06 will simplify the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models will result in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. ASU 2020-06 also amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. ASU 2020-06 will be effective January 1, 2024, for the Company. Early adoption is permitted, but no earlier than January 1, 2021, including interim periods within that year. Management is currently evaluating the effect of the adoption of ASU 2020-06 on the consolidated financial statements, but currently does not believe ASU 2020-06 will have a significant impact on the Company’s accounting for its convertible debt instruments as they are not considered indexed to the Company’s own stock. The effect will largely depend on the composition and terms of the financial instruments at the time of adoption.

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In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options. ASU 2021-04 provides clarification and reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (such as warrants) that remain equity classified after modification or exchange. An issuer measures the effect of a modification or exchange as the difference between the fair value of the modified or exchanged warrant and the fair value of that warrant immediately before modification or exchange. ASU 2021-04 introduces a recognition model that comprises four categories of transactions and the corresponding accounting treatment for each category (equity issuance, debt origination, debt modification, and modifications unrelated to equity issuance and debt origination or modification). ASU 2021-04 is effective for all entities for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. An entity should apply the guidance provided in ASU 2021-04 prospectively to modifications or exchanges occurring on or after the effective date. Early adoption is permitted for all entities, including adoption in an interim period. If an entity elects to early adopt ASU 2021-04 in an interim period, the guidance should be applied as of the beginning of the fiscal year that includes that interim period. The adoption of ASU 2021-04 is not expected to have a material impact on the Company’s financial statements or disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

Note 2 - Convertible Notes Payable

Convertible notes payable consisted of the following:

	September 30, 2021	December 31, 2020
Secured
(a) AL-Bank, in default	$543,000	$543,000

Unsecured
(b) Convertible notes with fixed conversion prices, in default	895,000	895,000
(c) Convertible notes with adjustable conversion prices	-	45,000
Total convertible notes principal outstanding	1,438,000	1,483,000
Debt discount	-	(14,000)
Convertible notes, net of discount	$1,438,000	$1,469,000

(a)	During fiscal 2005, the Company issued notes payable to DART/Citco Global in the aggregate of $543,000. The notes bear interest at an average rate of 7.5% per annum, matured in December 2010, convertible to common shares at a fixed conversion price of $3.25 per share, as adjusted for applicable reverse stock splits, and secured by all of the Company’s assets. In fiscal 2009, the note holders agreed to the forbearance of any interest on the notes payable to DART/Citco Global. In August 2021, the notes were assigned to Aktieselskabet Arbejdernes Landsbank (“AL-Bank”), a financing institution based in Denmark. In September 2021, the Company executed a repayment agreement with AL-Bank whereby the Company shall make monthly payments of $10,000 to AL-Bank, starting in October 2021 and ending in January 2025, for a total of $400,000. Once the payments are made in full in accordance with the repayment agreement, the remaining balance of $143,000 shall be forgiven and will be accounted at that time.

At September 30, 2021 and December 31, 2020, the outstanding balance of convertible notes payable amounted to $543,000, respectively and in default.

(b)

During fiscals 2005 through 2007, the Company issued notes payable in the aggregate of $895,000.    The notes are unsecured, bear interest at a rate starting at 8% up to 18% per annum, were due on various dates from March 2008 to March 2015, and are currently in default.  The aggregate notes are convertible into less than one share of the Company’s common stock based on fixed conversion prices adjusted for applicable reverse stock splits.

At September 30, 2021 and December 31, 2020, the outstanding balance of convertible notes payable amounted to $895,000, respectively and in default.

(c)

During fiscal 2020, the Company issued convertible notes payable with adjustable conversion prices for aggregate proceeds of $803,000. The notes bear interest at 8% to 10% per annum, unsecured, and maturing between October 2020 and December 2021. At the option of the holder, the notes are convertible into shares of common stock of the Company at a price per share discount of 58% to 70% of the market price of the Company’s common stock, as defined, for 15 to 25 days preceding a conversion notice. The Company determined that the conversion options of the convertible notes were not considered indexed to the Company’s own stock and characterized the conversion features as derivative liabilities upon issuance (see Note 10).   The Company also granted warrants to certain note holders to purchase 638,000 shares of the Company’s common stock. As a result, the Company recorded debt discount of $803,000, to account the fair value of the derivative liabilities of $742,000, the relative fair value of the warrants granted of $53,000 and direct fees incurred of $8,000.  At December 31, 2020, the outstanding balance of the notes payable amounted to $45,000 and unamortized discount was $14,000.

During the nine months ended September 30, 2021, the remaining notes payable of $45,000 plus unpaid interest and fees of $4,000, for a total of $49,000, were converted into 16,168,589 shares of the Company’s common stock with a fair value of $1,035,000. The Company followed the general extinguishment model to record the conversion and settlement of the debt. Notes payable, accrued interest and fees converted totaled $49,000, the related unamortized debt discount totaled ($14,000), and the derivative liability related to the conversion option of these notes, after final valuation, amounted to $382,000. The fair value of the common shares issued amounted to $1,035,000 and the difference between the total debt settled and fair value of the common shares issued amounted to $618,000 and was recorded as loss on extinguishment of debt.

At September 30, 2021, the Company had no more convertible notes with adjustable conversion prices outstanding.

F-33

Note 3 - Convertible Notes Payable – Related Parties

In previous years, the Company issued convertible notes to related parties/officers in exchange for cash and/or services rendered. The notes are unsecured and are due on December 31, 2021, as amended. Certain notes payable are due to the Company’s Chief Executive Officer and have a compounded interest rate of 8% per annum. The aggregate notes are convertible into less than one share of the Company’s common stock at fixed conversion prices adjusted for applicable reverse stock splits. As of December 31, 2020, the outstanding balance of the notes payable amounted to $298,000.

During the nine months ended September 30, 2021, notes payable aggregating $30,000 were repaid. At September 30, 2021, the balance of convertible notes payable-related parties totaled $268,000.

Note 4 - Notes Payable

Notes payable consisted of the following:

	September 30, 2021	December 31, 2020
Unsecured notes
(a) Notes payable-in default	$1,639,000	$1,699,000
(b) Notes payable issued by BST-in default	310,000	475,000
(c) Note payable-PPP loans	177,000	313,000
(d) Note payable-EID loan	150,000	150,000

Secured notes payable
(e) Notes payable-in default	29,000	128,000
Total notes payable principal outstanding	2,305,000	2,765,000
Debt discount	-	(52,000)
Less current portion of notes payable, net of discount	(1,978,000)	(2,250,000)
Long term notes payable	$327,000	$463,000

(a)

In previous years, the Company issued notes payable in exchange for cash. The notes are unsecured, bear interest at a rate of 8% through 14% per annum and matured starting in fiscal 2011 up to November 2021. As of December 31, 2020, the outstanding balance of these notes payable amounted to $1,699,000 and unamortized debt discount of $52,000.

During the nine months ended September 30, 2021, $60,000 of the notes were paid and the Company amortized the debt discount of $52,000. At September 30, 2021, the outstanding balance of the notes payable was $1,639,000 and deemed in default.

(b)

In fiscal 2018, the Company’s consolidated subsidiary BlockSafe, issued promissory notes in exchange for cash. The notes are unsecured, bearing interest at a rate of 8% per annum, and matured in September 2019. At December 31, 2020, the outstanding balance of the notes payable amounted to $475,000.

During the nine months ended September 30, 2021, $65,000 of the notes were paid, and a note holder agreed to exchange $100,000 of notes payable for 460,829 shares of the Company’s common stock with a fair value of $88,000 (see Note 10). As a result, the Company recognized a gain on extinguishment of debt of $12,000 to account the difference between the note payable settled and fair value of the common stock issued.

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At September 30, 2021, the outstanding balance of the notes payable amounted to $310,000 and are deemed in default.

(c)

On April 7, 2020, the Company was granted a loan (the “PPP loan”) of $313,000, pursuant to the Paycheck Protection Program (the “PPP”) under the CARES Act. The PPP loan matures on April 7, 2022, bears interest at a rate of 1% per annum, with the first nine months of interest deferred, is payable monthly commencing on October 2020, and was unsecured and guaranteed by the U.S. Small Business Administration (“SBA”). The loan term may be extended to April 7, 2025, if mutually agreed to by the Company and lender. The PPP loan may be prepaid at any time prior to maturity with no prepayment penalties. Funds from the PPP loan may only be used for qualifying expenses as described in the CARES Act, including qualifying payroll costs, qualifying group health care benefits, qualifying rent and debt obligations, and qualifying utilities. Under the terms of the PPP, certain amounts of the loan may be forgiven if they are used for qualifying expenses. As of December 31, 2020, outstanding balance of the PPP loan amounted to $313,000.

In March 2021, the Company obtained a similar PPP loan of $177,000.

In June 2021, the April 2020 PPP loan of $313,000 was forgiven by the SBA. Pursuant to ASC 470, Debt, the Company recorded a gain of $313,000 to extinguish the PPP loan and accrued interest of $4,000.

As of September 30, 2021, outstanding balance of the PPP loan amounted to $177,000. In November 2021, the March 2021 PPP loan of $177,000 was forgiven by the SBA.

(d)

On May 15, 2020, the Company received a $150,000 loan (the “EID Loan”) from the SBA under the SBA’s Economic Injury Disaster Loan program. The EID Loan has a thirty-year term and bears interest at a rate of 3.75% per annum. Monthly principal and interest payments of $0.7 per month are deferred for twelve months and commenced in June 2021. The EID Loan may be prepaid at any time prior to maturity with no prepayment penalties. The proceeds from the EID Loan must be used for working capital. The EID Loan contains customary events of default and other provisions customary for a loan of this type.

Outstanding balance of note payable as of September 30, 2021 and December 31, 2020 amounted to $150,000, respectively. The Company was in compliance with the terms of the EID loan as of September 30, 2021. The Company was in compliance with the terms of the EID loan as of September 30, 2021.

(e)

In fiscal 2019 and 2020, the Company issued notes payable aggregating $468,000. The notes bear interest at a rate starting from 8% to 148% per annum, each agreement secured by substantially all of the assets of the Company, maturing between March 2020 and July 2021. The Company also made principal payments of $319,000, and one secured note of $21,000 was extinguished as part of a debt settlement obligation transaction. At December 31, 2020, the outstanding balance of the secured note agreements was $128,000.

During the nine months ended September 30, 2021, the Company made principal payments of $99,000.

At September 30, 2021, the outstanding balance of the secured notes payable was $29,000 and is deemed in default. The Company and the note holder are in negotiations to extend the due date of the note.

Note 5 - Notes Payable – Related Parties

Notes payable-related parties notes represent notes payable to the Company’s Chief Executive Officer ranging in interest rates of 0% per annum to 10% per annum. The notes are unsecured and the outstanding balance of these notes payable at December 31, 2020 amounted to $952,000.

During the nine months ended September 30, 2021, the Company made payments of $259,000.

At September 30, 2021, the balance of notes payable-related parties totaled $693,000 which are all due to the Company’s Chief Executive Officer. The notes are due on December 31, 2021.

F-35

Note 6 – Financing Obligation

The Company is in the process of developing Coins or Tokens which are an envisioned virtual currency. In fiscal 2018, the Company’s consolidated subsidiary BlockSafe (BST), issued promissory notes to unrelated parties aggregating $776,000. As part of issuance, the Company agreed to pay a financing obligation to the note holders equal to the note principal in tokens, as defined, to be issued by BlockSafe. In addition, the Company also agreed to issue tokens to an unrelated party in exchange for cash of $50,000.

During the year ended December 31, 2019, BlockSafe agreed to issue tokens to unrelated parties in exchange for cash of $122,000. In addition, certain note holders of promissory notes issued by BlockSafe agreed to exchange $315,000 of outstanding principal and accrued interest into the financing obligation to be paid by tokens to be issued by BlockSafe.

At September 30, 2021 and December 31, 2020, the outstanding balance of financing obligations amounted to $1,263,000, respectively, to be paid in tokens, as defined. At September 30, 2021 and through the date of filing, BST has not developed or issued any tokens and there is no assurance as to whether, or at what amount, or on what terms, tokens will be available to be issued, if ever. At September 30, 2021, as the tokens do not exist, and any amounts received for tokens are not considered equity or revenue, management determined that 100% of the obligation of $1,263,000 is a liability to be settled by BST, through the issuance of tokens, or through other means if tokens are never issued.

Note 7 – Contingent Payment Obligation

On September 6, 2017, the Company entered into a litigation funding agreement with Therium Inc. (subsequently Therium Luxembourg) and VGL Capital, LLC (collectively the “Funders”). Under the agreement, the Company received $1,500,000 from the Funders to allow the Company to pursue patent enforcement actions against infringements of its patents. In exchange, the Funders are entitled to receive, after the payment of legal fees, the first $1,500,000 from the gross proceeds of any claims awarded, 10% of any additional claim proceeds until the Funders have received an additional $7,500,000, and 2.5% of any claim proceeds thereafter. The Funders shall be paid only in the event that the Company achieves recoveries of claim proceeds.

At September 30, 2021 and December 31, 2020, the Company has reflected the $1,500,000 received from the Funders as a contingent payment obligation to be paid only if claim proceeds are recovered.

Note 8 – Derivative Financial Instruments

In prior years, the Company issued convertible notes payable whose conversion shares were not explicitly limited. As a result, the Company was unable to conclude that it had enough authorized and unissued shares available to settle the conversion option. The result was that the conversion option was bifurcated from the debt host and accounted for as a derivative liability in accordance with ASC 815, and re-measured at the end of every reporting period with the change in value reported in the statement of operations. Furthermore, since the number of shares to be issued to settle the conversion option was potentially unlimited, the Company would be unable to conclude that it has sufficient authorized and available shares to satisfy other commitments to issue shares if it did not have a sequencing policy. The Company has not adopted, documented and disclosed a sequencing approach that allows its other equity linked financial instruments and conversion options to be classified as equity if they meet the requirements of ASC 815.

The derivative liability was valued using a Monte Carlo valuation method through the assistance of a valuations specialist. The Monte Carlo valuation method uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the conversion features, and future dividends. The Monte Carlo method is used in corporate finance and mathematical finance to value and analyze (complex) instruments, portfolios and investments by simulating the various sources of uncertainty affecting their value, and then determining the distribution of their value over the range of resultant outcomes. This is usually done by help of stochastic asset models. At December 31, 2020, the balance of the derivative liabilities was $163,000.

During the nine months ended September 30, 2021, the corresponding convertible notes payable were converted to equity (see Note 2 and 10). Pursuant to current accounting guidelines, the Company determined the fair value of the derivative liability one last time which amounted to $382,000 and as a result, the Company recorded a change in fair value of $219,000. The Company also extinguished the derivative liability of $382,000 as part of loss on debt extinguishment in accordance with current accounting guidelines. At September 30, 2021, the Company has no more instruments accounted as derivative liabilities.

The fair value of the embedded derivative was determined using the following average assumptions:

	At Extinguishment	December 31, 2020
Conversion feature:
Risk-free interest rate	0.08%	0.09%
Expected volatility	424%	495%-691%
Expected life (in years)	0.41 year	0.25 to 0.57 year
Expected dividend yield	-	-

Fair Value:
Conversion feature	$382,000	$163,000

F-36

The risk-free interest rate was based on rates established by the Federal Reserve Bank. The expected volatility is based on the historical volatility of the Company’s stock. The expected life of the conversion feature of the notes was based on the remaining terms of the related notes. The expected dividend yield was based on the fact that the Company has not customarily paid dividends to its common stockholders in the past and does not expect to pay dividends to its common stockholders in the future.

The following table sets forth a summary of the changes in the estimated fair value of our embedded derivative during the nine months ended September 30, 2021 and 2020:

	Nine months ended September 30, 2021	Nine months ended September 30, 2020
Fair value at beginning of period	$163,000	$1,516,000
Recognition of derivative liabilities upon initial valuation	-	776,000
Fair value of derivative liabilities at extinguishment	(382,000)	(1,337,000)
Net change in the fair value of derivative liabilities	219,000	(165,000)
Fair value at end of period	$-	$790,000

Note 9 - Operating Lease

In January 2019, the Company entered into a noncancelable operating lease for its headquarters office requiring payments of approximately $4,000 per month, payments increasing 3% each year, and ending on January 31, 2024. We determine if an arrangement is a lease at inception. Lease assets are presented as operating lease right-of-use assets and the related liabilities are presented as lease liabilities in our consolidated balance sheets pursuant to ASC 842, Leases.

Operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Generally, the implicit rate of interest in arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments. The operating lease ROU asset includes any lease payments made and excludes lease incentives.

The components of lease expense and supplemental cash flow information related to leases for the period are as follows:

	Nine months ended September 30, 2021	Nine months ended September 30, 2020
Lease Cost
Operating lease cost (included in general and administration in the Company’s statement of operations)	$42,000	$42,000

Other Information
Cash paid for amounts included in the measurement of lease liabilities for the nine months ended September 30, 2021 and 2020	$42,000	$41,000
Weighted average remaining lease term – operating leases (in years)	2.3	3.3
Average discount rate – operating leases	10.0%	10.0%

The supplemental balance sheet information related to leases for the period is as follows:

At September 30, 2021
Operating leases
Long-term right-of-use assets	$120,000

Short-term operating lease liabilities	$39,000
Long-term operating lease liabilities	86,000
Total operating lease liabilities	$125,000

F-37

Maturities of the Company’s lease liabilities are as follows:

Year Ending	Operating Leases
2021 (remaining 3 months)	14,000
2022	58,000
2023	59,000
2024	5,000
Total lease payments	136,000
Less: Imputed interest/present value discount	(11,000)
Present value of lease liabilities	$125,000

Lease expenses were $42,000 and $42,000 during the nine months ended September 30, 2021 and 2020, respectively.

Note 10 – Stockholders’ Deficit

Common Stock

During the nine months ended September 30, 2021, the Company issued an aggregate of 137,177,418 shares of its common stock as follows:

•	During the period ended September 30, 2021, pursuant to our offering under Regulation A, the Company issued 119,666,450 shares of common stock in exchange for cash of $5,368,000, net of direct fees and commission. As part of the offering, the Company also issued warrants to certain investors and placement agent to purchase 55 million shares of common stock. The warrants are fully vested, exercisable at $0.05 per share and will expire in five years.

•	The Company issued 881,550 shares of its common stock for services, with a fair value of $66,000. The common shares were valued at the respective date of issuances. Included in this issuance was 500,000 shares of common stock with a fair value of $36,000, for the purchase of a complimentary business, Cybersecurity Risk Solutions, LLC. At the date of acquisition, Cybersecurity Risk Solutions, LLC had nominal assets and liabilities, no revenues and limited operating history. Furthermore, the Company also determined that the acquisition did not meet the requirement of a significant acquisition pursuant to the regulations of the Securities and Exchange Commission.

•	The Company issued 16,168,589 shares of common stock with a fair value of $1,035,000 upon conversion of convertible notes payable and accrued interest (see Note 2).

•	The Company issued 460,829 shares of common stock with a fair value of $88,000 as debt settlement (see Note 4).

Warrants

The table below summarizes the Company’s warrant activities for the nine months ended September 30, 2021:

	Number of Warrant Shares	Exercise Price Range Per Share	Weighted Average Exercise Price

Balance, January 1, 2021	27,405,475	$0.0045-2.90	$0.013132
Granted	55,000,000	0.05	0.05
Canceled/Expired	-	-	-
Exercised	(13,424,241)	-	-
Balance outstanding, September 30, 2021	68,981,234	$0.0045-2.90	$0.042114

Balance exercisable, September 30, 2021	68,981,234	$0.0045-2.90	$0.042114

During the nine months ended September 30, 2021, pursuant to the terms of the warrant grant, 13,333,333 warrant shares were exercised on a cashless basis in exchange for 12,349,726 shares of common stock. In addition, 90,908 warrant shares granted to a financing entity in fiscals 2019 and 2020 as part of a financing transaction was exercised. As a result of the exercise, the Company issued 45,150,500 shares of common stock with a fair value of $6,569,000. The common shares issued were valued at the date of issuance and recorded as a finance cost.

At September 30, 2021, intrinsic value of the warrants amounted to $2,657,000.

F-38

The following table summarizes information concerning outstanding and exercisable warrants as of September 30, 2021:

	Warrants Outstanding and Exercisable
Range of Exercise Prices	Number Outstanding	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price

$0.0045	13,349,242	4.00	$0.0045

$0.085	588,235	4.00	$0.085

$0.05	55,000,000	5.00	$0.05

$0.75	26,515	3.00	$0.75

$2.90	17,242	3.00	$2.90

$0.0045 - $2.90	68,981,234	4.00	$0.013132

Note 11 - Stock Options

The table below summarizes the Company’s stock option activities for the nine months ended September 30, 2021:

	Number of Options Shares	Exercise Price Range Per Share	Weighted Average Exercise Price
Balance, January 1, 2021	58,133,001	$0.005-1,121,250,000	$0.03704
Granted	-	-	-
Exercised	(42,500,000)	$0.005	$0.005
Expired	-	-	-
Balance outstanding, September 30, 2021	15,633,001	$0.005-1,121,250,000	$0.05084
Balance exercisable, September 30, 2021	15,633,001	$0.005-1,121,250,000	$0.05084

At September 30, 2021, the intrinsic value of outstanding options was $1,168,000.

In February 2021, 12,250,000 unvested options granted in fiscal 2020 were modified and such options became fully vested. Pursuant to current accounting guidelines, the Company remeasured the fair value of these options and determined their fair value to be $3,675,000 and was recorded as stock compensation expense.

During the period ended September 30, 2021, the Company recorded additional stock compensation expense of $2,712,000 to account for options granted in the prior year that vested. In addition, the Company also issued 39,955,655 shares of the Company’s common stock upon cashless exercise of 42,500,000 options.

The following table summarizes information concerning the Company’s stock options as of September 30, 2021:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price

$1,121,250,000	1	2	$1,121,250,000	1	2	$1,121,250,000
$0.005	15,000,000	10	$0.005	15,000,000	10	$0.005
$2.85	126,000	7	$2.85	126,000	7	$2.85
$2.05	115,000	9	$2.05	115,000	9	$2.05
$3.125	392,000	6	$3.125	392,000	6	$3.125
$0.0041 - 975,000,000	15,633,001	6.8	$0.05084	15,633,001	6.8	$0.05084

Note 12 – Subsequent Events

Subsequent to September 30, 2021, the Company issued 24,155 shares of common stock for services with a fair value of $2,000.

Subsequent to September 30, 2021, the Company granted options to purchase an aggregate of 2,500,000 shares of its common stock to an employee. The options have an exercise price of $0.005 per share, vest over six months, and expire in 10 years.

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StrikeForce Technologies Inc.

50,000,000 Common Shares

PROSPECTUS

The date of this prospectus is December __, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an itemized statement of all expenses in connection with the common shares to be registered pursuant to the registration statement. We will bear all other costs, fees and expenses incurred in effecting the registration of the common shares pursuant to the registration statement. All expenses other than the Commission registration fee are estimates.

Commission registration fee	$253
Estimated legal fees and expenses	15,000
Estimated accounting fees and expenses	5,000
Estimated miscellaneous expenses	-
Estimated total	$20,253

Item 14. Indemnification of Directors and Officers

Wyoming corporation law provides that:

•

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

•

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•

to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our articles of incorporation require us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suite or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

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Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

Subsequent to September 30, 2021, we issued 24,155 shares of common stock for services with a fair value of $2,000.

Subsequent to September 30, 2021, we granted options to purchase an aggregate of 2,500,000 shares of our common stock to an employee. The options have an exercise price of $0.005 per share, vest over six months, and expire in 10 years.

The above offerings, apart from the offerings registered pursuant to the Securities Act of 1933, were made in reliance upon the exemption from registration under Rule 506 of Regulation D promulgated under the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933, based on the following: (a) the investors confirmed to us that they were “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933 and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) where applicable, the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act of 1933, and agreed to transfer such securities only in a transaction registered under the Securities Act of 1933 or exempt from registration under the Securities Act; and (e) where applicable, a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequent registered under the Securities Act of 1933 or transferred in a transaction exempt from registration under the Securities Act of 1933.

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Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Index to Exhibits

Exhibit Number	Description
1.1	Placement Agreement dated July 7, 2020, by and between StrikeForce Technologies, Inc. and Spencer Clarke LLC (23)
1.2	Addendum to Placement Agreement dated November 11, 2020, by and between StrikeForce Technologies, Inc. and Spencer Clarke LLC (25)
1.3	Addendum to Placement Agreement dated April 20, 2021, by and between StrikeForce Technologies, Inc. and Spencer Clarke LLC (28)
3.1	Amended and Restated Certificate of Incorporation of StrikeForce Technologies, Inc. (1)
3.2	By-laws of StrikeForce Technologies, Inc. (1)
3.3	Amended By-laws of StrikeForce Technologies, Inc. (2)
3.4	Amended By-laws of StrikeForce Technologies, Inc. (3)
3.5	Articles of Amendment of StrikeForce Technologies, Inc. (2)
3.6	Amendments to Articles of Incorporation (6)
3.7	Amendments to Articles of Incorporation (7)
3.8	Registration of Classes of Securities (8)
3.9	Amendments to Articles of Incorporation (9)
3.10	Registration of Classes of Securities (10)
3.11	Amendments to Articles of Incorporation (11)
3.12	Registration of Classes of Securities (12)
3.13	Amendments to Articles of Incorporation (13)
3.14	Amendments to Articles of Incorporation (14)
3.15	Amendments to Articles of Incorporation (15)
3.16	Amendments to Articles of Incorporation (16)
3.17	Amendments to Articles of Incorporation (17)
3.18	Amendments to Articles of Incorporation (18)
3.19	Amendments to Articles of Incorporation (22)
3.20	Amendments to Articles of Incorporation (26)
4.1	Form of Convertible Promissory Note-Related Party (24)
4.2	Form of Promissory Note-Related Party (24)
4.3	Form of Warrant (29)*
5.1	Legal Opinion of Joseph I. Emas, Attorney at Law
10.1	Employment Agreement dated as of May 20, 2003, by and between StrikeForce Technologies, Inc. and Mark L. Kay (1)
10.2	Irrevocable Waiver of Conversion Rights of Mark L. Kay (4)
10.3	Irrevocable Waiver of Conversion Rights of Ramarao Pemmaraju (4)
10.4	Irrevocable Waiver of Conversion Rights of George Waller (4)
10.5	CFO Consultant Agreement with Philip E. Blocker (4)
10.6	2012 Stock Option Plan (5)
10.7	Asset Purchase Agreement between StrikeForce Technologies, Inc. and Cyber Safety, Inc., dated August 24, 2015 (18)
10.8	Amendment to the Asset Purchase Agreement and Distributor and Reseller Agreement between StrikeForce Technologies, Inc. and Cyber Safety, Inc. (19)
10.9	Execution of Litigation Funding Agreement (20)
10.10	BlockSafe Technologies, Inc. Intellectual Property License Agreement (21)
10.11	BlockSafe Technologies, Inc. Management Agreement (21)
10.12	BlockSafe Technologies, Inc. Amended Management Agreement (21)
10.13	Software License and Development Agreement, amendment two, by and between StrikeForce Technologies, Inc. and Intersections, Inc., dated October 1, 2010 (24)
10.14	Form of Settlement and Exchange Agreement (26)
10.15	Cybersecurity Risk Solutions LLC Member Interest Purchase Agreement, dated April 15, 2021 (27)
21	List of Subsidiaries*
23.1	Legal Opinion of Joseph I. Emas, Attorney at Law (included in Exhibit 5.1) *
23.2	Consent of Independent Certified Public Accountants*
101	XBRL data files of Financial Statement and Notes contained in this Registration Statement on Form S-1 *

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________________

(1)	Filed as an exhibit to the Registrant’s Form SB-2 dated as of May 11, 2005 and incorporated herein by reference.
(2)	Filed as an exhibit to the Registrant’s Form 8-K dated February 4, 2011 and incorporated herein by reference.
(3)	Filed as an exhibit to the Registrant's Form 10-Q dated December 13, 2010 and incorporated herein by reference.
(4)	Filed as an exhibit to the Registrant’s Form S-1/A dated July 31, 2012 and incorporated herein by reference.
(5)	Filed in conjunction with the Registrant’s Form 14A filed October 5, 2012 and incorporated herein by reference.
(6)	Filed as an exhibit to the Registrant’s Form 8-K dated February 5, 2013 and incorporated herein by reference.
(7)	Filed as an exhibit to the Registrant’s Form 8-K dated May 14, 2013 and incorporated herein by reference.
(8)	Filed as an exhibit to the Registrant’s Form 8-A dated July 29, 2013 and incorporated herein by reference.
(9)	Filed as an exhibit to the Registrant’s Form 8-K dated August 22, 2013 and incorporated herein by reference.
(10)	Filed as an exhibit to the Registrant’s Form 8-A dated October 3, 2013 and incorporated herein by reference.
(11)	Filed as an exhibit to the Registrant’s Form 8-K dated October 3, 2013 and incorporated herein by reference.
(12)	Filed as an exhibit to the Registrant’s Form 8-A dated December 31, 2013 and incorporated herein by reference.
(13)	Filed as an exhibit to the Registrant’s Form 8-K dated December 31, 2013 and incorporated herein by reference.
(14)	Filed as an exhibit to the Registrant’s Form 8-K dated March 18, 2014 and incorporated herein by reference.
(15)	Filed as an exhibit to the Registrant’s Form 8-K dated December 22, 2014 and incorporated herein by reference.
(16)	Filed as an exhibit to the Registrant’s Form 8-K dated February 13, 2015 and incorporated herein by reference.
(17)	Filed as an exhibit to the Registrant’s Form 8-K dated August 4, 2015 and incorporated herein by reference.
(18)	Filed as an exhibit to the Registrant’s Form 8-K dated August 24, 2015 and incorporated herein by reference.
(19)	Filed as an exhibit to the Registrant’s Form 8-K dated February 2, 2016 and incorporated herein by reference.
(20)	Filed as an exhibit to the Registrant’s Form 8-K dated September 11, 2017 and incorporated herein by reference.
(21)	Filed as an exhibit to the Registrant’s Form 10-Q dated June 30, 2018 and incorporated herein by reference.
(22)	Filed as an exhibit to the Registrant’s Form 8-K dated June 25, 2020 and incorporated herein by reference.
(23)	Filed as an exhibit to the Registrant’s Form 1-A dated July 13, 2020 and incorporated herein by reference.
(24)	Filed as an exhibit to the Registrant’s Form 1-A.1 dated September 11, 2020 and incorporated herein by reference.
(25)	Filed as an exhibit to the Registrant’s Form 1-A.1 dated November 12, 2020 and incorporated herein by reference.
(26)	Filed as an exhibit to the Registrant’s Form 8-K dated February 8, 2021 and incorporated herein by reference.
(27)	Filed as an exhibit to the Registrant’s Form 8-K dated April 19, 2021 and incorporated herein by reference.
(28)	Filed as an exhibit to the Registrant’s Form 1A/A- dated April 26, 2021 and incorporated herein by reference.
(29)	Filed as an exhibit to the Registrant’s Form 8-K dated September 22, 2021 and incorporated herein by reference.

___________

* Filed herewith.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

i. To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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C. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

ii. Any free writing Prospectus relating to the offering prepared or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

That for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

“Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Edison, New Jersey on December 13, 2021.

STRIKEFORCE TECHNOLOGIES, INC.

Dated: December 13, 2021	By:	/s/ Mark L. Kay
Mark L. Kay
Chief Executive Officer

Dated: December 13, 2021	By:	/s/ Philip E. Blocker
Philip E. Blocker
Chief Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Mark L. Kay	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	December 13, 2021
Mark L. Kay

/s/ Philip E. Blocker	Chief Financial Officer (Principal Financial and Accounting Officer)	December 13, 2021
Philip E. Blocker

/s/ Ramarao Pemmaraju	CTO and Secretary	December 13, 2021
Ramarao Pemmaraju

/s/ George Waller	EVP and Director	December 13, 2021
George Waller

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